UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Walgreen Co.
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108 Wilmot Road

Deerfield, Illinois 60015

November 19, 2012

Dear Walgreens Shareholder:

Please join us Wednesday, January 9, 2013, at 2:00 p.m., Central Time, for our Annual Shareholders’ Meeting. As in past years, the meeting will be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois. For your convenience, a trolley service will run from the Navy Pier parking garages to Entrance 2, Lobby 3.

Fiscal 2012 marked a year of significant progress for Walgreens as we pursue our mission to become “My Walgreens” for everyone in America, the first choice for health and daily living. We resolved a challenging pharmacy network issue, crystallized and accelerated our ongoing strategic transformation and established a strong platform for growth and long-term value creation, both globally and in new lines of business. We returned more than $1.9 billion to shareholders in fiscal 2012 through dividends and share repurchases, including an increase in our dividend for the 37th consecutive year. Over the past five years, our dividend has achieved a compound annual growth rate of nearly 24 percent.

The strategic partnership with Europe-based Alliance Boots, which owns one of the continent’s largest pharmacy chains, is a powerful accelerant of Walgreens long-term growth plan. The Walgreens-Alliance Boots partnership combines the strengths and expertise of two iconic brands with complementary geographic footprints, shared values and a heritage of trusted healthcare services dating back more than 100 years.

Please mark your calendar for January 9. Closed captioning will be offered during the entire meeting, including questions and answers. If you are unable to attend the meeting in person, please join us online at Walgreens.com at 2:00 p.m., Central Time, that day to hear a live broadcast. A video re-broadcast is expected to be available on our website by Monday, January 14.

Your vote is very important. Whether or not you plan to attend the meeting, please vote at your earliest convenience by following the instructions in the notice of internet availability of proxy materials or the proxy card you received in the mail.

Our very best wishes for a happy and healthy holiday season, and thank you for your continued trust and confidence in Walgreens.

Sincerely,

JAMES A. SKINNER	GREGORY D. WASSON
Chairman of the Board	President and Chief Executive Officer

108 Wilmot Road

Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Wednesday, January 9, 2013

TO THE SHAREHOLDERS OF WALGREEN CO.:

The Annual Meeting of Shareholders of Walgreen Co., an Illinois corporation, will be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 9, 2013, at 2:00 p.m. Central Standard Time.

The Annual Meeting is being held for the following purposes:

(1)	To elect 13 directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

(2)	To approve, on an advisory basis, the compensation of our named executive officers (a “Say-on-Pay” vote);

(3)	To approve the Walgreen Co. 2013 Omnibus Incentive Plan;

(4)	To ratify the appointment of Deloitte & Touche LLP as Walgreen Co.’s independent registered public accounting firm for the fiscal year ending August 31, 2013;

(5)	To consider a shareholder proposal on a policy regarding accelerated vesting of equity awards of senior executives upon a change in control; and

(6)	To transact such other business as may properly come before the meeting or any adjournment.

Only shareholders of record at the close of business on November 12, 2012 are entitled to vote at the Annual Meeting and any adjournment.

Shareholders are cordially invited to attend the Annual Meeting. If attending, please bring the admission ticket mailed to you and at least one form of photo identification.

We are pleased to again be using the Securities and Exchange Commission “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each shareholder. As a result, we are mailing to most shareholders a notice instead of a printed copy of this proxy statement and our fiscal 2012 Annual Report. The notice contains instructions on how to access those documents over the Internet and how to submit voting instructions. The notice also contains instructions on how shareholders may, if desired, request a printed copy of our proxy materials. Shareholders who do not receive a notice will receive a printed copy of the proxy materials and our fiscal 2012 Annual Report by mail unless they have previously requested electronic delivery.

To vote your shares, please follow the instructions in the notice of internet availability of proxy materials or the proxy card you received in the mail. If you vote by telephone or via the Internet, you need not return a proxy card. You may revoke your proxy at any time before your shares are voted at the meeting by notifying the Corporate Secretary of Walgreen Co. in writing or by validly submitting another proxy by telephone, Internet or mail. If you are present at the meeting, you may vote your shares in person, which will supersede your proxy. If you hold shares through a broker or other custodian, please check the voting instructions provided to you by that broker or custodian.

Your vote is important. Whether or not you plan to attend the meeting in person, please vote at your earliest convenience. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting even if you are unable to attend.

By order of the Board of Directors,

THOMAS J. SABATINO, JR.
Corporate Secretary

November 19, 2012

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

General Information	Items to be Voted On

Meeting:  Annual Meeting of Shareholders

Meeting Location:  Grand Ballroom of Navy Pier,
600 E. Grand Avenue, Chicago, Illinois

Date:  2:00 p.m. Central Standard Time on January 9, 2013

Record Date:  November 12, 2012

Common Shares Outstanding as of Record Date:  945,754,463

Stock Symbol:  WAG

Stock Exchanges:  NYSE, NASDAQ and Chicago

Registrar & Transfer Agent:  Wells Fargo

State and Year of Incorporation:  Illinois (1909)

Corporate Headquarters:  108 Wilmot Road, Deerfield, Illinois 60015

Corporate website:  www.walgreens.com

Investor Relations website:  investor.walgreens.com

	Proposal	Board Recommendation
	No. 1: Election of 13 directors	For
	No. 2:“Say-on-pay” advisory vote to approve named executive officer compensation	For
	No. 3: Approval of the Walgreen Co. 2013 Omnibus Incentive Plan	For
	No. 4: Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013	For
	No. 5: Shareholder proposal on a policy regarding accelerated vesting of equity awards of senior executives upon a change in control	Against
Corporate Governance	Executive Compensation

Board Meetings in fiscal 2012:  9

Standing Board Committees (Meetings in fiscal 2012):   Audit (8); Compensation (4); Nominating and Governance (4); and Finance (4)

Majority Vote Standard in Election of Directors:  Yes

Separate Chairman and CEO:  Yes

Independent Directors Meet without Management:  Yes

Staggered Board:  No (all directors elected annually)

Shareholder Rights Plan:  No

Charter amendment to remove various super-majority vote requirements implemented in 2011

Director and Officer Share Ownership Guidelines:  Yes

Hedging and Short Sale Policy:  Yes

CEO:  Gregory D. Wasson (age 54; tenure as CEO: 4 years)

Fiscal 2012 CEO Total Direct Compensation:

Base Salary:  $1,295,833

Annual Performance Bonus:  $1,150,052

Long-Term Incentives:  $8,918,921

Recoupment Policy:  Yes

Key Elements of our Executive Compensation Program:

¡ Long-Term Equity Incentives comprised of:

- 40% stock options (3 year cliff vesting; realized value, if any, is dependent on stock price appreciation);

- 35% performance shares (shares earned, if any, varies based on Company performance over a 3 fiscal year period); and

- 25% restricted stock units (vest after 3 years if Company performance criteria are achieved).

These long-term equity incentives represented 75% of our CEO’s and, on average, 54% of our other NEOs’ total compensation in fiscal 2012.

¡ Annual Cash Incentive:  the amount of an executive’s performance bonus, if any, under our Management Incentive Plan depends on the extent to which annual performance criteria are achieved. Represented 10% of our CEO’s and, on average, 12% of our other NEOs’ total compensation in fiscal 2012.

¡ Competitive Base Salary

¡ Other Benefit Plans and Programs such as 401(k) plan,
opportunity to defer compensation, and limited perquisites
(with no tax gross-ups).

Fiscal 2012 Highlights

•Announced a strategic partnership with Alliance Boots to create the world’s first pharmacy-led, health and wellbeing enterprise

•Completed our three-year plan to refresh Walgreens stores with our “customer-centric retailing” initiative

•Expanded our “Well Experience” store format to a total of nearly 350 locations

•Strengthened our growing specialty pharmacy position by acquiring certain assets of BioScrip, Inc.

•Purchased a 144-store regional drugstore chain in the mid-South region of the country

Director Nominees (13)				Board Committees
Name	Director Since	Inde- pendent	Position	Audit	Comp.	Nom. & Corp. Gov.	Finance
Janice M. Babiak	2012	*	Former Partner, Ernst & Young LLP	*			*
David J. Brailer	2010	*	Chairman, Health Evolution Partners	*			*
Steven A. Davis	2009	*	Chairman and CEO, Bob Evans Farms, Inc.		*	*
William C. Foote	1997	*	Former Chairman and CEO, USG Corporation		*	*
Mark P. Frissora	2009	*	Chairman and CEO, Hertz Global Holdings, Inc. and The Hertz Corporation			*	*
Ginger L. Graham	2010	*	President and CEO, Two Trees Consulting, Inc.		*		*
Alan G. McNally	1999	*	Former Chairman and CEO, Harris Bank			*	*
Dominic P. Murphy	2012		Partner, Kohlberg Kravis Roberts & Co. L.P.				*
Stefano Pessina	2012		Executive Chairman, Alliance Boots GmbH				*
Nancy M. Schlichting	2006	*	President and CEO, Henry Ford Health System	*	*
Alejandro Silva	2008	*	Chairman and CEO, Evans Food Group, Inc.	*		*
James A. Skinner	2005	*	Chairman of the Board, Walgreen Co.
Gregory D. Wasson	2009		President and CEO, Walgreen Co.

Questions and Answers about the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

This Proxy Statement is being distributed beginning on or about November 19, 2012 to all shareholders of record as of the close of business on November 12, 2012 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Walgreen Co. to be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 9, 2013, at 2:00 p.m. Central Standard Time. This proxy statement describes the business that will be transacted at the Annual Meeting and how you can vote your shares. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any adjournments of the Annual Meeting. References in this proxy statement to “Walgreens,” the “Company,” “we,” “us” or “our” refer to Walgreen Co. except as otherwise indicated or the context otherwise requires.

How may I receive proxy materials?

We are pleased to again this year be using the Securities and Exchange Commission “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each shareholder. As a result, we are mailing to most of our shareholders a notice about the Internet availability of the proxy materials (the “Notice of Internet Availability”) that contains instructions on how to access this proxy statement, the accompanying notice of annual meeting and our fiscal 2012 Annual Report online. If you received the Notice of Internet Availability by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy materials and how you may submit your proxy. The notice also contains instructions on how shareholders may, if desired, request a printed copy of our proxy materials.

Shareholders who do not receive the Notice of Internet Availability will receive a printed copy of the proxy materials and our fiscal 2012 Annual Report by mail unless they have previously requested electronic delivery. We are providing notice of the availability of those materials by e-mail to those shareholders who have previously elected to receive the proxy materials and annual report electronically. Those shareholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Who can attend the Annual Meeting?

Only shareholders of Walgreens as of the record date, November 12, 2012, their authorized representatives and guests of Walgreens may attend the Annual Meeting. To attend the meeting in person, you will need an admission ticket or an account statement showing your ownership of Walgreens stock as of November 12, 2012, and a government-issued photo identification. An admission ticket is included with the proxy materials if you received a printed copy of the proxy materials. A Notice of Internet Availability in your name can also serve as your admission ticket. Large bags, backpacks, briefcases, cameras, recording equipment and other electronic devices will not be permitted in the meeting, and attendees may be subject to security inspections.

Who is entitled to vote?

Only shareholders of record of Walgreen Co. common stock at the close of business on November 12, 2012, are entitled to notice of, and to vote at, the Annual Meeting. As of that date, 945,754,463 common shares of Walgreen Co. were outstanding. Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast an equal number of votes for each of the thirteen nominees, distribute their votes among as many nominees as they choose, or cast all their votes for one nominee. Shareholders may not cumulate their votes against a nominee.

Shareholders of Record.    If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and a Notice of Internet Availability or a set of proxy materials is being provided to you directly by Walgreens. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

“Street Name” Shareholders.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice of Internet Availability or proxy materials were forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. Since you are not the shareholder of record, however, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

What proposals are being voted on at the Annual Meeting? What are the Board of Directors’ voting recommendations?

	Proposal	Board Recommendation

No. 1	The election to the Board of Directors of the thirteen persons nominated by the Board, each for a term of one year ending at the next Annual Meeting.	“FOR”

No. 2	Say-on-Pay: An advisory vote to approve the compensation of our named executive officers.	“FOR”

No. 3	Approval of the Walgreen Co. 2013 Omnibus Incentive Plan.	“FOR”

No. 4	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending August 31, 2013.	“FOR”

No. 5	Shareholder proposal on a policy regarding accelerated vesting of equity awards of senior executives upon a change in control.	“AGAINST”

The proxy holders intend to vote each proxy received by them in accordance with the direction of the shareholder completing the proxy. If you grant a proxy to allow your shares to be represented at the Annual Meeting, but do not indicate how your shares should be voted on one or more matters listed above, then the proxies will vote your shares as the Board of Directors recommends for those matters. If you grant a proxy to allow your shares to be represented at the Annual Meeting with no further instructions on the election of directors, the proxy holders have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board of Directors, although they have no present intention of doing so. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment. Other than the matters listed above, Walgreens knows of no other matters to be presented at the meeting.

How do I vote?

Shareholders of Record:  If you are a shareholder of record and you received a printed copy of the proxy materials by mail, you may vote in person at the Annual Meeting or by one of the following methods:

•	By Mail. Complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided;

•	By Telephone. Call the toll-free telephone number set forth on the proxy card (1-800-690-6903) and follow the recorded instructions; or

•	By Internet. Access the secure Internet website registration page identified on the proxy card and follow the instructions.

Please refer to the specific instructions set forth on the proxy card you received.

If you are a shareholder of record and you received a Notice of Internet Availability of Proxy Materials, you may vote in person at the Annual Meeting, by accessing the secure Internet website registration page identified on the Notice of Internet Availability and following the instructions, or by mail or telephone if you request a printed copy of the proxy materials by calling the toll-free telephone number set forth on the Notice of Internet Availability (1-800-579-1639). Please refer to the specific instructions set forth in the Notice of Internet Availability you received.

Please note that the Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on January 8, 2013. The individuals named as proxies on the proxy card will vote your shares in accordance with your instructions.

Street Name Shareholders:  If your shares are held by a broker, bank or other nominee, you should have received instructions on how to vote or instruct the broker to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. If you give the broker voting instructions, your shares will be voted as you direct. Please note that brokers may not vote your shares on the election of directors, on compensation matters or on shareholder proposals in the absence of your specific instructions as to how to vote. Please provide your voting instructions so your vote can be counted.

Street name shareholders may generally vote by one of the following methods:

•

By Mail.  If you received a printed copy of the proxy materials, you may vote by signing, dating and returning the voting instruction card sent to you by your broker, bank or other nominee in the pre-addressed envelope provided;

•

By Methods Listed on Voting Instruction Card.  Please refer to your voting instruction card or other information provided by your broker, bank or other nominee to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the record holder; or

•

In Person with a Proxy from the Record Holder.  A street name shareholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her brokerage firm, bank or other nominee and present that proxy and proof of identification at the Annual Meeting to vote. Please consult the voting instruction card provided to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

If you are a shareholder of record and choose to cumulate your votes in the election of directors, you must notify our Corporate Secretary in writing prior to the Annual Meeting or, if you vote in person at the Annual Meeting, notify the chair of the meeting prior to the commencement of voting. If you hold shares beneficially through a broker, bank or other nominee and wish to cumulate votes, you should contact your broker, bank or nominee.

If my shares are held in street name, how will my shares be voted if I do not return voting instructions to my broker?

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may vote your shares in its discretion on matters designated as routine under the rules of the New York Stock Exchange (“NYSE”). However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the beneficial owner. If you hold your shares in street name and do not provide voting instructions to your broker, your broker will have discretion to vote your shares only on proposal No. 4, because the ratification of the appointment of the Company’s independent registered public accounting firm appointment is considered a routine matter. Each of the other items to be submitted for a vote of shareholders at the Annual Meeting is considered non-routine under applicable NYSE rules. “Broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal.

What constitutes a quorum at the Annual Meeting?

A majority of the outstanding shares, represented at the Annual Meeting in person or by proxy, will constitute a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting to transact business. Abstentions and broker non-votes are counted as shares represented at the meeting for purposes of determining a quorum. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

How many votes are needed to have the proposals pass?

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required to elect each director and approve each proposal.

How are the votes counted?

With respect to each proposal, only proxies and ballots that indicate votes “For,” “Against” or “Abstain” on the proposals or that provide the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote. If you elect to abstain, the abstention will have the same effect as an “against” vote on these proposals. Shares constituting broker non-votes are not counted as shares represented in person or by proxy and entitled to vote on a non-routine matter and, therefore, are not counted for the purpose of determining whether shareholders have approved the proposal.

Can I change my vote after I return the proxy card, or after voting by telephone or electronically?

If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions:

•	by giving timely written notice of the revocation to the Corporate Secretary of Walgreens;

•	by submitting another timely proxy by telephone, Internet or mail in accordance with the instructions provided with the proxy card or Notice of Internet Availability you received; or

•	by voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by timely contacting your bank, broker or other holder of record in accordance with that entity’s procedures. You may also vote in person at the Annual Meeting if you obtain a legal proxy.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. The proxy confers discretionary authority to the persons named in the proxy, or their substitutes, to vote on any other business that may properly come before the meeting.

How does the Company Shareholders Agreement entered into in connection with the Alliance Boots transaction affect the Annual Meeting?

On August 2, 2012, upon the closing of the acquisition by the Company of 45% of the issued and outstanding share capital of Alliance Boots GmbH (“Alliance Boots”), the Company, Kohlberg Kravis Roberts & Co. L.P. (“KKR”, and together with certain of its affiliates, the “KKR Investors”), Stefano Pessina (and together with certain of his affiliates, the “SP Investors”) and other shareholders of AB Acquisitions Holdings Limited (the “Seller”) receiving Company common stock in the transaction (together with the KKR Investors and the SP Investors, the “Investors”) entered into a Shareholders’ Agreement regarding, among other things, certain rights and obligations of the Investors as shareholders of the Company (the “Company Shareholders Agreement”).

Pursuant to the Company Shareholders Agreement, for so long as the SP Investors and the KKR Investors continue to meet certain common stock beneficial ownership thresholds and subject to certain other conditions, the SP Investors and the KKR Investors, respectively, are each entitled to designate a nominee for election to the Board of Directors of the Company. Stefano Pessina, the Executive Chairman of Alliance Boots, is the designee of the SP Investors, and Dominic P. Murphy, a Partner of KKR, is the designee of the KKR Investors, and each is included in the Company’s slate of director nominees in Proposal No. 1.

In addition, the SP Investors and KKR Investors have agreed, for so long as the SP Investors have the right to designate a nominee for election to the Company’s Board of Directors (or Mr. Pessina continues to serve as Executive Chairperson or Chief Executive Officer of Alliance Boots), and for so long as the KKR Investors have the right to designate a nominee for election to the Company’s Board of Directors, subject to certain exceptions, to vote all of their Company shares in accordance with the Company Board’s recommendation on all matters submitted to a vote of Company shareholders. For additional information, see “Certain Relationships and Related Transactions-Investment in Alliance Boots” below.

Is my vote confidential?

Yes, any information that identifies a shareholder or the particular vote of a shareholder is kept confidential and will not be disclosed to Walgreens unless required by law or requested by you.

Who counts the votes?

Broadridge Financial Solutions, Inc. will tabulate the proxies and a representative of Hagberg and Associates will act as the inspector of election. Each firm is independent of Walgreens.

How can I find out the voting results?

We expect to announce preliminary results at the Annual Meeting. We will report final voting results in a Form 8-K filing with the Securities and Exchange Commission following the Annual Meeting.

Who will pay for the costs involved in the solicitation of proxies?

Walgreens will bear the expenses incurred to solicit proxies. We will pay all costs of preparing, assembling, printing and distributing the proxy materials. Solicitation may be made by mail, facsimile, email, in person and by telephone. Officers, directors and employees of Walgreens may help solicit proxies for no additional compensation. We have retained Alliance Advisors LLC to assist in soliciting proxies for a fee of approximately $12,000, plus reasonable out-of-pocket expenses. We will, upon request, reimburse brokerage firms and other nominees or fiduciaries for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of our common stock.

PROPOSAL 1

Election of Directors

There are thirteen nominees identified below for election to the Board of Directors to hold office for one year or until their successors are elected and qualified. David Schwartz, a current member of the Board, has reached the retirement age established under the Company’s Corporate Governance Guidelines and will retire from the Board when his current term expires upon the election of directors at the Annual Meeting.

Should any nominee unexpectedly become unavailable for election, the Nominating and Governance Committee will recommend, and the Board of Directors will substitute (in accordance with the Company Shareholders Agreement in the case of a nominee designated pursuant to that agreement), a replacement nominee, unless the Board instead chooses to reduce the number of directors serving on the Board. The proxy holders will vote all proxies received by them for any such replacement nominee. The Board of Directors does not anticipate that any nominee will be unable to serve.

Set forth below are the names, ages, principal occupations and other information about the director nominees. Also included is a description of the specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that each nominee is well-qualified to serve as a member of our Board of Directors.

• Director since 2005 • Independent • Chairman of the Board

James A. Skinner, 68—Chairman of the Board of Walgreen Co. since July 2012. Mr. Skinner previously served McDonald’s Corporation as Vice Chairman from January 2003 to June 2012, as Chief Executive Officer from November 2004 to June 2012 and as a director from 2004 to June 2012. Since 2005, Mr. Skinner has served as a director of Illinois Tool Works Inc., where he chairs the board’s compensation committee and serves on the nominating and corporate governance committee. He also serves as a trustee of the Ronald McDonald House Charities.

Significant Experience/Competencies

• Former Public Company CEO

• General Management & Business Operations

• Consumer-facing Industry

• Consumer Marketing

• Supply Chain & Logistics

• Real Estate

• Mergers & Acquisitions

• International

• Strategy Development

• Risk Management

• Finance

• Public Relations/Communications

• Human Capital

Overview of Board Qualifications

Mr. Skinner’s experience serving as the Chief Executive Officer of one of the largest global companies, as well as his experience in a range of management positions within McDonald’s, provides him with great breadth and depth of understanding of the strategic, operational, financial and human capital issues facing public companies. It also gives him valuable insights and perspectives with respect to our retail operations. Mr. Skinner’s roles on other public company boards also enable him to draw on various viewpoints in his service on our Board.

• Director since 2012 • Independent • Audit Committee • Finance Committee

Janice M. Babiak, 54—Former Partner at Ernst & Young LLP (“E&Y”), where she held a variety of roles with the firm in the United States and the United Kingdom between 1982 and 2009. After joining the firm’s audit practice in 1982, she helped found E&Y’s technology security and risk services practice in 1996 and its global climate change and sustainability services practice in 2008. Ms. Babiak served as Managing Partner of E&Y’s Regulatory & Public Policy practice in the Northern Europe, Middle East and India and Africa (NEMIA) region and as a Board Member for the NEMIA region from July 2006 to July 2008, and as Global Leader of E&Y’s Climate Change and Sustainability Services practice from July 2008 to December 2009. Ms. Babiak served as a non-executive director and chair of the Audit Committee of Logica plc, a publicly-traded technology company headquartered in the United Kingdom, from January 2010 until August 2012 when Logica was acquired. She is a Certified Public Accountant, Certified Information Systems Auditor, and Certified Information Security Manager. She also is a Chartered Accountant in Great Britain and serves as a Council Member of the Institute of Chartered Accountants.

Significant Experience/Competencies

• Retail Industry

• General Management & Business Operations

• Consumer-facing Industry

• Regulated Industry

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• International

• Strategy Development

• Risk Management

• Finance

Overview of Board Qualifications

Ms. Babiak brings to the Board her great depth of experience in the areas of audit, accounting and finance, having spent her career as a partner at the accounting firm Ernst & Young LLP, including service as partner for a number of retail and healthcare-related industry clients, until her retirement in December 2009. With her extensive accounting knowledge and experience, she is well-qualified to serve on our Finance Committee and as a designated financial expert on our Audit Committee. Her international experience, leadership in the areas of climate change and sustainability, and experience working with and serving on the audit committees of other publicly-traded companies, further contributes to the perspective and judgment that she brings to service on our Board.

• Director since 2010 • Independent • Audit Committee • Finance Committee

David J. Brailer, M.D., Ph.D., 53—Chairman of Health Evolution Partners, a private equity firm focused on the healthcare industry, since 2006. Dr. Brailer served as National Coordinator for Health Information Technology within the Department of Health and Human Services of the U.S. federal government from May 2004 to April 2006. He was a Senior Fellow at the Health Technology Center from 2002 to 2004. Previously, he served as Chairman and Chief Executive Officer and a director of CareScience, Inc., a provider of care management services and Internet-based healthcare solutions, from 1992 to 2002. Prior to that, he was Adjunct Assistant Professor of Health Care Systems at The Wharton School of Business at the University of Pennsylvania.

Significant Experience/Competencies

• Former Public Company CEO

• General Management & Business Operations

• Healthcare Industry; Regulated Industry

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• International

• Strategy Development

• Risk Management

• Finance

• Public Relations/Communications

• IT/E-commerce

Overview of Board Qualifications

With his experience as Chairman and Chief Executive Officer of CareScience, Inc. for more than 10 years and his subsequent experience with the U.S. federal government, where he was commonly referred to as the “health information technology czar,” Dr. Brailer provides the Board with strong technology and e-commerce experience coupled with business leadership and expertise in particular with respect to strategy formulation and the healthcare industry. In addition, Dr. Brailer brings to the Board insight and knowledge of investment and market conditions in the healthcare industry.

• Director since 2009 • Independent • Compensation Committee • Chair of Nominating and Governance Committee

Steven A. Davis, 54—Chairman of the Board (since September 2006) and Chief Executive Officer (since May 2006) of Bob Evans Farms, Inc. Mr. Davis was President of Long John Silver’s and A&W All-American Food Restaurants (Yum! Brands) from January 2002 to May 2006 and Senior Vice President and General Manager of Pizza Hut, Inc. (Yum! Brands) from 1993 to 2002. He has served as a director of Bob Evans Farms, Inc. since May 2006 and, from May 2006 through September 2009, Mr. Davis served as a director of CenturyLink (successor to Embarq Corporation). From 1984 to 2003, Mr. Davis was employed by Kraft General Foods in a series of brand leadership positions. Mr. Davis also serves on the board of directors of JobsOhio, a nonprofit corporation that seeks to lead job creation and economic development efforts in Ohio, the James Cancer Hospital Foundation at Ohio State University, and as a trustee of the Ohio Business Roundtable Executive Committee.

Significant Experience/Competencies

• Current Public Company CEO

• General Management & Business Operations

• Retail Industry; Consumer-facing Industry

• Consumer Marketing

• Merchandising

• Supply Chain & Logistics

• Hospital Board

• Real Estate

• Healthcare Industry; Regulated Industry

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• Strategy Development

• Finance

• Public Relations/Communications

Overview of Board Qualifications

Mr. Davis brings valuable management expertise and business leadership, as well as a broad understanding of the strategic, operational and financial issues facing public companies, to the Board and its Compensation and Nominating and Governance Committees. Mr. Davis has extensive experience in the marketing and branding of retail products, in multi-unit retail, and with respect to mergers and acquisitions. His experience serving as a board and committee member (audit, finance and governance) of other publicly-traded companies is also valued by the Board.

• Director since 1997 • Independent • Chair of Compensation Committee • Nominating and Governance Committee

William C. Foote, 61—Independent business advisor. Mr. Foote served USG Corporation, a manufacturer and distributor of building materials, as Chairman of the Board from April 1996 to December 2011, as Chief Executive Officer from January 1996 to December 2010 and as President from September 1999 to January 2006. He also serves as a director of Kohler Co., Chairman of the Board of The Federal Reserve Bank of Chicago, and a life trustee of Northwestern Memorial HealthCare in Chicago.

Significant Experience/Competencies

• Former Public Company CEO

• General Management & Business Operations

• Supply Chain & Logistics

• Hospital Board

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• Strategy Development

• Finance

• Public Relations/Communications

Overview of Board Qualifications

With many roles as a corporate director over the years and his experience as Chairman and Chief Executive Officer of USG for 15 years, Mr. Foote provides the Board with strong business leadership, expertise in strategy formulation, financial acumen and substantial experience with respect to corporate governance matters. These roles, in addition to his service as Chairman of The Federal Reserve Bank of Chicago, enable Mr. Foote to have valuable insights and perspectives with regard to business and market conditions.

• Director since 2009 • Independent • Chair of Finance Committee • Nominating and Governance Committee

Mark P. Frissora, 57—Chairman of the Board (since January 2007) and Chief Executive Officer (since July 2006) of Hertz Global Holdings, Inc. and The Hertz Corporation. Mr. Frissora was Chief Executive Officer of Tenneco Inc. from November 1999 to July 2006 and President of the automotive operations of Tenneco Inc. from April 1999 to July 2006. He served as the Chairman of Tenneco Inc. from March 2000 to July 2006. Mr. Frissora is a director of Hertz Global Holdings, Inc. and from June 2002 through November 2009, served as a director of NCR Corporation, where he chaired the compensation and human resource committee. He also is a director of Delphi Automotive PLC and is a member of their finance and nominating and governance committees.

Significant Experience/Competencies

• Current Public Company CEO

• General Management & Business Operations

• Consumer-facing Industry

• Consumer Marketing

• Merchandising

• Supply Chain & Logistics

• Real Estate

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• International

• Strategy Development

• Finance

• Public Relations/Communications

• Human Capital

Overview of Board Qualifications

Mr. Frissora brings to the Board a deep knowledge and understanding of retail businesses, and the leadership abilities, strategic management skills, and financial and operational expertise to compete in highly competitive retail markets. In addition, his experience as chief executive officer of Hertz and Tenneco and his experience serving on other public company boards provides Mr. Frissora with an understanding of the strategic, operational and financial issues facing public companies and enable him to draw on various perspectives and viewpoints in his service on the Board.

• Director since 2010 • Independent • Compensation Committee • Finance Committee

Ginger L. Graham, 56—President and Chief Executive Officer of Two Trees Consulting, Inc., a healthcare and executive leadership consulting firm, since November 2007. Senior Lecturer at Harvard Business School from October 2009 to June 2012. Previously, Ms. Graham was President (from September 2003 to June 2006) and Chief Executive Officer (from September 2003 to March 2007) of Amylin Pharmaceuticals, a biopharmaceutical company, and served as a director of that company from 1995 to 2009. From 1994 to 2003, she held various positions with Guidant Corporation, a cardiovascular medical device manufacturer, including Group Chairman, Office of the President, President of the Vascular Intervention Group, and Vice President. Ms. Graham has served as a director and a member of the audit committee of Genomic Health, Inc., a NASDAQ listed company, since December 2008.

Significant Experience/Competencies

• Former Public Company CEO

• General Management & Business Operations

• Healthcare Industry; Regulated Industry

• Mergers & Acquisitions

• International

• Strategy Development

• Finance

• Public Relations/Communications

• Human Capital

Overview of Board Qualifications

Ms. Graham brings to the Board her extensive experience in senior management and leadership roles in the healthcare industry, including experience leading companies in drug, device and product development and commercialization. The Board values her insights and experience, including her service on the faculty of Harvard Business School teaching classes in entrepreneurship. She also brings to her service on the Board and the Compensation and Finance Committees valuable experience as a director of publicly and privately held life sciences companies and as a consultant to healthcare companies regarding strategy, leadership, team building and capability building.

• Director since 1999 • Independent • Finance Committee • Nominating and Governance Committee

Alan G. McNally, 67—Chairman of the Board of Walgreen Co. from October 2008 to July 2012. Mr. McNally was the acting Chief Executive Officer of Walgreen Co. from October 2008 to February 2009 and lead director of the Board from January 2008 to October 2008. Mr. McNally has served as Special Advisor to BMO Financial Corp. (formerly known as Harris Financial Corp.) since January 2007. He was Chairman of the Board of Harris Financial Corp. from April 1998 to May 2006, Chief Executive Officer from April 1998 to September 2002, and a director from May 2006 through December 2006. Mr. McNally was Chairman of the Board of Harris Trust and Savings Bank and Harris Bankcorp, Inc. from April 1995 to January 2004 and Chief Executive Officer from September 1993 to September 2002.

Significant Experience/Competencies

• Former CEO

• Former Non-Executive Chairman

• General Management & Business Operations

• Consumer-facing Industry

• Consumer Marketing

• Hospital Board

• Regulated Industry

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• International

• Strategy Development

• Risk Management

• Finance

• Public Relations/Communications

Overview of Board Qualifications

The Board believes that Mr. McNally’s demonstrated leadership skills and broad-based business acumen, together with his independence, prior service as the Company’s non-executive Chairman of the Board and extensive strategic, financial, operational and management experience gained in the financial services industry, enable him to provide valuable insights regarding the Board and its governance and oversight responsibilities. In addition to his prior roles as Chairman and Chief Executive Officer of Harris Bank and as Chairman and acting Chief Executive Officer of Walgreens from October 2008 to February 2009, the Board values Mr. McNally’s experience from his prior service as non-executive Chairman of the Board of Harris Financial Corporation and, earlier in his career, of MasterCard International.

• Director since 2012 • Finance Committee

Dominic P. Murphy, 45—Mr. Murphy is a Partner of Kohlberg Kravis Roberts & Co. L.P. (KKR). Mr. Murphy was nominated by the KKR Investors pursuant to the Company Shareholders Agreement. He is responsible for the development of KKR’s activities in the United Kingdom and Ireland, is head of its healthcare industry team in Europe, is a director of Kohlberg Kravis Roberts & Co., Ltd. (UK) and is a member of the firm’s European investment and portfolio management committees. He has served as a member of the Board of Alliance Boots and certain of its affiliates since 2007 and as a member of the Board of Ambea Holding AB, a healthcare and care services company serving the Nordic region of Europe, since 2010. Since joining KKR in 2005, he has played a significant role in the investments in Alliance Boots, Ambea AB and SBS Broadcasting Group. Mr. Murphy was formerly a Partner at Cinven Partners LLP, a European based private equity firm, from 1996 to 2004 and an investment manager with 3i Group plc, an international investment management firm, from 1994 to 1996. Mr. Murphy serves as a member of the Great Ormond Street Hospital Children’s Charity Corporate Partnerships Board and of the National Portrait Gallery Development Council.

Significant Experience/Competencies

• General Management & Business Operations

• Healthcare Industry; Regulated Industry

• Mergers & Acquisitions

• International

• Strategy Development

• Finance

• Public Relations/Communications

• Human Capital

Overview of Board Qualifications

Mr. Murphy brings to the Board his considerable international and private equity business experience gained through his role in KKR private equity investments. The Board values his insights and experience, including his substantial merger and acquisition, corporate finance and retail and healthcare industry experience, as well as his in-depth familiarity with Alliance Boots and the markets in which it operates. He also brings to his service on the Board valuable experience as a director of publicly and privately held healthcare companies.

• Director since 2012 • Finance Committee

Stefano Pessina, 71—Mr. Pessina has served as Executive Chairman of Alliance Boots since July 2007, having previously served as its Executive Deputy Chairman. Mr. Pessina was nominated to serve on the Board by the SP Investors pursuant to the Company Shareholders Agreement. Prior to the merger of Alliance UniChem and Boots plc, Mr. Pessina was Executive Deputy Chairman of Alliance UniChem, previously having been its Chief Executive for three years through December 2004. Mr. Pessina was appointed to the Alliance UniChem Board in 1997 when UniChem merged with Alliance Santé, the Franco-Italian pharmaceutical wholesale group which he established in Italy in 1977. Mr. Pessina also serves on the Board of Directors of Galenica AG, a publicly-traded Swiss healthcare group, and a number of private companies.

Significant Experience/Competencies

•  Private Company Executive Chairman

•  Former Public Company CEO
and Executive Deputy Chairman

•  General Management & Business Operations

•  Healthcare Industry; Regulated Industry

•  Mergers & Acquisitions

•  International

•  Strategy Development

•  Finance

•  Public Relations/Communications

•  Human Capital

Overview of Board Qualifications

As Executive Chairman of Alliance Boots, Mr. Pessina brings to the Board an in-depth knowledge of Alliance Boots and the healthcare and retail industries. Mr. Pessina’s substantial international business experience and business acumen provide the Board with valued strategic, financial and operational insights and perspectives. The Board also values his significant merger and acquisition experience as well as his experience gained serving on the boards of public and private healthcare and retail companies. He brings valued perspective and judgment to Board discussions regarding the Company’s competitive landscape and strategic opportunities and challenges.

• Director since 2006 • Independent • Audit Committee • Compensation Committee

Nancy M. Schlichting, 58—Chief Executive Officer of the Henry Ford Health System since June 2003. Ms. Schlichting was Executive Vice President and Chief Operating Officer of the Henry Ford Health System from June 1999 to June 2003, and President and Chief Executive Officer of Henry Ford Hospital from August 2001 to June 2003. She also serves as Chair of the Detroit Regional Chamber and as a director of the Kresge Foundation, where she chairs the board’s compensation committee.

Significant Experience/Competencies

•  Current CEO

•  General Management & Business Operations

•  Consumer-facing Industry

•  Consumer Marketing

•  Healthcare Industry; Regulated Industry

•  Hospital Board

•  Corporate/Institutional Relationship Management

•  Strategy Development

•  Finance

•  Human Capital

Overview of Board Qualifications

As a result of her leadership of hospitals and health systems, Ms. Schlichting brings to her service on the Board and its Audit and Compensation Committees a deep knowledge and understanding of the healthcare industry. The Board also highly values her experience and insights gained at Henry Ford Health System, where she has been responsible for the strategic and operational performance of a leading integrated health system, including an academic medical center, community hospitals, a health plan, a multi-specialty medical group, and an ambulatory and health retail network. Henry Ford Health System was a 2011 Malcolm Baldridge National Quality Award recipient.

• Director since 2008 • Independent • Audit Committee • Nominating and Governance Committee

Alejandro Silva, 65—Chairman of the Board and Chief Executive Officer of Evans Food Group, Inc., a producer of snack foods, since October 1985. Mr. Silva has served as a director of the PrivateBancorp, Inc. since 2005. Mr. Silva is also a director of the Chicago Transit Authority, where he chairs the committee on finance, audit and budget, and lends his experience to numerous Chicago civic organizations, including the Renaissance Schools Fund, the Museum of Science and Industry, the Field Museum of Natural History and the Ravinia Festival.

Significant Experience/Competencies

• Current CEO

• General Management & Business Operations

• Consumer-facing Industry

• Consumer Marketing

• Merchandising

• Hospital Board

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• International

• Strategy Development

• Risk Management

• Finance

Overview of Board Qualifications

Mr. Silva is a successful entrepreneur who brings his strong entrepreneurial, management and leadership skills to the Board and its Audit and Nominating and Governance Committees. As Chief Executive Officer of Evans Food Group, Mr. Silva has valuable experience in the areas of business strategy, operations, business growth, consumer marketing and merchandising, and brings this perspective to boardroom discussions. He also brings public company and civic board experience gained through service as a director of PrivateBancorp, the Chicago Transit Authority and other civic organizations.

• Director since 2009 • President and Chief Executive Officer

Gregory D. Wasson, 54—President and Chief Executive Officer since February 2009. Mr. Wasson was President and Chief Operating Officer from May 2007 to February 2009, Executive Vice President from October 2005 to May 2007, Senior Vice President from February 2004 to October 2005 and Vice President from October 2001 to February 2004. He was also President of Walgreens Health Services from March 2002 to May 2007. Mr. Wasson has served as a director of Alliance Boots since August 2012.

	Significant Experience/Competencies	Overview of Board Qualifications

• General Management & Business Operations

• Retail Industry

• Consumer Marketing

• Merchandising

• Supply Chain & Logistics

• Real Estate

• Healthcare Industry; Regulated Industry

• Corporate/Institutional Relationship Management

• Mergers & Acquisitions

• Strategy Development

• Risk Management

• Finance

• Public Relations/Communications

• Human Capital

As President and Chief Executive Officer, Mr. Wasson leads our senior management team and brings to the Board an in-depth knowledge of our Company and the retail and healthcare industries. A graduate of Purdue University’s School of Pharmacy, Mr. Wasson has served in a variety of management capacities over his 32-year career at Walgreens including store operations, pharmacy benefit management and senior management with enterprise-wide responsibilities. This experience enables him to provide the Board with critical insights regarding our business and the dynamic environment in which we compete. Mr. Wasson provides a valuable and unique perspective in Board discussions about the Company’s business, competitive landscape, relationships with key constituencies, senior leadership, strategic opportunities and challenges, and operating and financial performance.

The Board of Directors unanimously recommends that shareholders vote FOR the nominees set forth above. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice.

The Board of Directors, Board Committees and Corporate Governance

The Board of Directors met in person and by telephone nine times and there were 20 meetings of Board Committees during the 2012 fiscal year. The Company’s Corporate Governance Guidelines state that directors are expected to attend the Annual Meeting of Shareholders and all meetings of the Board and the Committees of which they are members, unless prevented by unavoidable circumstances. Each director attended all of the regularly scheduled Board meetings and at least 90% of the aggregate number of meetings of the Board and Committees on which he or she served during the periods for which he or she served. All of the directors then serving attended the Company’s Annual Meeting of Shareholders on January 11, 2012.

The Board believes that, as a matter of policy, at least two-thirds of the Company’s Board members should be independent. Accordingly, the Board conducts an annual review as to whether each of its directors qualifies as independent. As permitted by the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange listing standards, the Board has determined categorically that any relationship within the parameters set forth below will not impair the independence of a director:

1)

The director or a member of the director’s immediate family is, or has been during the entity’s last fiscal year, an executive officer or director of an entity with which the Company has ordinary course business dealings and such entity has, directly or indirectly, made payments to, or received payments from, the Company during the entity’s last fiscal year equal to less than the greater of $200,000 or 2% of the entity’s consolidated gross revenue for the entity’s last fiscal year; or

2)

The director or a member of the director’s immediate family is an executive officer, director or trustee or was an executive officer, director or trustee of a charitable or other not-for-profit entity during the entity’s last fiscal year and the Company’s contributions to the entity during the entity’s last fiscal year are: (a) less than the greater of $200,000 or 2% of the entity’s total annual charitable receipts for the entity’s last fiscal year; and (b) less than 5% of the Company’s total annual contributions to charitable or other not-for-profit entities. The Company’s matching of employee charitable contributions is not included in the Company’s annual charitable contributions for this purpose.

In making independence determinations, the Board considers relationships involving directors and their immediate family members that may implicate New York Stock Exchange, The NASDAQ Global Select Market or Chicago Stock Exchange listing standards or other applicable law, and relies on information derived from Company records, questionnaires completed by directors and inquiries of other relevant parties.

For the directors and nominees for director identified herein as independent, the relationships reviewed by the Board as part of its most recent independence determinations included Walgreens commercial relationships with entities: (i) at which Board members then served as officers, including Evans Food Group, Inc. (Mr. Silva), Henry Ford Health System (Ms. Schlichting), Hertz Global Holdings, Inc. and The Hertz Corporation (Mr. Frissora), McDonald’s Corporation (Mr. Skinner) and USG Corporation (Mr. Foote); (ii) in which Board members or their immediate family members then held an aggregate 10% or more direct or indirect interest; and (iii) at which Board members then served as outside director, trustee, special advisor or lecturer including the Chicago Transit Authority (Mr. Silva), Foot Locker, Inc. (Mr. Schwartz), BMO Financial Corp. (Mr. McNally), Harvard Business School (Ms. Graham), Kohler Co. (Mr. Foote) and Northwestern Memorial HealthCare (Mr. Foote). The relationships with the entities noted above involved Walgreens purchase or sale of products and services in the ordinary course of business on arm’s-length terms and under circumstances that did not impair the relevant director’s independence under applicable law or listing standards. The aggregate amount in each case was within the Company’s categorical standard for commercial transactions described above, other than payments by the Company to the Chicago Transit Authority (CTA), a political subdivision of the State of Illinois. Along with various other retailers, the Company is an authorized vendor of CTA mass transit passes in the ordinary course of its business. The aggregate amount paid by the Company for CTA passes is not material to the Company and represented approximately 3.7% of CTA consolidated gross revenues in its most recent fiscal year. Mr. Silva serves as a non-employee director of the CTA. He is not a partner, shareholder or executive officer of the CTA and had no role in the terms or existence of the Company’s relationship with the CTA. In each instance noted above, the Board concluded that the relationship did not impair the independence of the director. In addition, no director or nominee identified herein as independent or entity affiliated with such a director or nominee had a relationship with Walgreens whereby professional services were provided to the Company.

The Board also considered the amounts of our contributions to charitable institutions or other non-profit organizations for which certain of our directors serve as an officer, director or trustee, which in each case was within the categorical standard for contributions described above. In each instance, the Board concluded that the relationship did not impair the independence of the director.

Upon completion of its annual review, the Board of Directors determined that Ms. Babiak, Dr. Brailer, Mr. Davis, Mr. Foote, Mr. Frissora, Ms. Graham, Mr. McNally, Ms. Schlichting, Mr. Schwartz, Mr. Silva and Mr. Skinner are independent under the applicable listing standards of the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange, as well as the Company’s standards.

The non-management members of the Board of Directors meet in executive sessions in conjunction with each quarterly Board meeting. As the non-executive chairman, Mr. Skinner presides at those sessions.

The Board has adopted a written charter for each committee, as well as Corporate Governance Guidelines that address the Board’s composition and governance. Each committee reviews its committee charter annually and submits any recommended changes to the Board. The Board has also adopted a Code of Business Conduct that applies to all of the Company’s employees, officers and directors, as well as a Code of Ethics for Financial Executives that applies to and has been signed by the Chief Executive Officer, the Chief Financial Officer and the Controller. These materials can be found on the Company’s website at investor.walgreens.com, and may be obtained by writing: Walgreen Co., Attn: Shareholder Relations, Mail Stop #1833, 108 Wilmot Road, Deerfield, Illinois 60015. Changes to or waivers, if any, of the Company’s Code of Business Conduct for directors and executive officers or the Company’s Code of Ethics for Financial Executives would be promptly disclosed on the Company’s website.

Committees

During fiscal year 2012, the Board of Directors had standing Audit, Compensation, Nominating and Governance and Finance Committees. Members of the Audit, Compensation and Nominating and Governance Committees are required to be independent in accordance with applicable rules and regulations. The Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Governance Committees is independent as defined in the Company’s independence standards, the rules of the Securities and Exchange Commission (in the case of the Audit Committee), and the listing standards of the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange. As of the date of this proxy statement, committee membership was as follows:

Director Name	Audit Committee		Compensation Committee		Finance Committee		Nominating and Governance Committee
Ms. Babiak	X	(1)			X	(1)
Dr. Brailer	X				X
Mr. Davis			X	(2)			X	*
Mr. Foote			X	*			X
Mr. Frissora					X	*	X
Ms. Graham			X		X
Mr. McNally					X	(2)	X	(2)
Mr. Murphy					X	(3)
Mr. Pessina					X	(3)
Ms. Schlichting	X		X
Mr. Schwartz	X	*			X
Mr. Silva	X						X
Mr. Skinner(4)

*	Chair of Committee.

(1)	Appointed to Committee effective April 9, 2012.

(2)	Appointed to Committee effective July 11, 2012.

(3)	Appointed to Committee effective October 10, 2012.

(4)	As independent Chairman of the Board (since July 11, 2012), Mr. Skinner attends meetings of all Board Committees.

Audit Committee

The Audit Committee met eight times during fiscal year 2012. The Committee is composed of Mr. Schwartz, Chairman, Ms. Babiak, Dr. Brailer, Ms. Schlichting and Mr. Silva. Mr. Skinner served on the Committee prior to his appointment as non-executive Chairman of the Board on July 11, 2012. Ms. Babiak joined the Committee on April 9, 2012.

Each member of the Committee meets the current financial literacy requirements of the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange. The Board of Directors has also determined that Mr. Schwartz and Ms. Babiak meet the definition of audit committee financial expert under the rules promulgated by the Securities and Exchange Commission.

The Committee assists in the oversight of matters relating to the Company’s financial reporting processes and systems. Specific tasks include overseeing the quality and integrity of the Company’s financial statements, the Company’s compliance with certain regulatory requirements, and internal accounting controls. The Committee also reviews the performance of the Company’s outside auditor and the internal audit function, and oversees policies associated with financial risk assessment and risk management.

Compensation Committee

The Compensation Committee met four times during fiscal year 2012. The Committee is composed of Mr. Foote, Chairman, Mr. Davis, Ms. Graham and Ms. Schlichting. Mr. Skinner served as Chair of the Committee prior to his appointment as non-executive Chairman of the Board on July 11, 2012 and was succeeded as Chair of the Committee by Mr. Foote. Mr. Davis joined the Committee on that date.

The Committee determines the various elements of executive compensation and oversees executive succession planning. With respect to succession planning for the Chief Executive Officer, the Committee works in conjunction with the Nominating and Governance Committee. The Committee maintains authority and responsibility for the administration of the Company’s executive compensation programs, including base salaries, the annual performance-based Management Incentive Plan, the Long-Term Performance Incentive Plan, the Executive Stock Option Plan, certain executive deferred compensation plans and perquisites. The Committee also reviews management’s proposals regarding certain employee benefit plans and makes recommendations regarding such proposals to the Board of Directors.

The Committee consists solely of non-management directors who are independent under applicable securities laws and stock exchange rules. The Committee is supported in its work by its outside independent compensation consultant, as well as the Company’s Human Resources management, which provides data and other information.

The Committee is assisted by Mercer LLC (“Mercer”), an independent outside compensation consultant. Mercer provides to the Committee information regarding market compensation and practices, assists the Committee in the review and evaluation of such compensation and practices, and advises the Committee on compensation decisions, particularly with respect to the compensation of the Company’s Chief Executive Officer. Mercer also assists the Nominating and Governance Committee in the review and evaluation of director compensation and practices.

Mercer’s fees for executive and director compensation consulting services provided to the Committee with respect to Walgreens in fiscal year 2012 were approximately $147,000. In addition, we paid Mercer approximately $14,000 for manuals and compensation survey data in fiscal year 2012. Mercer does not currently provide any additional services to the Company. Mercer is a wholly-owned subsidiary of Marsh & McLennan Companies (“MMC”). MMC and its affiliates other than Mercer provided certain services not related to executive and director compensation, primarily insurance brokerage, to Walgreens and its affiliates in fiscal year 2012 and received compensation totaling approximately $1,690,000. (This amount does not include insurance premiums that are paid through MMC to insurance carriers on behalf of Walgreens.) These non-compensation related services and fees are not subject to the Committee’s review or approval.

The Committee has reviewed and considered (1) the services Mercer performed for the Committee during fiscal 2012, (2) the non-compensation related services performed by MMC and its affiliates for Walgreens and its affiliates in fiscal 2012, (3) the relationships among Walgreens, Mercer and MMC, and (4) the quality and objectivity of the services Mercer consultants provided to the Committee. The Committee noted that the Mercer consultants providing service to the Committee do not market or sell to Walgreens or its affiliates the non-compensation related services performed by MMC, and those consultants receive no incentive or other compensation based on the fees paid by Walgreens and its affiliates for these other services. In addition, Mercer’s professional standards prohibit its consultants from considering any other relationships Mercer or any of its affiliates may have with Walgreens and its affiliates in rendering advice and recommendations to the Committee. Based on its review, the Committee has concluded that the advice it receives from Mercer is objective and not influenced by MMC’s other relationships with Walgreens or its affiliates.

For additional information regarding the operation of the Committee and the role of outside compensation consultants, see “Executive Compensation—Compensation Discussion and Analysis” below.

Finance Committee

The Finance Committee met four times during fiscal year 2012. The Committee is composed of Mr. Frissora, Chairman, Ms. Babiak, Dr. Brailer, Ms. Graham, Mr. McNally, Mr. Murphy, Mr. Pessina and Mr. Schwartz. Ms. Babiak joined the Committee on April 9, 2012. Mr. Davis served on the Committee until July 11, 2012 and Mr. McNally joined the Committee on that date. Messrs. Murphy and Pessina joined the Committee on October 10, 2012.

The Committee reviews the financial policies, requirements and practices of the Company and makes recommendations to the Board of Directors concerning such matters. Specific responsibilities include reviewing the Company’s capital allocation, capital structure, dividend policy, capital expenditures, operating income, cash flow and liquidity.

Nominating and Governance Committee

The Nominating and Governance Committee met four times during fiscal year 2012. The Committee is composed of Mr. Davis, Chairman, Mr. Foote, Mr. Frissora, Mr. McNally and Mr. Silva. Mr. Foote served as Chair of the Committee until July 11, 2012 when he was succeeded by Mr. Davis. Mr. McNally joined the Committee on July 11, 2012.

The Committee considers matters related to corporate governance, makes recommendations to the Board of Directors regarding various elements of director compensation, develops general criteria regarding the qualifications and selection of Board members and recommends candidates for election to the Board of Directors.

Director Selection Process

The Board of Directors seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its shareholders. Desired qualities to be considered include:

Experience:

•	high-level leadership experience in business or administrative activities, and significant accomplishments;

•	expertise in key facets of corporate management;

•	breadth of knowledge about issues affecting the Company; and

•	proven ability and willingness to contribute special competencies to Board activities.

Personal attributes:

•	personal integrity;

•	loyalty to the Company and concern for its success and welfare;

•	willingness to apply sound and independent business judgment;

•	awareness of a director’s vital role in the Company’s good corporate governance and citizenship;

•	no present conflict of interest;

•	willingness to devote the time necessary for meetings and for consultation on Company matters;

•	willingness to assume broad fiduciary responsibility; and

•	enthusiasm about the prospect of serving.

When recommending to the full Board the slate of directors to be nominated for election at the annual meeting of shareholders, the Nominating and Governance Committee reviews the qualifications and backgrounds of nominees for director, as well as the overall composition of the Board. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending for nomination a group of individuals that can best perpetuate our success and represent shareholder interests through the exercise of sound business judgment. As part of this evaluation, the Committee assesses whether the group of nominees is comprised of individuals with a diversity of perspectives, backgrounds and professional experiences that would enhance the Board’s success at achieving these goals. With regard to diversity among the group of nominees, the Board, in accordance with our Corporate Governance Guidelines, considers diversity in broad terms, including consideration of competencies, experience, geography, gender, ethnicity, race and age, with the goal of obtaining diverse perspectives, backgrounds and professional experiences. With respect to continuing non-employee directors, the Nominating and Governance Committee also focuses on continued independence, transactions that may present conflicts of interest, changes in principal business activities and overall contribution to the Board. Nominees may be suggested by directors, members of management, shareholders or a third-party firm engaged to recommend director candidates.

The Nominating and Governance Committee may engage a consulting firm to help identify candidates for director who meet the Company’s qualifications, and did so with respect to Ms. Babiak. Generally, the firm screens candidates against specific qualifications, develops profiles and prepares biographies of each candidate. The firm also assists in the interview process. The Chairman of the Nominating and Governance Committee and/or the Chairman of the Board, acting on behalf of the full Board, extends the formal invitation to become a Board nominee.

Pursuant to the Company Shareholders Agreement, the SP Investors and the KKR Investors, respectively, are each entitled to designate a nominee for election to the Board of Directors of the Company at the Annual Meeting. The SP Investors have designated Mr. Pessina, and the KKR Investors have designated Mr. Murphy as nominees for service on the Board. These nominees, like all of our director nominees, are subject to election by our shareholders at the Annual Meeting. Pursuant to the Company Shareholders Agreement, the Board waived the retirement age requirement set forth in the Company’s Corporate Governance Guidelines with respect to Mr. Pessina upon his designation by the SP Investors as a nominee for election to the Board. The SP Investors and the KKR Investors, respectively, each are entitled to designate a replacement director to fill a vacancy resulting from the death, disability, removal or resignation of their prior designee, subject to the terms and conditions of the Company Shareholders Agreement. For additional information, see “Certain Relationships and Related Transactions-Investment in Alliance Boots” below.

Consideration of Director Candidates for the 2013 Annual Meeting

The Nominating and Governance Committee welcomes shareholder suggestions of director candidates for consideration by the Committee. Shareholders should write to the Nominating and Governance Committee, Walgreen Co., Attention: Corporate Secretary, 108 Wilmot Road, Deerfield, Illinois 60015. Shareholders should provide the candidate’s name, biographical data, qualifications and the candidate’s written consent to being named as a nominee in the Company’s Proxy Statement and to serve as a director, if elected. If selected by the Nominating and Governance Committee, candidates will be required to satisfy any additional requirements of the Nominating and Governance Committee and the Company’s By-laws.

The SP Investors and the KKR Investors may each designate a director nominee pursuant to the Company Shareholders Agreement discussed above under “Director Selection Process.” Other shareholders can nominate candidates for election as a director by following the procedures set forth in the Company’s By-laws. A shareholder wishing to directly nominate a director candidate must notify the Corporate Secretary of the Company in writing on or after September 11, 2013 and not later than October 11, 2013, at Walgreen Co., Attention: Corporate Secretary, 108 Wilmot Road, Deerfield, Illinois 60015 and must comply with all of the other requirements of Article II, Section 15(c) of the Company’s By-laws and any applicable provision of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. By-law requirements include providing the identity of the candidate, the name and address of the proposing shareholder and the underlying beneficial owner, if any, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in the Company’s securities. The Company’s By-laws require that shareholders nominating director candidates provide additional disclosure regarding the person nominated, including information the Company deems appropriate to ascertain the candidate’s qualifications to serve on the Company’s Board of Directors, disclosure of compensation arrangements between the candidate, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

Communications with the Board of Directors

All interested parties may communicate with the Chairman or the directors by regular mail directed to Walgreen Co., Attention: Corporate Secretary, 108 Wilmot Road, Deerfield, Illinois 60015. The Corporate Secretary or his designee will collect and organize all such communications, discarding any that are solicitations or are irrelevant to the Board’s responsibilities. The remaining communications will be forwarded to the appropriate member or group of members of the Board, who shall determine how such communications should be addressed.

Board Leadership Structure

As stated in the Company’s Corporate Governance Guidelines, the Board believes that the Board’s leadership structure is part of the overall governance process and is a matter to be considered based upon circumstances. The Company’s By-laws provide that the Chairman of the Board may, but need not be, the Chief Executive Officer. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in any way that is in the best interests of our Company at a given point in time based upon then-prevailing circumstances. The Board believes that the decision as to who should serve in those roles, and whether the offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations.

Currently, the positions of Chief Executive Officer and Chairman of the Board are held by separate persons, with Gregory D. Wasson serving as our Chief Executive Officer and James A. Skinner serving as our independent Chairman of the Board. We believe this structure is optimal for Walgreens at this time because it allows Mr. Wasson to focus on leading the Company’s business and operations. At the same time, the Chairman can focus on leadership of the Board of Directors, including calling and presiding over Board meetings and executive sessions of the independent and non-management directors, preparing meeting agendas in collaboration with the Chief Executive Officer, serving as a liaison and supplemental channel of communication between independent directors and the Chief Executive Officer, and serving as a sounding board and advisor to the Chief Executive Officer.

Board Oversight of Risk Management

Walgreens faces a broad array of risks, including market, operational, strategic, legal, regulatory and financial risks. Management of the Company is responsible for establishing and maintaining systems to manage these risks. The Board of Directors exercises oversight over the Company’s strategic, operational and financial matters, including the elements and dimensions of major risks facing the Company. The Board administers its risk oversight function as a whole and through its Board Committees, and the processes it uses to assess and monitor risks include the following:

Throughout the year, our Board and Board Committees provide oversight and guidance to management regarding our strategy, operating plans and operating performance, and management identifies potential risk management matters for consideration by the Board and/or its Committees. The Company utilizes an ongoing Enterprise Risk Management (“ERM”) process under the direction of management’s Risk Steering Committee. The ERM approach helps the Board and Board committees to receive relevant information about and understand the Company’s risk management process, the participants in the process, and key information gathered through the process. The purpose of the ERM process is to identify risks that could affect the Company and the achievement of its strategic objectives, to understand, assess and prioritize those risks, and to facilitate the implementation of risk mitigation strategies and processes across the Company. The key risks identified through this process are reviewed with the full Board of Directors.

In accordance with its charter, the Audit Committee reviews the Company’s policies and processes with respect to enterprise risk assessment and risk management as well as financial risk assessment and risk management. On a quarterly basis, the Audit Committee reviews and discusses the key risks identified in the ERM process with management, their potential impact on our Company and our risk mitigation strategies. In the regular meeting of each of the other standing Board committees, those committees oversee management of risks relating to the applicable committee’s areas of responsibility. For example: the Compensation Committee reviews risks associated with the design and implementation of our compensation plans and arrangements (for a discussion of the risk assessment of our compensation programs, see “Compensation Discussion and Analysis—Relationship Between Compensation Plans and Risk”); the Nominating and Governance Committee reviews risks incident to the Company’s governance structures and processes including, among other topics, Board succession planning; and the Finance Committee oversees key aspects of our financial risk management activities, including market and operating risks.

Director Compensation

This section describes the compensation provided to non-employee members of the Company’s Board of Directors. A full-time employee who serves as director does not receive additional compensation for service on the Board.

Overview.    Non-employee director compensation is reviewed annually by the Nominating and Governance Committee of the Board, with the assistance of Mercer, the Committee’s compensation consultant. Mercer provides information to the Committee regarding market compensation, practices and trends, assists in the review and evaluation of such information, and advises the Committee on compensation decisions. The Committee’s review compares the Company’s director compensation to both retail peer companies and a sample of comparably sized companies in other industries, including the healthcare industry, and seeks to provide director compensation that is competitive with director compensation for these groups. The Committee also seeks to provide an appropriate mix of equity-based and cash compensation, so as to link director compensation to the interests of the Company’s shareholders. Any changes to director compensation are recommended by the Nominating and Governance Committee for approval by the full Board.

Fiscal Year 2012 Director Compensation.    During fiscal year 2012, the compensation structure for non-employee directors consisted of the following elements, subject to the deferral opportunities described below under “Nonemployee Director Stock Plan”:

•	A $80,000 annual retainer, paid quarterly in cash.

•	An additional $25,000 annual retainer for the Chair of the Audit Committee and an additional $20,000 annual retainer for each Chair of other Board committees, paid quarterly in cash.

•	An additional $300,000 annual retainer for the independent Chairman of the Board, paid quarterly in cash.

•

An annual grant of Walgreen Co. common stock on November 1 with a market value of $155,000 as of the grant date. The grant was made on November 1, 2011 under the Walgreen Co. Nonemployee Director Stock Plan, as amended (“Nonemployee Director Stock Plan”) for service as director from November 1, 2010 through October 31, 2011. Each director who served for the entire period received a grant of 4,788 shares, which was calculated by dividing $155,000 by $32.37, the closing stock price on November 1, 2011.

Directors serving for a portion of the fiscal year receive prorated amounts for all elements of compensation. Mr. Pessina, who is Executive Chairman of Alliance Boots, has elected not to receive non-employee director compensation for his service on our Board. (Walgreens executives serving on the Alliance Boots Board of Directors have likewise elected not to receive non-employee director compensation from Alliance Boots.) Mr. Wasson, our President and Chief Executive Officer, does not receive additional compensation for serving as a director of the Company.

All directors are also reimbursed for expenses incurred in connection with Board and Board Committee meetings. On a very limited basis, the Company may determine that it is appropriate for non-management directors to be accompanied by their spouses in connection with these meetings and/or at other events related to their service on the Board. In these circumstances, the Company also reimburses the spouses’ travel expenses. In addition, in accordance with our Corporate Governance Guidelines, directors are reimbursed for reasonable expenses related to continuing education programs.

Fiscal Year 2013 Director Compensation.    The Nominating and Governance Committee conducted its annual review of director compensation in July 2012 with the assistance of Mercer. Following that review, the Committee recommended, and the Board approved, an increase to the amount of the annual equity award to non-employee directors under the Nonemployee Director Stock Plan from $155,000 to $170,000 effective for awards commencing with the November 1, 2012 grant. No other changes were made to the non-employee director compensation program for fiscal 2012 described above.

Nonemployee Director Stock Plan.    Under the Nonemployee Director Stock Plan, each non-employee director receives an annual grant of Walgreen Co. common stock on each November 1 for service as director during the preceding 12-month period. The grant is calculated based on a dollar value established under the plan, which may be adjusted by the Board periodically. The Board initially set this dollar value at $155,000 for awards commencing with the November 1, 2009 grant and in 2012 adjusted this dollar value to $170,000 for awards commencing with the November 1, 2012 grant.

Under the Nonemployee Director Stock Plan, the following deferral opportunities are available to directors:

•	All cash retainer payments may be deferred into a deferred cash compensation account or awarded in the form of deferred stock units.

•	The annual stock grant may be awarded in the form of deferred stock units.

All amounts deferred into the deferred cash compensation account accrue interest at a monthly compounding rate equal to 120% of the applicable federal midterm rate. No current directors have elected to defer cash under this program. All deferred stock unit and deferred cash compensation account balances are paid in cash in two annual installments, the first of which occurs within 30 days following termination of service on the Board of Directors and the second of which occurs 12 months later.

If shareholders approve the Walgreen Co. 2013 Omnibus Incentive Plan described in “Proposal 3—Approval of Walgreen Co. 2013 Omnibus Incentive Plan”, annual grants of common stock to non-employee directors as well as deferral opportunities with respect to other compensation payable to non-employee directors will, after such approval, be pursuant to that plan and not the Nonemployee Director Stock Plan.

Share Ownership Guidelines for Directors.    The Board of Directors adopted director share ownership guidelines in 2008. Under the guidelines, each non-employee director is expected to accumulate at least the lesser of 20,000 shares of Walgreen Co. common stock and the number of shares valued at three times the director’s total annual cash and equity compensation by the later of (1) November 1, 2013 or (2) five years after becoming a director. Deferred stock units acquired pursuant to the Nonemployee Director Stock Plan are considered shares owned for purposes of the director share ownership guidelines. As of November 15, 2012, each non-employee director had met or, using reasonable assumptions regarding future director compensation and stock appreciation, was progressing towards their goals in a manner that would allow them to meet either the fixed or variable share objectives within the prescribed time frames.

Director Compensation Table

The following table details the compensation provided to each non-employee director for fiscal year 2012:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Janice M. Babiak(4)	31,522	—	—	31,522
David J. Brailer	80,000	154,988	410	235,398
Steven A. Davis	82,772	154,988	15,025	252,785
William C. Foote	100,000	154,988	25,293	280,281
Mark P. Frissora	100,000	154,988	—	254,988
Ginger L. Graham	80,000	154,988	5,349	240,337
Alan G. McNally	338,424	154,988	19,757	513,169
Dominic P. Murphy(5)	—	—	—	—
Stefano Pessina(5)	—	—	—	—
Nancy M. Schlichting	80,000	154,988	28,913	263,901
David Y. Schwartz	105,000	154,988	29,473	289,461
Alejandro Silva	80,000	154,988	22,621	257,609
James A. Skinner	138,804	154,988	34,050	327,842

(1)

Includes the annual retainer, any committee chair retainer and, with respect to Messrs. Skinner and McNally, the independent Chairman retainer (including any deferred amounts). Directors serving for a portion of the fiscal year received prorated amounts.

(2)

Represents the grant date (November 1, 2011) fair value determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 of the stock grant under the Nonemployee Director Stock Plan to each non-management director who served on the Board during the 12-month period ended October 31, 2011 (including any deferred amounts). All stock awards are fully vested at the grant date. Directors serving for a portion of the 12-month period received prorated amounts.

(3)

Represents dividends credited to deferred stock units. In addition to the amounts reported, directors also are eligible to receive the same discount on merchandise purchased from Walgreens as is made available to Company employees generally.

(4)	Ms. Babiak joined the Board of Directors on April 9, 2012.

(5)

Messrs. Murphy and Pessina joined the Board of Directors on August 2, 2012. Mr. Pessina, who is Executive Chairman of Alliance Boots, has elected not to receive non-employee director compensation for his service on our Board.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the Company’s executive compensation program, the role and involvement of various parties in the analysis and decisions regarding executive compensation, and the material elements of our compensation program as it relates to the five executive officers whose compensation is disclosed in the compensation tables beginning on page 40 below, who we refer to as the “named executive officers” or “NEOs”. Our named executive officers for fiscal year 2012 are:

•	Gregory D. Wasson—President and Chief Executive Officer;

•	Wade D. Miquelon—Executive Vice President, Chief Financial Officer and President, International;

•	Joseph C. Magnacca—President, Daily Living Products and Solutions;

•	Mark A. Wagner—President, Community Management; and

•	Kermit R. Crawford—President, Pharmacy, Health and Wellness Services and Solutions.

The discussion below includes references to compensation benefit levels. Mr. Wasson receives benefits under all programs at the Chief Executive Officer level, Messrs. Miquelon, Wagner and Crawford receive benefits under all programs at the Executive Vice President level, and Mr. Magnacca receives benefits under all programs at the Senior Vice President level.

Executive Summary

Recap of Fiscal Year 2012 Company Performance

Walgreens has a pay-for-performance philosophy that seeks to link the interests of our executives with those of our shareholders. Despite the continuing uncertain global economy and the business challenges we faced in contracting with Express Scripts, we made significant progress in fiscal year 2012 and positioned the Company for future growth. We also closed on the first step in our strategic partnership with Alliance Boots, which we expect to create tremendous opportunities for our shareholders in the long-term. Our business and financial results for fiscal year 2012 included the following:

•	recorded total sales of $71.6 billion and net earnings of $2.1 billion or $2.42 per diluted share;

•	generated a record $4.4 billion in cash flow from operations;

•	returned $1.9 billion in cash to shareholders through dividends and share repurchases;

•	increased the quarterly dividend rate by 22.2% to 27.5 cents per share—the largest quarterly dividend in the Company’s 111-year history—from the previous quarterly rate of 22.5 cents per share;

•	paid a dividend to our shareholders in 319 straight quarters (more than 79 years) and increased the dividend rate for 37 consecutive years; and

•	maintained a strong capital position, with $1.3 billion of cash and cash equivalents as of August 31, 2012.

At the same time, we also made substantial progress in our strategic transformation in fiscal year 2012 by:

•	completing the first step in our strategic partnership with Alliance Boots to create the world’s first pharmacy-led, health and wellbeing enterprise;

•	accomplishing our three-year plan to refresh Walgreens stores with our “customer-centric retailing” initiative across the chain;

•

moving forward with our groundbreaking “Well Experience” store format with nearly 350 locations opened or converted to the format, including a market-wide transformation of all 68 Walgreens stores in the Indianapolis area and new flagship stores in Chicago, New York City, Las Vegas and Puerto Rico;

•	serving as a “food oasis” in many of our communities, which gained recognition from First Lady Michelle Obama for helping to fight the childhood obesity epidemic;

•

acquiring certain assets of Bioscrip, Inc.’s community specialty pharmacies to expand our role in serving HIV, oncology and transplant patients and others with chronic and complex health conditions that require intensive drug therapies;

•

agreeing to purchase a 144-store regional drugstore chain in the mid-South region, which includes USA Drug, Super D Drug, May’s Drug, Med-X and Drug Warehouse stores, which was consummated on September 17, 2012. Earlier in the year we also acquired the prescription files and inventory from 33 Kmart pharmacies in 16 states;

•	advancing our integration of drugstore.com—a leading online retailer of health and wellness products we purchased last year—and opening a new 50,000-square-foot e-commerce distribution facility; and

•	launching new technologies for customers to interact with Walgreens through smartphones and apps.

Based on the Company’s performance, our executives earned 71% (before individual performance adjustments) of their targeted annual bonus amounts for fiscal year 2012 and a share distribution equal to 114% of their target performance share awards granted in September 2009 for the three-year performance period ending August 31, 2012.

We also have adopted the following pay practices that enhance our pay for performance philosophy and further align our executives’ interests with those of shareholders:

•	share ownership guidelines;

•	compensation recoupment “claw-back” policy;

•	no gross-ups for NEOs;

•	limited perquisites; and

•	anti-hedging policy.

Overview of Key Fiscal 2012 Compensation Decisions

•

The Compensation Committee of the Board of Directors (sometimes referred to in this section as the “Committee”) approved base salary increases for each of our NEOs, effective October 1, 2011, ranging from 2.7% to 8.3% based on individual performance for fiscal year 2011 and salary level relative to market.

•

Our Management Incentive Plan fiscal year 2012 financial goals, FIFO EBIT and Free Cash Flow, were achieved at 57% and 105%, respectively, resulting in a payout of 71% of target. FIFO EBIT refers to our earnings before interest and taxes (EBIT) measured based on a first-in, first-out (FIFO) accounting method for valuing inventory and Free Cash Flow refers to our cash flow from operations less our capital expenditures.

•	Our 3-year cumulative FIFO return on invested capital (FIFO ROIC) goal for our Performance Share Program resulted in a payout of 114% of target.

•

The Compensation Committee adopted an Executive Severance and Change in Control Plan, effective January 1, 2013, intended to replace the existing change-of-control employment agreements. This plan continues the practice of reducing any payments or benefits that may trigger the “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code.

Shareholder Approval of the Company’s Executive Compensation on an Advisory Basis

At our most recent annual meeting of shareholders, held on January 11, 2012, we held a shareholder advisory vote to approve the compensation of our NEOs as disclosed in our proxy statement dated November 18, 2011 related to that annual meeting. Shareholders expressed overwhelming support for the compensation of our named executive officers, with approximately 93.4% of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter cast to approve this “Say-on-Pay” proposal. The Committee considered this vote as demonstrating strong support for our compensation programs and continued to apply the same effective principles and philosophies described below that have been applied in prior years when making compensation decisions for the remainder of fiscal year 2012 and fiscal year 2013, including the changes described below.

Compensation Decision Process

Philosophy and Objectives

The Committee is comprised entirely of independent directors and is responsible for establishing, implementing and monitoring the Company’s executive compensation philosophy and objectives. The Committee’s focus is to provide a competitive compensation package that enables the Company to:

•	attract and retain talented executives;

•	reward Company and individual performance; and

•	link the interest of the Company’s senior executives to the interests of the Company’s shareholders.

Overall, the Committee believes our executive compensation program has achieved the intended results. The Committee believes our compensation is competitive with the pay practices of other companies of comparable size, status and industry, and has resulted in the attraction and retention of executives who can contribute to our future success. In addition, the Committee believes the program creates a strong linkage between pay and performance through our bonus and equity awards such that executives will receive higher compensation in more successful periods for the Company and lower compensation during less successful periods.

Pay Mix

Walgreens is committed to a pay-for-performance philosophy and continues to emphasize variable performance-based compensation over fixed or guaranteed pay. As illustrated in the following chart, approximately 89% of the CEO’s and 74% of the other NEOs’ 2012 target total direct compensation is “at risk” and based on market fluctuation and/or the achievement of short-term and long-term financial objectives, and the majority of the NEOs’ total direct compensation is granted in the form of long-term incentives. The Committee believes that the balance of fixed and variable compensation, as well as short-term and long-term compensation elements, maintains a strong link between the NEOs’ compensation and Company performance and motivates executives to deliver strong business performance and create shareholder value.

Role of the Compensation Committee

The Committee is responsible for executive compensation, executive succession, and the retirement and equity-based compensation and benefit programs and practices of the Company. In the exercise of its duties, the Committee considers all elements of the compensation program in total, as well as individual performance, Company performance, internal equity and market compensation considerations. The Committee reviews and approves all components of NEO compensation, reports its decisions to the Board of Directors, and oversees the administration of the compensation program for senior executives (i.e., the Corporate Vice President level and above).

To this end, the Committee conducts an annual review of executive officer compensation practices and market pay levels, approves the design and evaluates the risk associated with the Company’s executive compensation programs, approves the total annual awards under the Company’s short-term and long-term incentive programs, reviews and approves employment agreements or severance arrangements between the Company and any of the senior executives, and recommends succession plans to the Board.

Role of Company Personnel in Executive Compensation Decisions

The Chief Executive Officer reviews annually the performance and pay level of each senior executive, develops recommendations concerning the compensation of each senior executive and presents those recommendations to the Committee. The Chief Executive Officer does not make recommendations concerning his own compensation. The Company’s Human Resources management provides information, analysis and other support to the Chief Executive Officer and the Committee during these processes.

Role of Outside Compensation Consultants

The Committee engages Mercer LLC as its independent compensation consultant. The Committee utilizes Mercer to provide information regarding market compensation, practices and trends, assist in the review and evaluation of such information, and advise the Committee on compensation decisions, particularly with respect to the compensation of the Company’s Chief Executive Officer. In addition, Mercer assists the Nominating and Governance Committee in the review and evaluation of director compensation and practices.

The Company engages Aon Hewitt to serve as the executive compensation consultant to the Company’s Human Resources and executive leadership. Aon Hewitt provides information on competitive practices and pay levels, and provides research on executive compensation issues as requested by management. Aon Hewitt assists management in formulating recommended approaches and these are in turn reviewed by Mercer.

Elements of Compensation

Our compensation program for our NEOs consists of a number of elements that support our compensation objectives. A brief description of each element is highlighted in the following chart:

Compensation Element	Characteristics	Primary Purpose
Base Salary	• Annual fixed cash compensation

• Provide a competitive fixed amount of cash compensation based on individual performance, level of responsibility, experience, internal equity and competitive pay levels

• Support attraction and retention of talented executives

Management Incentive Plan (“MIP”)	• Annual variable cash compensation based on the achievement of FIFO EBIT and Free Cash Flow goals • Payouts are subject to individual performance adjustments	• Support attraction and retention of talented executives • Reward for Company and individual performance
Long-Term Incentives	• Long-term variable equity awards granted annually as a combination of (1) stock options, (2) restricted stock units (“RSUs”), and (3) Performance Shares (“PSPs”)

• Support attraction and retention of talented executives

• Link the interests of the Company’s senior executives to the interests of the Company’s shareholders through increases in share price over time

• Reward for long-term Company performance

Other Benefit Plans and Programs	• Profit-Sharing Plan – 401(k) • Deferred compensation • Limited perquisites	• Offer competitive retirement compensation designed to attract and retain mid- and late- career senior executives • Support retention of talented executives

Setting NEO Compensation

The Committee carefully considers current market practices, internal equity issues and historical Company practices, along with long-term market trends, and discounts short-term market fluctuations in setting executive compensation levels.

To determine competitive compensation, the Committee establishes a “peer group”, which is reviewed each year and updated as appropriate. In selecting potential peer companies, the Committee considers revenue size, industry, and the peer groups of our closest competitors. The Committee believes that the peer group is representative of the market in which we compete for talent and includes companies in both the retail and healthcare industries. The Committee does not target a specific percentile of the peer group in setting Company compensation, but primarily focuses on the range between the 25th and 75t h percentiles for each position. The median market compensation serves as a key reference with respect to each senior executive’s target compensation taking into account the individual’s experience, performance contributions and role relative to other senior executives.

Fiscal Year 2012 Peer Group*
Best Buy Co. Inc. Cardinal Health Inc. CVS Caremark Corporation The Home Depot, Inc. Johnson & Johnson Kraft Foods Inc. The Kroger Co. Lowe’s Companies, Inc. McDonald’s Corporation	McKesson Corporation Medco Health Solutions Inc. Procter & Gamble Co. Rite Aid Corporation Safeway Inc. Sears Holdings Corporation SUPERVALU INC. Target Corporation Wal-Mart Stores, Inc.
* The fiscal 2012 peer group is the same as the fiscal 2011 peer group.

For Messrs. Wagner and Magnacca’s positions, there is not sufficient peer group data to perform a meaningful analysis of their compensation. Therefore, in place of the peer group data, the Committee reviewed competitive compensation information from Aon Hewitt’s proprietary U.S. Total Compensation Measurement “TCM” database for these positions. For these roles, the TCM data included 28 public retail companies (“retail peer group”) with sales of $5 billion or more. Specific names of companies were not considered in the development of the retail industry peer group.

Elements of Compensation

Base Salaries

Base salary is a key component of NEOs’ pay, both on its own and because annual and long-term incentive targets and awards are presently structured as established percentages of base salary. Base salaries for the NEOs are established and adjusted following an annual performance review process that coincides with the Committee’s annual review of peer group compensation. Base salary may also be adjusted during the year upon promotion or based upon internal equity or external market considerations.

Base salary adjustments are determined after considering the market pay range for the position, peer group compensation information (both current year and longer-term trends) and various other factors, including job performance, level of responsibility, prior experience, breadth of knowledge and internal equity. The factors impacting base salary levels are not independently assigned specific weights. The Committee makes these decisions after reviewing the recommendations of the Company’s Chief Executive Officer (except as it concerns his own salary) and Chief Human Resources Officer and consultation with the Committee’s independent compensation consultant as needed.

Based on the application of the above-described factors, the Committee approved the following base salaries for the named executive officers during fiscal year 2012, effective October 1, 2011.

Name	FY 2011 Ending Base Salary	FY 2012 Ending Base Salary	FY 2011 to FY 2012 Increase	Competitive Market Positioning Prior to FY 2012 Increase
Gregory D. Wasson	$1,250,000	$1,300,000	4.0%	Median
Wade D. Miquelon	$732,000	$752,000	2.7%	Between Median and 75th
Joseph C. Magnacca	$600,000	$650,000	8.3%	Below 25th Percentile
Mark A. Wagner	$705,000	$730,000	3.5%	Median
Kermit R. Crawford	$675,000	$725,000	7.4%	Below 25th Percentile

Going forward, we plan to have base salary adjustments become effective November 1 to align all elements of pay with our annual performance review process.

In October 2012, the Committee completed its most recent review of market data and individual performance in connection with its consideration of salary adjustments for fiscal year 2013. Following this review, the Committee determined annual base salary adjustments for executives including an increase in the base salaries of Messrs. Magnacca and Crawford to the market median for their position. These adjustments were effective November 1, 2012.

Annual Incentives

The Walgreen Management Incentive Plan (the “MIP”) promotes the Company’s pay-for-performance philosophy by providing all executives and other management-level corporate employees with direct financial incentives in the form of annual cash awards for achieving Company performance goals. For fiscal year 2012, the aggregate funding for the plan was based on achieving 50% of threshold FIFO EBIT (as calculated under the terms of the MIP). Individual award amounts were calculated as described below.

•

MIP Performance Measure. Performance-based incentive payments under the MIP for fiscal year 2012 were contingent upon attainment of a weighted mix of two measures: FIFO EBIT and Free Cash Flow (as described on page 25 under Overview of Key Fiscal 2012 Compensation Decisions). These measures were chosen because they support our key short-term business objectives to drive earnings and increase cash flow. These measures reinforce our “plan to win—more from the core” strategy by measuring how well management has increased revenue, managed costs and deployed capital to maintain strong cash flow to enable us to reinvest in our business through strategic acquisitions and investments and return cash to shareholders through our share repurchase and dividend programs.

If the Company achieves its targeted performance on both financial measures, then the MIP will pay 100% of the bonus target, subject to adjustments as described below. The target bonuses for NEOs, as a percentage of salary are CEO—125% (Mr. Wasson), Executive Vice President—75% (Messrs. Miquelon, Wagner and Crawford), and Senior Vice President—60% (Mr. Magnacca). The Committee’s goal is to select target FIFO EBIT and Free Cash Flow at a level that is challenging yet achievable. The following table illustrates the ranges of potential formulaic payouts based on threshold, target and maximum performance levels, as well as the weighting for each metric:

Performance Measure(1)	Weighting	Goal		Company Performance (as a % of Target)			Bonus Payout (as a % of Target)
FIFO EBIT = earnings before interest and taxes, measured based on a first-in, first-out accounting method for valuing inventory	70%	$ $ $	3.756B 4.419B 5.082B	<85 85 100 115 >115	% % % % %	(threshold) (target) (maximum)	0 50 100 200 200	% % % % %

Free Cash Flow = cash flow from operations less our capital expenditures	30%	$ $ $	1.719B 2.865B 4.298B	<60 60 100 150 >150	% % % % %	(threshold) (target) (maximum)	0 50 100 200 200	% % % % %

(1)

Under the MIP, extraordinary accounting items may be excluded from the final FIFO EBIT and Free Cash Flow calculations after review and recommendation by the Finance Committee of the Board and approval by the Compensation Committee.

The Committee, in October 2012, determined the actual performance against FIFO EBIT and Free Cash Flow goals, and the formulaic payout (71% of target) is illustrated in the following table:

			(A)	(B)	(A) x (B)
Performance Goals(1)	Actual Performance	Actual Performance as % of Target Goal	Bonus Payout as a % of Target	Weighting	Weighted Payout as % of Target
FIFO EBIT	$3.843 billion	87.0%	57%	70%	40%
Free Cash Flow	$2.942 billion	102.7%	105%	30%	31%
Total	N/A	N/A	N/A	100%	71%

(1)

Both measures reflect adjustments (where applicable) to exclude the effects of the initial investment in Alliance Boots. This was treated as an extraordinary accounting item for purposes of the 2012 MIP based on the recommendation of the Finance Committee and approval of the Compensation Committee.

•

Individual Performance. In order to improve the Company’s ability to link pay and performance, the Committee authorized the Chief Executive Officer to recommend adjustments to bonus payments up or down by a maximum of 20% based on individual performance, subject to the Committee’s final approval. The Committee has the authority to make such a discretionary adjustment for the Chief Executive Officer.

At the end of fiscal year 2012, Mr. Wasson conducted an evaluation of the contribution of each member of his senior executive team in the areas of strategy, leadership and operating performance. Based on his assessment of each executive’s contribution, Mr. Wasson recommended individual adjustments for the NEOs (other than himself) of approximately 2% to 4% over the adjusted formula-driven MIP payout levels.

Based on the above-described Company performance and individual performance adjustments, fiscal year 2012 bonuses under the MIP for the named executive officers were as follows:

Name	Fiscal 2012 Bonus Eligible Salary	Target Bonus	Company Performance Attainment	Individual Performance Adjustment	Fiscal 2012 Bonus	Fiscal 2012 Bonus as a % of Fiscal 2012 Salary
Gregory D. Wasson	$1,295,833	$1,619,791	$1,150,052	$0	$1,150,052	88.8%
Wade D. Miquelon	$750,333	$562,750	$399,552	$15,982	$415,534	55.4%
Joseph C. Magnacca	$645,833	$387,500	$275,125	$5,502	$280,627	43.5%
Mark A. Wagner	$727,917	$545,938	$387,616	$15,504	$403,120	55.4%
Kermit R. Crawford	$720,833	$540,625	$383,844	$15,353	$399,197	55.4%

A similar MIP target-setting process was undertaken in October 2012. The overall funding will be based for fiscal year 2013 on achievement of 50% of threshold FIFO Adjusted EBIT, as determined under the MIP. The MIP threshold/target/maximum performance levels based on achievement of FIFO Adjusted EBIT and Adjusted Free Cash Flow and the corresponding bonus percentages for fiscal year 2013 were also set. The Committee’s goal was to establish performance goals for fiscal year 2013 that are appropriately challenging in view of the opportunities and challenges facing the business, and there is a risk that payments will not be made at all or will be made at less than 100% of the target amount.

Long-Term Incentives

During fiscal year 2012 (as in fiscal year 2011) we used three long-term incentive (“LTI”) vehicles: stock options, restricted stock units (RSUs) and performance shares, targeting a mix of 40% stock options, 25% RSUs and 35% performance shares.

The fiscal year 2012 grants approved and implemented by the Committee, expressed as percentages of base salary effective on July 1 prior to the date of grant, were as follows:

Name	Option Grant %	RSU Grant %	Contingent Performance Share Grant %
Gregory D. Wasson	900%	215%	300%
Wade D. Miquelon	290%	70%	100%
Joseph C. Magnacca	220%	55%	75%
Mark A. Wagner	290%	70%	100%
Kermit R. Crawford	290%	70%	100%

The number of shares subject to each award type is determined by dividing the applicable percentage of base salary by the average per-share closing price of Walgreen Co. common stock on the NYSE over the last 30 trading days of the fourth quarter of fiscal year 2011 to diminish the impact of fluctuations, positive or negative, in stock price on grant sizes. Stock options are granted at an option exercise price not less than the fair market value of the Company’s common stock on the date of the grant. Stock options, RSUs and contingent performance share awards for fiscal year 2012 were granted on September 1, 2011. The grant date fair value of the awards is shown in the Summary Compensation table, and the amounts of equity awards granted to each NEO are listed below as well as in the Grants of Plan-Based Awards table, which also includes accumulated dividends. Outstanding equity awards are shown in the Outstanding Equity Awards at 2012 Fiscal Year End table.

Name	Number of Stock Options Awarded	Number of RSUs Awarded	Number of Contingent Performance Shares Awarded
Gregory D. Wasson	306,706	73,268	102,235
Wade D. Miquelon	57,873	13,969	19,956
Joseph C. Magnacca	35,986	8,996	12,268
Mark A. Wagner	55,738	13,454	19,220
Kermit R. Crawford	53,366	12,881	18,402

Each of the long-term incentive components currently provided as part of our program is described in more detail below.

Executive Stock Options.    Stock options are granted annually under the Executive Stock Option Plan to the NEOs at the discretion of the Committee in order to enhance the link between shareholder value creation and executive pay.

Annual executive stock options become exercisable on the third anniversary of the date of grant and expire ten years from the date of grant with special rules covering the various types of termination of employment that might occur during the vesting period or thereafter (as further detailed in the “Potential Payments upon Termination or Change in Control” section below). Stock options have realizable value only if the stock price appreciates following the date the options are granted.

Restricted Stock Units.    Given the volatile nature of the stock market, the Committee believes that it is important for retention to have a portion of long-term incentives that is stable but still linked to changes in shareholder value. RSUs also assist us in attracting talented executives. RSUs are designed to complement stock options, and therefore the timing and structure of RSU grants are aligned with option grants in various ways. RSUs are granted annually under the Company’s Long-Term Performance Incentive Plan to the Company’s executives at the discretion of the Committee in order to enhance the link between shareholder value creation and executive pay and to reinforce the Company’s executive retention goals.

Annual RSU grants vest on the third anniversary of the date of grant, assuming continued employment through that date and, for grants made on or after September 1, 2011, satisfaction of the performance threshold described below, with special rules covering the various types of termination of employment that might occur during the vesting period (as further detailed in the “Potential Payments upon Termination or Change in Control” section below). Dividend equivalents with respect to RSUs are credited as additional RSUs, subject to the same vesting conditions as the underlying RSUs. In addition, for fiscal 2012 and future RSUs, the Committee adopted a one-year performance threshold based on 50% of threshold FIFO EBIT (as calculated under the terms of the Management Incentive Plan) that is required to be met prior to the vesting of the RSUs. If the performance threshold is not met in the fiscal year in which the RSUs are granted, the awards are forfeited (except in the case of retirement, disability or death prior to the end of the fiscal year).

Beginning in fiscal 2013, we modified the way in which we grant stock options and RSUs in certain respects. As part of our effort to further increase the role of individual performance in compensation decisions, we now apply an individual performance adjustment factor that may result in an incremental increase or decrease in the amount of stock options and RSUs granted to each eligible participant based on the individual’s performance for the prior year. In addition, beginning in fiscal 2013 the grant date for annual equity awards will be November 1, following completion of the performance review process.

Performance Share Program.    Under the Performance Share Program, executives receive annual grants of performance shares, which are measured and realized over a performance period covering three fiscal years. Each “performance share” represents the right to receive, if and to the extent designated performance goals within the three fiscal year performance period are satisfied, a share of Walgreen Co. common stock following completion of the performance period. Performance periods overlap, with a new three-year performance cycle beginning each fiscal year. At the end of each performance period, performance shares are distributed based upon the level of achievement of the financial performance target set for that cycle. If we fail to meet threshold performance in the three-year period, no performance shares will be earned and no payout of performance shares will be made with respect to that period.

For the fiscal year 2012-2014 performance period, the performance measure under the program continues to be return on invested capital, measured utilizing the FIFO inventory methodology (FIFO ROIC). Expressed as a percentage, FIFO ROIC is calculated by dividing (A) FIFO operating income, increased by the implied interest expense of lease payments and reduced by taxes at the applicable rate, by (B) the sum of shareholders’ equity, debt, last in first out (LIFO) inventory reserve, deferred income taxes and capitalized leases. Our business is capital intensive and the Company has made several acquisitions and divestitures. The Committee believes that over the long term, the Company must employ its capital wisely to increase earnings. Therefore, the ratio of earnings to capital is an important measure of success. The Committee believes the use of FIFO ROIC is appropriate for incentive programs under which performance is measured over multi-year periods, such as the Performance Share Program.

The Company does not publicly disclose its expectations of how the Company will perform on a prospective basis in future periods or specific long-term incentive plan targets applicable under its compensation programs, due to potential competitive harm. The Company believes revealing specific objectives prospectively would provide competitors and other third parties with insights into its confidential planning process and strategies, thereby causing competitive harm. The target performance goals for FIFO ROIC for each three-year performance cycle reflect the Company’s long-range plan for that cycle. The performance goals are designed to be appropriately challenging, and there is a risk that payments will not be made at all or will be made at less than 100% of the target amount. The degree of difficulty, therefore, in achieving the target internal measures is designed to be reasonably aggressive.

The following chart identifies the financial performance measure, performance period, the performance goals and corresponding payouts as a percentage of the target performance share opportunity for the fiscal 2010-2012 performance share cycle, and the corresponding payouts as a percent of the target performance share opportunity:

Performance Measure	Performance Level	FY 2010-2012 Goal	Performance (as a % of Target)	% of Performance Shares Earned(1)
FIFO ROIC	Below Threshold:	<7.55%	<90%	0% of target grant
	Threshold:	7.55%	90%	50% of target grant
	Target:	8.44%	100%	100% of target grant
	Maximum:	9.3%	110%	150% of target grant

(1)	Performance between threshold and target, or between target and maximum, will earn performance shares on a straight line pro-rated basis between 50% and 100% or between 100% and 150%, respectively.

Payout of the fiscal 2010-2012 Performance Shares.    At the beginning of fiscal year 2010, performance shares were granted to our executive officers. The awards had a performance period of September 1, 2009 through August 31, 2012 and were contingent on the Company achieving its three-year FIFO ROIC goals.

In October 2012, the Committee determined that the three-year cumulative FIFO ROIC goal for fiscal 2010-2012 was achieved at 102.8% of target, adjusted to exclude the effects of the initial investment in Alliance Boots. As a result, the Committee determined that the fiscal 2010-2012 performance shares had been earned at 114% of target and approved the following performance share payouts:

Name	Fiscal 2010-2012 Contingent Performance Shares		Fiscal 2010-2012 Actual Performance Shares Earned
Gregory D. Wasson	57,692		65,769
Wade D. Miquelon	22,435		25,576
Joseph C. Magnacca	N/A	(1)	N/A	(1)
Mark A. Wagner	20,528		23,402
Kermit Crawford	10,492		11,961

(1)	Mr. Magnacca became eligible for the performance share program in April 2011 and did not participate in the fiscal 2010—2012 performance share program.

Changes to Incentive Compensation for Fiscal 2013

During its annual review of market compensation, the Committee made decisions to create a new structure for the MIP and LTI percentage of salary targets in order to bring the incentive awards to market competitive levels. The result of these changes was the creation of two or three tiers of percentage of salary for each executive title. Each executive was placed in the tier that corresponded most closely to the market data for their individual position. The new MIP and LTI percentage of salary targets are effective for the fiscal 2013 bonus to be paid in late October 2013, and the fiscal 2013 LTI awards that were made on November 1, 2012.

Retirement Plans and Programs

The Company offers retirement benefits to its employees through a tax-qualified 401(k) Profit Sharing Retirement Plan (“401(k) Plan”). The 401(k) Plan is a defined contribution plan designed to accumulate retirement funds for participating Company employees, including executive officers, via individual and Company contributions. The retirement benefits for the Company’s executive officers under the tax-qualified 401(k) Plan are the same as those available for other eligible employees.

NEOs formerly participated in a Profit Sharing Restoration Plan on an after-tax basis. The plan was frozen to new participants effective October 1, 2010, was frozen to new contributions as of January 1, 2011, and was terminated effective April 20, 2012. All participant accounts were distributed as of July 28, 2012. The amounts in NEOs’ accounts under the Profit Sharing Restoration Plan did not constitute deferred compensation because those amounts had already been taxed.

The Company also has a non-qualified supplemental profit sharing plan, the Executive Deferred Profit Sharing Plan (“Executive Deferred Plan”) in which the NEOs began accruing benefits in phantom accounts beginning in the 2011 plan year. The Executive Deferred Plan replaces the contributions the Company is unable to provide under the tax-qualified 401(k) Plan as a result of various tax law limitations that restrict contributions made for highly-compensated participants under the 401(k) Plan. The amounts credited to the Executive Deferred Plan are unfunded, unsecured promises to pay a benefit in the future. The executives may elect to have their phantom accounts credited with earnings, gains and losses as though they were invested in any of the same funds as offered under the 401(k) Plan. An executive may elect to receive payment of his or her account under the Executive Deferred Plan in a lump sum or installment payments beginning after retirement. The Committee approved an amendment to this plan effective January 1, 2012 to add an elective deferral feature to replace the deferred compensation plans historically offered by the Company on an occasional basis (see “Deferred Compensation” below). Under the amendment, participants may also defer, on a pre-tax basis, up to (i) 50% of their annual base salary and/or (ii) 85% of their annual bonus.

Deferred Compensation.    The Company has also provided deferred compensation opportunities in the past through separate non-qualified Deferred Compensation/Capital Accumulation Plans that have been offered to executives and other management-level employees from time to time. The most recent Deferred Compensation/Capital Accumulation Plan opportunity was offered in calendar year 2011. The 2011 plan was similar to those offered in prior years, with the exception that the interest crediting rate was based on the funds offered in the 401(k) Plan. Account balances under the frozen plans last offered in 2001 and 2006 receive an above-market fixed rate of return. The 2011 plan provided executives the opportunity to elect the time and form of distribution at the time of enrollment in the plan. The Committee does not anticipate offering such plans in the future. Instead, deferrals are available under the Executive Deferred Plan described above. Contributions, withdrawals, earnings and accumulated balances for all applicable Deferred Compensation/Capital Accumulation Plans are shown in the Nonqualified Deferred Compensation table.

Perquisites

Consistent with the philosophy and culture of the Company, perquisites and personal benefits provided to the NEOs and other senior executives are limited. They include an annual physical examination, limited reimbursement of health club dues, limited airline club fees, and ground transportation expenses, as well as preferred flight status within the United Airlines Mileage Plus Program. In addition, and consistent with our objective to attract and retain a high-performing executive management team, we actively recruit outstanding candidates to fill executive level and other strategic openings and will reimburse a newly hired senior executive for relocation costs. The Company’s senior executives at the Senior Vice President level and above, including the NEOs, receive additional benefits following their retirement from the Company. These executives are able to continue receiving an annual Company-paid physical exam during retirement, to age 70 and are entitled to the continuation of preferred flight status within the United Airlines Mileage Plus Program. The above benefits are not contractual, but rather are based on current Company policy, which is subject to change or termination at the discretion of the Committee.

Relationship between Compensation Plans and Risk

Management retained Ernst & Young LLP to conduct a risk review of our compensation programs, at the end of fiscal year 2011, to assess whether any of our incentive compensation plans, either individually or in the aggregate, would encourage executives or employees to undertake unnecessary or inappropriate risks that were reasonably likely to have a material adverse impact on the Company. The Committee reviewed the external risk assessment of our variable pay plans and considered several factors including the type of plan, the number of participants in each plan, the participants’ level within the organization, the target and maximum payment potential and the performance criteria under each plan, and risk mitigating controls in place for each plan. The Committee reviewed the prior work of Ernst & Young LLP in fiscal 2012 and determined that no material increases in risk were reasonably likely to result from any changes to any of our material incentive plans since the 2011 review.

The Committee concluded that it is not reasonably likely that risks arising from our compensation policies and practices would have a material adverse effect on the Company due to a variety of factors. In reaching this conclusion, the Committee considered the following factors:

•	our compensation program is designed to provide a mix of both fixed and variable incentive compensation;

•

our compensation program is balanced between a variety of different measures and both short-term and long-term incentives designed to reward execution of our short-term and long-term corporate strategies;

•	we allocate compensation among base salary, annual cash incentives, stock options, restricted stock units and performance shares, including both service-based and performance-based criteria;

•

the annual incentive component of our executive compensation program involves cash-based plan awards that are payable if, and only to the extent that, pre-established corporate financial and individual performance objectives are achieved;

•	incentive compensation includes components that are paid based on results averaged out over several years and vest over an extended period;

•	executives are required to own a specified level of shares in order to comply with the share ownership guidelines, encouraging long-term focus on enhancing shareholder value; and

•	we have adopted a “clawback” policy applicable to all officers that is designed to allow the Company to recoup incentive compensation paid if there is a restatement or misconduct, including fraud.

Compensation Recovery Policy

The Board of Directors has adopted a recoupment or “clawback” policy for cash and equity incentive awards paid to executive officers. The policy provides that in the event that there was a restatement of incorrect financial results, the Committee will seek reimbursement of the incremental portion of awards paid to executive officers in excess of the awards that would have been paid based on the restated financial results. All forms of incentive compensation are subject to this policy. The Committee may look back over the three-year period prior to the restatement for the recoupment and may look to current and former executives. In addition, the policy provides the Committee the discretion to recoup amounts of excess incentive compensation paid to any officer in conjunction with any materially incorrect results (even if not resulting in a restatement), or misconduct on the part of the officer, including fraud or other conduct that would lead to a “for cause” termination.

Employment Agreements

The Company currently has change-of-control employment agreements (the “Agreements”) with the named executive officers and most other executives of the Company. These Agreements are the same for all applicable executives. Each Agreement becomes effective only upon a change of control of the Company. Each Agreement becomes operative for a three-year “Employment Period” following a change in control. In the event that the executive is dismissed without cause or resigns for good reason during the Employment Period, he or she is entitled to all accrued but unpaid compensation and benefits, plus a lump-sum cash payment that is designed to replicate the cash compensation (base salary and bonus) plus certain benefits that the executive would have received during the remainder of the three-year Employment Period. These payments and benefits would be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 280G of the Internal Revenue Code. See “Potential Payments Upon Termination or Change in Control” below for a more detailed description of the Agreements, including the definitions of change in control, cause and good reason, and the compensation and benefits that could be paid under each Agreement to the applicable named executive officer.

In July 2012, the Committee adopted the Executive Severance and Change in Control Plan, effective January 1, 2013, a form of which was filed with the Securities and Exchange Commission (“SEC”) on July 16, 2012. The Executive Severance and Change in Control Plan is intended to replace (with the consent of current executives) the existing Agreements in order to provide uniform administration of change in control and severance benefits and to enhance the Company’s ability to attract and retain talented executives. The Executive Severance and Change in Control Plan, when effective, will provide eligible executives certain severance benefits upon an involuntary termination by the Company at any time (other than for cause or upon death or disability, as those terms are defined in the Executive Severance and Change in Control Plan) and,

within one year following a change in control (as defined in the Executive Severance and Change in Control Plan), upon an involuntary termination, or voluntary termination for “good reason” (as defined in Executive Severance and Change in Control Plan). The definition of “good reason” under the Executive Severance and Change in Control Plan requires both a change-of-control and a termination of employment (a double trigger) within one year of the change-of-control in order to receive a benefit for any “good reason” termination. In addition, the definition of “good reason” does not include the executive’s voluntary termination for any reason during the 30-day period immediately following the first anniversary of a change in control. All of the NEOs have consented to the termination of their Agreements effective January 1, 2013 and will thereafter be eligible to participate in the new Executive Severance and Change in Control Plan, subject to certain conditions not expected to occur. In addition, if an executive participates in the Executive Severance and Change in Control Plan, he or she will no longer be eligible to receive benefits under the general severance program applicable to all full-time salaried employees. The general severance program provides a payment equal to two weeks of salary for each year of service for up to 32 weeks for involuntary termination of employment in certain circumstances.

Subject to the terms and conditions of the Executive Severance and Change in Control Plan, eligible participants, including the NEOs, would be entitled to the following, in addition to any accrued but unpaid compensation and vested amounts to which they may be entitled under the Company’s benefit plans; provided they sign and do not revoke a general waiver and release in favor of the Company and its affiliates:

•

Pro-rata actual annual incentive for the fiscal year in which the termination occurs, if the termination date is prior to a change in control, and a pro-rata target annual incentive for the fiscal year in which the termination occurs, if the termination date is on or within one year following a change in control;

•

Continued medical, vision, prescription and/or dental coverage for the duration of the applicable Severance Period, as defined in the table below or, if shorter, until the individual becomes eligible for coverage from another employer or from Medicare; and

•	Severance equal to the sum of base salary and target annual incentive (each determined as of the termination date), multiplied by the applicable Severance Multiple, as defined in the table below.

	Involuntary Termination (prior to or more than 1 year after a change in control)		Involuntary Termination or Termination with Good Reason (within 1-year period following a change in control)
Title/Benefit Indicator	Severance Multiple[1]	Severance Period	Severance Multiple(1)	Severance Period
Chief Executive Officer	2.0x	24 months	2.5x	30 months
Chief Operating Officer; Executive Vice President	2.0x	24 months	2.5x	30 months
Senior Vice President	1.0x	12 months	2.5x	30 months

(1)

Payment is subject to the terms and conditions of the plan, including execution and delivery by the executive of a general waiver and release. For covered terminations prior to a change in control, or more than one year after a change in control, the severance multiple is payable in the form of salary continuation over the severance period. For covered terminations within one year after a change in control, the severance multiple is payable in a lump sum.

The resulting payments and benefits would be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 280G of the internal Revenue Code.

Offer Letter of Mr. Magnacca.    On March 10, 2011, we provided to Mr. Magnacca an offer letter outlining the key terms of his promotion to Senior Vice President and President of Daily Living Products and Solutions, effective April 1, 2011. The offer letter outlines Mr. Magnacca’s initial base salary of $600,000, annual incentive opportunity of 60% of salary, long-term incentive opportunity (220% of salary in stock options, 55% of salary in RSUs, and 75% of salary in performance shares), and new and continuing terms and conditions, including the transition/retention bonus that was negotiated in connection with the acquisition of

Duane Reade, the first portion of which was paid in fiscal year 2011, the second portion of which was paid in fiscal year 2012, and the remaining portion of which will be paid following his termination of employment. All of the terms and conditions of the offer were approved by the Committee.

Share Ownership Guidelines for Senior Executives

The Board of Directors adopted executive share ownership guidelines in 2008. Under the guidelines, each NEO is expected to accumulate the lesser of the fixed and variable number of shares within the later of five years from commencement of senior executive status and November 1, 2013 as follows:

Executive Level	Fixed Number of Shares	Variable Number of Shares(1)
Chief Executive Officer	230,000	5x Salary
Executive Vice President	60,000	3x Salary
Senior Vice President	30,000	2x Salary

(1)	Variable number equals stated salary multiple divided by current share price.

The following are included in determining the executive’s share ownership for purposes of these guidelines: shares held by minor dependents and spouses; unvested restricted stock and restricted stock units, discounted by an assumed tax rate of 35% and only up to 50% of the applicable ownership target; and other shares owned outright, such as earned performance shares and exercised stock options. The Committee reviewed executives’ progress towards meeting these goals in October 2012. Using reasonable assumptions regarding executive salary and stock appreciation, the Committee concluded that all executives are progressing towards their goals in a manner that will allow them to meet either the fixed or variable share objectives within the prescribed time frames.

Insider Trading Restrictions and Policy Against Hedging

Our insider trading policy prohibits directors, employees and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades by directors and executive officers are prohibited during certain prescribed blackout periods and are required to be pre-cleared by appropriate Walgreens personnel. This policy also prohibits directors and executive officers from engaging in “short sales” with respect to our securities, entering into “derivative” transactions, including exchange-traded put or call options, with respect to our securities, or engaging in hedging or monetization transactions, such as collars or forward sale contracts, with respect to our securities.

Tax-Deductibility of Executive Officer Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of a company’s chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. It is the Committee’s objective to maximize deductibility under Section 162(m) to the extent consistent with the Committee’s assessment of the interests of the Company and its shareholders.

In accordance with that objective, our long-term incentives (stock options, Performance Share Program awards, and starting in fiscal 2012, performance-based RSUs) are designed as qualifying performance-based compensation. In addition, with respect to any compensation payable to an applicable executive officer that would otherwise be nondeductible, it is the Company’s policy to seek to maximize the deductibility of compensation paid to our NEOs. The Company maintains the Walgreen Co. Section 162(m) Deferred Compensation Plan that provides, for each fiscal year, compensation that would otherwise exceed the

Section 162(m) deductibility limit may be deferred, should the Committee elect. Deferred cash amounts are credited with interest based on the prime lending rate plus any excess of the prime lending rate over the federal funds rate. These amounts are then paid after the participant’s termination of employment, based on the participant’s advance elections as to form and timing of payment. Mr. Wasson was a participant in this Plan in 2012. Activity under this Plan during fiscal year 2012 for Mr. Wasson is included in the Nonqualified Deferred Compensation for the 2012 Fiscal Year table below. The Committee elected to freeze the Section 162(m) Deferred Compensation Plan to new participants and new earnings, effective July 1, 2011. In order to maximize the tax deduction for compensation paid to the executives, the Committee intends to seek to qualify as much compensation as reasonably possible as performance-based under Code Section 162(m). In January 2012, the shareholders approved the Walgreen Co. 2011 Cash-Based Incentive Plan which is designed to allow the Committee to qualify short-term incentive awards under that plan as performance-based compensation. In addition, the Committee took action intended to qualify fiscal 2012 and future RSUs as performance-based compensation through the adoption of a one-year performance threshold based on 50% of threshold FIFO EBIT (as calculated under the terms of the Management Incentive Plan) that is to be met prior to the vesting of the RSUs, and if met, triggers maximum funding. In October 2012, the Committee certified that the threshold was met for the RSUs granted on September 1, 2011.

The impact of accounting treatment is considered in developing compensation programs generally, including the accounting treatment as it applies to amounts paid or awarded to NEOs. We account for our equity incentive awards under FASB ASC Topic 718 and use the Black-Scholes option pricing formula in determining fair value of stock option grants.

The impact of Internal Revenue Code Section 409A is also taken into account and our executive plans and programs are, in general, designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance.

We do not provide gross-ups for additional taxes under Section 4999 of the Internal Revenue Code (regarding golden parachutes).

Compensation Committee Report

Each of the Compensation Committee members is independent, as defined under SEC rules and the listing standards of the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange, as well as the Company’s independence standards. Additionally, each member of the Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee reviews the Company’s Compensation Discussion and Analysis on behalf of the Board of Directors.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis above be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2012.

Compensation Committee

William C. Foote, Chairman

Steven A. Davis

Ginger L. Graham

Nancy M. Schlichting

Executive Compensation Tables and Supporting Information

Summary Compensation Table

The following table summarizes the compensation for the 2012 fiscal year for each of the Company’s fiscal 2012 “named executive officers,” who consist of:

•	President and Chief Executive Officer, Gregory D. Wasson;

•	Executive Vice President, Chief Financial Officer and President, International, Wade D. Miquelon; and

•

the next three most highly compensated executive officers who were serving as such at the end of the 2012 fiscal year (based on the amount shown in the “Total Compensation” column reduced by the amount shown in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column).

Information is also presented for the 2011 and 2010 fiscal years if the named executive officer was included in the Company’s Summary Compensation Table for those fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total Compensation ($)
Gregory D. Wasson	2012	1,295,833	—	6,256,682	2,662,239	1,150,052	18,948	657,304	12,041,058
President and Chief Executive Officer	2011	1,200,000	—	5,647,235	2,237,617	2,675,000	16,416	339,977	12,116,245
	2010	1,066,667	—	3,382,146	1,719,884	1,653,334	14,235	194,577	8,030,843

Wade D. Miquelon	2012	750,333	—	1,209,426	502,343	415,534	20,948	277,228	3,175,812
Executive Vice President, Chief Financial Officer and President, International	2011	726,000	—	1,589,241	589,089	931,912	18,957	151,581	4,006,780
	2010	709,333	—	1,298,286	652,592	659,680	17,156	130,332	3,467,379

Joseph C. Magnacca	2012	645,833	1,190,400	758,062	312,362	280,627	19,939	19,419	3,226,642
President, Daily Living Products and Solutions

Mark A. Wagner	2012	727,917	—	1,164,828	483,811	403,120	5,793	260,286	3,045,755
President, Community Management	2011	694,583	—	1,537,511	540,415	891,585	5,169	175,131	3,844,394
	2010	650,167	—	1,187,928	597,116	634,888	4,612	97,354	3,172,065

Kermit R. Crawford	2012	720,833	—	1,115,239	463,222	399,197	6,896	201,751	2,907,138
President, Pharmacy, Health and Wellness Services and Solutions	2011	662,500	—	1,473,404	495,029	850,402	6,100	118,053	3,605,488

(1)	Includes base salary earned in the fiscal year, whether or not deferred.

(2)

Represents retention bonus provided to Mr. Magnacca as part of his new-hire compensation package negotiated in connection with the acquisition of Duane Reade, including any portion deferred in the fiscal year.

(3)

Represents the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of contingent performance shares and restricted stock units (RSUs) granted under the Company’s Long-Term Performance Incentive Plan during the applicable fiscal year. These are not amounts paid to or realized by the NEO. See “Compensation Discussion and Analysis—Long-term Incentives” above for further information regarding these awards. For information on the valuation assumptions used in these computations, see Note 13 to our consolidated financial statements included in the Company’s fiscal 2012 Annual Report.

(4)

Represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of stock options granted for the applicable fiscal year. These are not amounts paid to or realized by the NEO. See “Compensation Discussion and Analysis” above for further information regarding these awards. Detailed Black-Scholes assumptions under FASB ASC Topic 718 are set forth in Note 13 to our consolidated financial statements included in the Company’s fiscal 2012 Annual Report. Stock options that remain outstanding are reflected in the Outstanding Equity Awards at 2012 Fiscal Year-End table below.

(5)	Includes the annual incentive compensation earned for each fiscal year. See “Compensation Discussion and Analysis” above for details concerning the Management Incentive Plan.

(6)

Reflects above-market interest earned on non-qualified deferred compensation for each fiscal year. See the Nonqualified Deferred Compensation for the 2012 Fiscal Year table below and “Compensation Discussion and Analysis” above for further information regarding these deferred compensation benefits.

(7)	Detail of the amounts reported in the “All Other Compensation” column for fiscal year 2012 is provided in the table below.

Item	Mr. Wasson	Mr. Miquelon	Mr. Magnacca		Mr. Wagner	Mr. Crawford
Term Life Insurance	$26,086	$7,174	$6,071		$10,889	$10,493
Profit Sharing Retirement Plan	14,501	14,501	—		14,501	14,501
Profit Sharing Restoration Plan	4,684	3,752	—		16,556	10,189
Executive Deferred Profit Sharing Plan	334,377	152,910	—		138,638	101,838
Dividends Paid on Unvested Restricted Stock(a)	1,968	25,098	—		1,355	641
Dividend Equivalents on Unvested RSUs(a)	246,262	57,139	13,348		65,430	47,991
Perquisites and Personal Benefits(b)	29,426	16,654		(b)	12,917	16,098

Total	$657,304	$277,228	$19,419		$260,286	$201,751

(a)

Dividends on restricted shares are required to be deferred until the vesting date. Dividend equivalents with respect to RSUs are credited as additional RSUs on the record date, subject to the same vesting restrictions as the underlying RSUs.

(b)

Pursuant to SEC rules, perquisites and personal benefits are not reported for any named executive officer for whom such amounts were less than $10,000 in the aggregate for fiscal 2012. This table includes for each other person the Company’s incremental costs relating to annual physical examination, long-term disability benefits, and personal accident insurance benefits, for Mr. Wagner reimbursement of an airline club fee, and for Mr. Wasson reimbursement of certain ground transportation expenses. No individual component exceeded $25,000 for any of the persons presented. No tax gross-up was paid with respect to any of these amounts.

Grants of Plan-Based Awards in 2012 Fiscal Year

The following table sets forth certain information regarding awards for fiscal year 2012 under the Company’s Executive Stock Option Plan (ESOP), Performance Share Program (PSP), Restricted Stock Unit (RSU) Program and Management Incentive Plan (MIP).

										All Other Stock Awards: Numbers of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name	Plan Name	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory D. Wasson	ESOP	9/01/11	7/13/11								306,706	35.65	2,662,239
	PSP	9/01/11	10/12/11				51,117	102,235	153,352
	RSU	9/01/11	7/13/11							75,361
	MIP	10/12/11	10/12/11	809,896	1,619,791	3,239,583
Wade D. Miquelon	ESOP	9/01/11	7/13/11								57,873	35.65	502,343
	PSP	9/01/11	10/12/11				9,978	19,956	29,934
	RSU	9/01/11	7/13/11							14,368
	MIP	10/12/11	10/12/11	281,375	562,750	1,125,500
Joseph C. Magnacca	ESOP	9/01/11	7/13/11								35,986	35.65	312,362
	PSP	9/01/11	10/12/11				6,134	12,268	18,402
	RSU	9/01/11	7/13/11							9,253
	MIP	10/12/11	10/12/11	193,750	387,500	775,000
Mark A. Wagner	ESOP	9/01/11	7/13/11								55,738	35.65	483,811
	PSP	9/01/11	10/12/11				9,610	19,220	28,830
	RSU	9/01/11	7/13/11							13,838
	MIP	10/12/11	10/12/11	272,969	545,937	1,091,875
Kermit R. Crawford	ESOP	9/01/11	7/13/11								53,366	35.65	463,222
	PSP	9/01/11	10/12/11				9,201	18,402	27,603
	RSU	9/01/11	7/13/11							13,249
	MIP	10/12/11	10/12/11	270,313	540,625	1,081,250

(1)

Target awards and related performance goals/targets for the MIP and the PSP for fiscal year 2012 were approved at the October 12, 2011 meeting of the Compensation Committee. Stock options and RSUs were granted on September 1, 2011, the first day of fiscal year 2012, and were approved by the Compensation Committee on July 13, 2011. Our annual grants of long-term incentive awards were made as of the first day of the fiscal year (September 1, 2011 for the 2012 fiscal year) and the formula for determining the terms of the awards was approved in advance by the Committee at its quarterly meeting in July. At that meeting, the Committee approved the long-term incentive award levels and relevant award terms and conditions applicable to the executives and other eligible employees for the grant to be made as of the first day of the upcoming fiscal year. In addition, at the October meeting, the Committee ratified the formula-driven number of shares awarded to senior executives. The Committee’s approval also addressed the manner of calculating pro-rated grants to be made to individuals hired into eligible positions during the upcoming fiscal year and pro-rated grants to be made to individuals who are promoted into and among eligible positions during the upcoming fiscal year. In all of these cases, the Committee approves the terms of the long-term incentive awards and delegates to Human Resources management the authority to carry out these stock option grants in accordance with the overall terms approved by the Committee. Pursuant to this delegation, the grant date for pro-rated grants to eligible new hires is the date of hire, and the grant date for pro-rated grants to eligible promoted employees is the later of the effective date of promotion or the date of approval of the promotion.

(2)

These amounts represent the threshold, target and maximum annual incentives under the MIP for fiscal year 2012. The related performance targets and results are described in detail under “Compensation Discussion and Analysis.” The threshold award was set at 50% of the target award, and the maximum award was set at 200% of the target award. The actual earned awards under the MIP for fiscal year 2012 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(3)

These share numbers represent the threshold, target and maximum performance share awards under the PSP for the fiscal 2012 to 2014 performance period. The threshold award was set at 50% of the target performance share award, and the maximum award was set at 150% of the target performance share award.

(4)	Represents the number of RSUs granted in fiscal year 2012, including additional RSUs credited in lieu of cash dividends. The annual RSU grant vests on the third anniversary of the grant date.

(5)	All of these stock options vest on the third anniversary of the grant date and expire on the tenth anniversary of the grant date.

(6)	The exercise price for stock options is the per-share closing price of Walgreen Co. common stock on the grant date.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table reflects outstanding vested and unvested stock options, as well as unvested/unearned restricted stock, restricted stock units and performance shares held by the named executive officers as of the end of fiscal year 2012.

	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Awards That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested ($)(3)
Gregory D. Wasson	9/1/04	24,279	—	36.45	9/1/14
	9/1/05	22,987	—	46.33	9/1/15
	10/12/05	6,666	—	44.12	10/12/15
	9/1/06	36,393	—	49.46	9/1/16
	5/1/07	9,491	—	43.90	5/1/17
	9/1/07	77,656	—	45.07	9/1/17
	9/1/08	78,712	—	36.43	9/1/18
	2/1/09	76,016	—	27.41	2/1/19
	9/1/09	—	171,474	34.04	9/1/19
	9/1/10	—	277,620	27.69	9/1/20
	9/1/11	—	306,706	35.65	9/1/21
						263,771	8,688,500	163,479	5,837,473

Wade D. Miquelon	6/16/08	12,765	—	36.25	6/16/18
	6/16/08	20,000	10,000	36.25	6/16/18
	9/1/08	37,743	—	36.43	9/1/18
	7/8/09	1,124	—	29.76	7/8/19
	9/1/09	—	65,064	34.04	9/1/19
	9/1/10	—	73,088	27.69	9/1/20
	9/1/11	—	57,873	35.65	9/1/21
						70,996	2,538,817	48,155	1,718,694

Joseph C. Magnacca	4/1/11	—	19,414	40.94	4/1/21
	9/1/11	—	35,986	35.65	9/1/21
						14,297	511,264	9,443	337,682

Mark A. Wagner	9/1/03	22,843	—	32.57	9/1/13
	9/1/04	24,279	—	36.45	9/1/14
	9/1/05	21,497	—	46.33	9/1/15
	3/1/06	4,603	—	44.86	3/1/16
	9/1/06	36,393	—	49.46	9/1/16
	9/1/07	48,812	—	45.07	9/1/17
	9/1/08	48,558	—	36.43	9/1/18
	9/1/09	—	59,533	34.04	9/1/19
	9/1/10	—	67,049	27.69	9/1/20
	9/1/11	—	55,738	35.65	9/1/21
						70,082	2,506,119	44,572	1,590,850

Kermit R. Crawford	9/1/05	11,582	—	46.33	9/1/15
	10/12/05	1,287	—	44.12	10/12/15
	9/1/06	17,337	—	49.46	9/1/16
	9/1/07	26,403	—	45.07	9/1/17
	9/1/08	23,552	—	36.43	9/1/18
	9/1/09	—	30,778	34.04	9/1/19
	1/14/10	—	3,745	37.11	1/14/20
	9/1/10	—	61,418	27.69	9/1/20
	9/1/11	—	53,366	35.65	9/1/21
						51,403	1,838,166	31,751	1,133,857

(1)

All stock options vest on the third anniversary of the grant date, except the new-hire stock option grant of 30,000 shares to Mr. Miquelon on June 16, 2008, which vests as to one-third of the shares on each of the third, fourth and fifth anniversaries of the grant date. All stock options expire on the tenth anniversary of the grant date.

(2)	Includes the number and value of the following types of awards:

•	RSUs issued since fiscal year 2009 under the Company’s Long-Term Performance Incentive Plan. These RSUs vest on the third anniversary of the grant date.

•	New hire restricted shares granted to Mr. Miquelon, which vest as to one-third of the shares on each of the third, fourth and fifth anniversaries of the grant dates.

(3)

Represents the number and value of performance shares, based on the threshold performance level, under the Company’s Performance Share Program, except for the September 2009 grant which is presented based on the actual achievement of a three-year cumulative pre-tax earnings goal as determined by the Compensation Committee in October 2012.

Option Exercises and Stock Vested in 2012 Fiscal Year

The following table reflects information regarding stock options exercised during fiscal year 2012 and restricted shares and restricted stock units that vested during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Gregory D. Wasson	16,402	12,454	119,572	4,142,147
Wade D. Miquelon	—	—	52,470	1,808,319
Joseph C. Magnacca	—	—	6,670	222,838
Mark A. Wagner	18,820	14,337	46,983	1,634,345
Kermit R. Crawford	—	—	23,326	817,872

(1)

Includes shares subject to awards that vested in fiscal year 2012, but that were deferred pursuant to the Section 162(m) Deferred Compensation Plan. See the “Nonqualified Deferred Compensation for the 2012 Fiscal Year” table below.

(2)	Based on the fair market value of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation for the 2012 Fiscal Year

The following table reflects contributions, earnings, withdrawals and end-of-year balances under nonqualified deferred compensation plans. The applicable plans are as follows: (1) Deferred Compensation/Capital Accumulation Plans that have been offered in specific years, which are collectively referred to below as the “DCP”; and (2) the Section 162(m) Deferred Compensation Plan, which generally provided in fiscal 2012 for deferrals by covered executives of compensation that would otherwise be non-deductible under the $1 million tax deductibility limit, which is referred to below as “162M”. See “Compensation Discussion and Analysis” above for further information regarding this plan. Activity under the Company’s Profit Sharing Restoration Plan is not included below, because that Plan provided benefits on an after-tax basis and therefore was not a deferred compensation program.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (8/31/12) ($)(3)
Gregory D. Wasson	DCP	—	—	46,737	—	368,930
	162M	3,109,652	—	266,784	—	2,678,253
Wade D. Miquelon	DCP	—	—	23,482	—	247,117
Joseph C. Magnacca	DCP	—	—	54,693	—	575,576
Mark A. Wagner	DCP	—	—	15,190	—	128,998
	162M	443,014	—	1,774	—	911,151
Kermit R. Crawford	DCP	—	—	27,541	—	179,970

(1)

The amounts shown in this column reflect the mandatory deferral (pursuant to the Walgreen Co. 162(m) Deferred Compensation Plan) of cash and restricted stock units that were granted on September 1, 2009 and vested on September 1, 2012, including additional restricted stock units received in lieu of dividends thereon.

(2)

The above-market portion of the DCP and 162M earnings shown in this column is included in the 2012 amount in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above.

(3)

In addition to the amounts described in footnotes (1) and (2) above, the amount shown in this column includes the following deferred amounts reported as compensation for fiscal years 2010 and 2011 in the Summary Compensation Table above:

Name	2010 Salary ($)	2010 Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	2011 Salary ($)	2011 Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	2011 All Other Compensation ($)
Gregory D. Wasson	203,941	14,235	266,566	16,416	130,115
Wade D. Miquelon	—	17,156	—	18,957	—
Joseph C. Magnacca	—	—	—	—	—
Mark A. Wagner	—	4,612	3,333	5,169	—
Kermit R. Crawford	—	—	22,500	6,100	—

Potential Payments Upon Termination or Change in Control

The information and tables below describe and illustrate compensation and benefits payable to each of the named executive officers of the Company in the event of termination of employment. The tables show the amount of compensation payable to each executive upon termination following a change of control, and other termination events.

Payments/Benefits Upon Any Termination of Employment.    Upon termination of employment, the executive will be entitled to receive amounts earned during his or her term of employment. These amounts include:

•	any earned awards that are not yet paid, including unpaid awards under the Management Incentive Plan for the completed fiscal year;

•	vested stock options;

•	account balances under the Profit Sharing Retirement Plan and the Executive Deferred Plan;

•	Deferred Compensation/Capital Accumulation Plan benefits and Section 162(m) Deferred Compensation Plan benefits, to the extent the executive has participated;

•	earned but unused vacation pay; and

•	base salary earned through the date of termination.

Additional Payments/Benefits Upon Retirement.    Additional benefits apply if the executive retires after reaching applicable retirement age and service thresholds as follows:

•	Age 55 and 10 years of service:

•	a pro-rated award under the Management Incentive Plan for the final partial year of participation;

•

outstanding stock options continue to vest and remain exercisable until the earlier of five years from the executive’s retirement date and the expiration of the 10-year term of the stock option (shorter exercise periods apply to any stock options granted prior to the individual’s promotion to the executive level);

•	pro-rated vesting of all unvested RSUs based on the portion of the vesting period completed through the retirement date;

•

a pro-rated portion of performance shares earned at the end of the performance period, based on the portion of the performance period completed through the retirement date and actual performance results for such performance period;

•

special retirement benefits applicable to Senior Vice Presidents and above, which consist of a continuation of Company-paid annual physical examinations and United Airlines preferred flight executive premier status to age 70; and

•	eligibility for retirement payments under the Deferred Compensation/Capital Accumulation Plans, to the extent the executive has participated.

•	Age 55 and 25 years of service:

•	eligibility for retirement benefits described above (55 and 10); and

•	eligibility for retiree medical and prescription drug coverage, if hired prior to 2002.

Alternatively, senior executives hired prior to 2002 who are not eligible for regular retiree medical/prescription drug coverage because they do not meet the age or service threshold are eligible for the Select Senior Executive Retiree Medical Expense Plan if they have combined age and service of at least 72 years at retirement. This Plan reimburses up to $4,350 per year in medical expenses up to age 65 and up to $2,200 in medical expenses after age 65 for each of the retiree and his or her spouse.

Payments/Benefits Upon Death or Disability.    In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments/Benefits Upon Any Termination of Employment,” the following payments/benefits apply:

•

except to the extent disability or death benefits, as applicable, are more favorable, as listed below, the retirement benefits listed above shall apply to the extent the executive had reached the requisite retirement age and service thresholds;

•

a pro-rated award under the Management Incentive Plan for the final partial year of participation based on the executive’s paid-through date for disability and unpaid, accrued vacation days at death or the executive’s paid-through date;

•

outstanding stock options continue to vest and remain exercisable until the earlier of five years from the executive’s termination due to death or disability and the expiration of the 10-year term of the stock option (shorter exercise periods apply to any stock options granted prior to the individual’s promotion to the executive level);

•	full vesting of all unvested RSUs;

•

a pro-rated portion of performance shares earned at the end of the performance period, based on the portion of the performance period completed through the date of death or disability and actual performance results for such performance period;

•	in the case of disability, eligibility for retirement payments under the Deferred Compensation/Capital Accumulation Plans, to the extent the executive has participated; and

•	benefits under the Company’s executive disability plan or the Company’s executive life insurance plan, as applicable.

Payments/Benefits Upon a Change in Control.    The Company has employment agreements with each of the named executive officers and with certain other executives of the Company that become effective only upon a change of control of the Company. Under these agreements, change in control is defined generally to include (1) an acquisition (other than from the Company) of at least 20% of the ownership or voting power of the Company, (2) a change in a majority of Board members not approved by a majority of incumbent Board members, or (3) a merger, reorganization or similar type of transaction after which there is a greater than 50% change in beneficial ownership of the Company. Each agreement becomes operative for a three-year “Employment Period” following a change in control. In the event that the executive is dismissed without cause or resigns for good reason during the Employment Period, he or she will be entitled to the following compensation and benefits:

•

a proportionate annual bonus for the then-current fiscal year based upon the greater of the executive’s average annual bonus for the three fiscal years prior to the change in control, or the annualized actual bonus for the year of termination, paid in a lump sum;

•

a lump-sum payment equal to the base salary plus the greater of the executives’ average annual bonus for the three fiscal years prior to the change in control or the annualized actual bonus for the year of termination, to which the executive would have been entitled for the remainder of the Employment Period;

•

a lump-sum payment equal to the actuarial equivalent value of the Company contributions that the executive would have received under the Profit Sharing Retirement Plan and the Executive Deferred Plan for the remainder of the Employment Period; and

•	continuation of health and welfare benefits for the remainder of the Employment Period.

The above payments and benefits would be reduced to the extent necessary to avoid the application of any “golden parachute” pursuant to Section 280G of the Internal Revenue Code.

Under these employment agreements, termination for cause means termination of the executive’s employment due to (1) dishonest acts intended to benefit the executive personally, (2) repeated failure to perform the executive’s duties and responsibilities, or (3) conviction of a felony. Good reason is defined to include (1) assignment of duties that result in diminished position, authority, duties or responsibilities, (2) the Company’s failure to meet its obligations to the executive under the employment agreement, (3) a required change in work location, (4) the failure of the Company’s obligations under the employment agreement to be properly assumed by the new owner following a change in control, or (5) the executive’s voluntary termination for any reason during the 30-day period immediately following the first anniversary of a change in control.

The Compensation Committee adopted an Executive Severance and Change in Control Plan, effective January 1, 2013, intended to replace (with the consent of affected executives) the existing change-of-control employment agreements, as explained above under “Compensation Discussion and Analysis.” All of the NEOs have consented to the termination of their existing change-of-control employment agreements effective January 1, 2013 and will thereafter be eligible to participate in the new Executive Severance and Change in Control Plan, subject to certain conditions not expected to occur. As a result, for any qualifying termination and change in control occurring on or after January 1, 2013, the NEOs would be eligible for payments under the new plan and not under the change-of-control employment agreements summarized above. See the “Compensation Discussion and Analysis” above for a description of the benefits under this plan.

Under certain Company benefit plans, the following applies upon a change in control of the Company:

•	full vesting of all unvested RSUs;

•	full payment of the target level of performance shares for each incomplete performance period under the Performance Share Program; and

•

to the extent the executive has participated, qualifying retirement benefits under the Company’s Deferred Compensation/Capital Accumulation Plans upon involuntary termination of employment without cause or resignation for good reason within five years of a change in control.

Benefits are not duplicated if the executive also has an employment agreement.

Tables—Named Executive Officers.    The tables below show the potential payments upon each type of termination of employment event for each of the named executive officers currently employed by the Company.

For each of the named executive officers, the amounts shown in the tables below assume that the executive’s last day worked was August 31, 2012, and thus the amounts shown include amounts earned through that date along with estimates of the amounts that would be paid to the executives after their termination. In all cases, earned but unused vacation is included. This means that the executive would have worked through August 31, 2012, but his or her official termination date for purposes of pay and most benefits would include all vacation days due. This official termination date is referred to as the executive’s “paid-through date.” Where applicable, the other rows in the tables include any bonus, performance plan awards, 401(k) matching contributions and perquisites applied to such vacation days. Other employee benefits that apply during the vacation payout period—such as medical coverage—are not included in the tables, because those benefits are applicable on the same terms to all employees during their vacation payout periods. Similarly, these tables do not include Profit Sharing Retirement Plan or Section 162(m) Deferred Compensation Plan account balances, as these account balances are earned and payable, and the payment amounts will not vary based on the reason for termination of employment. The account balances as of fiscal year end under the Section 162(m) Deferred Compensation Plan are included in the Nonqualified Deferred Compensation table above. The tables below also do not include amounts earned for fiscal year 2012 that are shown in the Summary Compensation Table above.

For termination following a change in control, it is assumed that the change in control and termination of employment occur simultaneously as of the end of the 2012 fiscal year (as described in the preceding paragraph). For executives who continue working for at least some period of time following the change in control date, the amount of change in control termination benefits would be reduced to the amount corresponding to the period from termination of employment through the end of the three-year Employment Period described above under “Payments/Benefits Upon a Change in Control.” The actual amounts to be paid under any of the scenarios can only be determined at the time of the executive’s actual separation from the Company. Further, the Compensation Committee retains discretion to provide additional benefits to senior executives upon termination or resignation if it determines the circumstances so warrant.

For each named executive officer, only the potentially relevant scenarios are included. For example, since none of the named executive officers has reached the age and service threshold to qualify for retirement status, the retirement scenario is not shown.

Voluntary Termination at 2012 Fiscal Year-End

Payments and Benefits Upon Separation	Mr. Wasson	Mr. Miquelon	Mr. Magnacca	Mr. Wagner	Mr. Crawford
Cash Compensation:
Accrued Vacation Pay	$375,000	$63,149	$58,333	$257,372	$213,782
Retirement/Deferred Compensation:
Company Contributions	15,000	1,516	—	10,295	8,551
Deferred Compensation/Capital
Accumulation Plans	219,541	204,766	430,421	82,579	93,825
Health and Welfare Benefits:
Medical/Prescription Drug/Dental(1)	180,073	—	—	213,397	192,570

Totals	$789,614	$269,431	$488,754	$563,643	$508,728

(1)

For Messrs. Wasson, Wagner and Crawford, the amount shown is the present value of estimated benefits under the Select Senior Executive Retiree Medical Expense Plan, which is described above under “Additional Payments/Benefits Upon Retirement.”

Involuntary Termination Not for Cause at 2012 Fiscal Year-End

Payments and Benefits Upon Separation	Mr. Wasson	Mr. Miquelon	Mr. Magnacca	Mr. Wagner	Mr. Crawford
Cash Compensation:
Severance Pay	$800,000	$120,513	$97,917	$449,231	$446,154
Accrued Vacation Pay	375,000	63,149	58,333	257,372	213,782
Retirement/Deferred Compensation:
Company Contributions	15,000	1,516	—	10,295	8,551
Deferred Compensation/Capital
Accumulation Plans	847,443	204,807	430,421	117,627	163,815
Health and Welfare Benefits:
Medical/Prescription Drug/Dental(1)	181,161	—	—	213,021	193,657

Totals	$2,218,604	$389,985	$586,671	$1,047,546	$1,025,959

(1)

For Messrs. Wasson, Wagner and Crawford, the amount shown reflects a six-month COBRA supplement and the present value of estimated benefits under the Select Senior Executive Retiree Medical Expense Plan, which is described above under “Additional Payments/Benefits Upon Retirement.”

Involuntary Termination for Cause at 2012 Fiscal Year-End

Payments and Benefits Upon Separation	Mr. Wasson	Mr. Miquelon	Mr. Magnacca	Mr. Wagner	Mr. Crawford
Cash Compensation:
Accrued Vacation Pay	$375,000	$63,149	$58,333	$257,372	$213,782
Retirement/Deferred Compensation:
Company Contributions	15,000	1,516	—	10,295	8,551
Deferred Compensation/Capital Accumulation Plans(1)	88,000	150,000	430,421	38,481	59,833

Totals	$478,000	$214,665	$488,754	$306,148	$282,166

(1)

Upon termination for cause (defined under the terms of the deferred compensation plans to be termination of employment for (a) an act or acts of dishonesty committed by a participant; (b) a violation of any of the anti-harassment or anti-discrimination policies or procedures of the Company; or (c) a violation of any of the other policies or procedures of the Company applicable to the participant’s employment category which is either: (i) grossly negligent; or (ii) willful and deliberate) contributions to the Deferred Compensation plans are returned without positive interest (any negative earnings are subtracted from the 2011 Executive Deferred Compensation Plan account balance).

Death at 2012 Fiscal Year-End

Payments and Benefits Upon Separation	Mr. Wasson	Mr. Miquelon	Mr. Magnacca	Mr. Wagner	Mr. Crawford
Cash Compensation:
Accrued Vacation Pay	$390,000	$82,431	$75,000	$280,769	$237,019
Management Incentive Plan	487,500	61,823	45,000	210,577	177,764
Long-Term Incentives:(1)
Stock Options—Extended Vesting/ Exercisability(2)	2,569,066	708,096	3,958	649,613	554,452
Restricted Stock and RSUs – Accelerated Vesting	8,688,500	2,538,817	511,264	2,506,119	1,838,166
Performance Share Program(3)	5,502,207	1,641,592	303,334	1,514,829	1,099,760
Retirement/Deferred Compensation:
Company Contributions	602,728	103,792	—	180,492	134,108
Deferred Compensation/Capital
Accumulation Plans	879,956	231,227	430,520	133,091	186,015
Health and Welfare Benefits:
Medical/Prescription Drug/Dental(4)	87,954	—	—	108,781	96,285
Life Insurance	(5)	(5)	(5)	(5)	(5)

Totals	$19,207,911	$5,367,778	$1,369,076	$5,584,271	$4,323,569

(1)	Based on the closing price of Company common stock on August 31, 2012, which was $35.76 per share.

(2)

Unvested stock options are listed in the Outstanding Equity Awards in the 2012 Fiscal Year-End table above and will be exercisable from the vesting date through the earlier of August 31, 2017 (five years from the executive’s assumed termination due to death) and the expiration of the 10-year term of the stock option (shorter exercise periods apply to any stock options granted prior to the individual’s promotion to the executive level).

(3)

Upon death, a pro-rated portion of outstanding performance shares is paid at the end of the performance period based on actual Company performance. Amounts shown above represent the value of performance shares at actual performance for the 2010 PSP grant and at target for the 2011 and 2012 grants, pro-rated for the portion of the performance period completed through August 31, 2012.

(4)

Where applicable, amount shown is the present value of estimated benefits to the surviving spouse under the Select Senior Executive Retiree Medical Expense Plan, which is described above under “Additional Payments/Benefits Upon Retirement.”

(5)

The estimated death benefit payable to the executive’s beneficiaries upon death is not included because the Company’s cost of providing this coverage is included in the Summary Compensation Table above. The life insurance proceeds that would be payable to the executive’s beneficiaries in the event of the executive’s death on August 31, 2012 are equal to two and one-half times the sum of the executive’s base salary and last paid annual bonus.

Permanent Disability at 2012 Fiscal Year-End

Payments and Benefits Upon Separation	Mr. Wasson	Mr. Miquelon	Mr. Magnacca	Mr. Wagner	Mr. Crawford
Cash Compensation:
Accrued Vacation Pay	$390,000	$82,431	$75,000	$280,769	$237,019
Management Incentive Plan	812,500	282,000	195,000	273,750	271,875
Long-Term Incentives:(1)
Stock Options—Extended Vesting/ Exercisability(2)	2,569,066	708,096	3,958	649,613	554,452
Restricted Stock and RSUs – Accelerated Vesting	8,688,500	2,538,817	511,264	2,506,119	1,838,166
Performance Share Program(3)	7,844,902	2,181,629	530,591	2,021,348	1,573,416
Retirement/Deferred Compensation:
Company Contributions	783,136	190,914	—	237,339	190,224
Deferred Compensation/Capital Accumulation Plans (present value)	3,174,664	1,027,937	430,520	762,690	670,868
Health and Welfare Benefits:
Medical/Prescription Drug/Dental(4)	180,073	—	—	213,397	192,570
Disability/Personal Accident Insurance(5)	1,842,500	881,174	593,350	851,476	835,121

Totals	$26,285,341	$7,892,998	$2,339,683	$7,796,501	$6,363,711

(1)	Based on the closing price of Company common stock on August 31, 2012, which was $35.76 per share.

(2)

These unvested stock options are listed in the Outstanding Equity Awards in the 2012 Fiscal Year-End table above and will be exercisable from the vesting date through the earlier of August 31, 2017 (five years from the executive’s assumed termination due to disability) and the expiration of the 10-year term of the stock option (shorter exercise periods apply to any stock options granted prior to the individual’s promotion to the executive level).

(3)

Upon disability, a pro-rated portion of outstanding performance shares is paid at the end of the performance period based on actual Company performance. Amounts shown above represent the value of performance shares at target, pro-rated for the portion of the performance period completed through the estimated paid-though date of August 31, 2012. This includes performance shares granted in fiscal year 2012.

(4)

Where applicable, amount shown is present value of estimated benefits under the Select Senior Executive Retiree Medical Expense Plan, which is described above under “Additional Payments/Benefits Upon Retirement.”

(5)

Amount shown is the first 12 months of disability pay. No amount is included for the remaining period of disability coverage, because the Company’s estimated cost of providing that coverage is included in the Summary Compensation Table above. The disability proceeds that would be payable to an executive in the event of the executive’s permanent disability on August 31, 2012 are equal to the executive’s base salary for six months plus 60% of the executive’s base salary and bonus until the executive reaches social security retirement age.

Involuntary or Good Reason Termination Following a Change in Control at 2012 Fiscal Year-End

Payments and Benefits Upon Separation(1)	Mr. Wasson	Mr. Miquelon	Mr. Magnacca	Mr. Wagner	Mr. Crawford
Cash Compensation:
Base Salary	$3,900,000	$2,256,000	$1,950,000	$2,190,000	$2,175,000
Accrued Vacation Pay	375,000	63,149	58,333	257,372	213,782
Management Incentive Plan	5,478,386	2,007,126	1,454,227	1,929,593	1,711,101
Long-Term Incentives:(2)
Restricted Stock and RSUs – Accelerated Vesting	8,688,500	2,538,817	511,264	2,506,119	1,838,166
Performance Share Program(3)	9,051,357	2,417,126	687,631	2,248,160	1,790,575
Retirement/Deferred Compensation:
Company Contributions	1,099,730	371,289	—	365,250	309,145
Deferred Compensation/Capital Accumulation Plans	3,174,664	1,027,937	430,421	762,690	670,868
Health and Welfare Benefits:
Medical/Prescription Drug/Dental(4)	186,598	32,792	12,085	211,141	199,094
Life Insurance(5)	81,868	22,463	21,378	33,153	32,197
Disability/Personal Accident Insurance(6)	66,708	28,355	15,140	27,312	26,539

Totals	$32,102,811	$10,765,054	$5,140,479	$10,530,790	$8,966,467

(1)

Includes pay and benefits provided under the Change in Control Employment Agreement. Under the terms of that Agreement, the actual payments would be reduced to the extent necessary to avoid any “golden parachute” excise tax under Section 280G of the Internal Revenue Code.

(2)	Based on the closing price of Company common stock on August 31, 2012, which was $35.76 per share.

(3)	Upon a change in control, outstanding performance shares are paid at the target performance level.

(4)

The amount shown is three years of continued coverage under the Change in Control Employment Agreement. For Messrs. Wasson, Wagner and Crawford, the amount also includes the present value of estimated benefits under the Select Senior Executive Retiree Medical Expense Plan, which is described above under “Additional Payments/Benefits Upon Retirement.”

(5)	Amounts represent the cost of continuing life insurance coverage for three years.

(6)	Amounts represent the cost of continuing disability and personal accident insurance coverage for three years.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of November 12, 2012, concerning the ownership of common stock by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, by each director and director nominee, by each executive officer named in the Summary Compensation Table above, and by all current directors and executive officers as a group. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of, as well as any shares that such person has the right to acquire within 60 days, including through the exercise of options or other rights. Except as otherwise noted, to the Company’s knowledge, the persons named possessed sole voting and investment power over such shares, and such shares are not subject to any pledge.

Name	Shares of Common Stock Owned(1)	Options Currently Exercisable or Exercisable within 60 Days	Total Shares of Common Stock Beneficially Owned(1)	Percent of Class
Janice M. Babiak(2)	—	—	—	—
David J. Brailer(2)	5,167	—	5,167	*
Kermit R. Crawford(1)	34,961	110,939	145,900	*
Steven A. Davis(2)	—	—	—	—
William C. Foote(2)	45,323	—	45,323	*
Mark P. Frissora	18,054	—	18,054	*
Ginger L. Graham(2)	—	—	—	—
Joseph C. Magnacca(1)	3,905	—	3,905	*
Alan G. McNally(2)	57,533	60,000	117,533	*
Wade D. Miquelon(1)	63,403	136,696	200,099	*
Dominic P. Murphy	798	—	798	*
Stefano Pessina(3)	72,841,856	—	72,841,856	7.7
Nancy M. Schlichting(2)	—	—	—	—
David Y. Schwartz(2)(4)	14,342	—	14,342	*
Alejandro Silva(2)	400	—	400	*
James A. Skinner(2)	590	—	590	*
Mark A. Wagner(1)(5)	98,575	266,518	365,093	*
Gregory D. Wasson(1)	154,289	503,674	657,963	*
All current directors and executive officers as a group (27 individuals)(1)(2)(6)	73,528,889	1,480,746	75,009,635	7.9

*	Less than 1% of the Company’s outstanding common stock.

(1)

Includes shares subject to restricted share award (RSA) with voting rights issued under the Company’s long-term incentive program in the following amount: Mr. Miquelon, 10,000 shares and all current directors and executive officers as a group, 12,000 shares. Also includes shares underlying vested restricted stock units subject to deferral under the Section 162(m) Deferred Compensation Plan in the following amounts: Mr. Wagner, 11,361 shares; Mr. Wasson, 56,279 shares; and all current directors and executive officers as a group, 69,601 shares. Does not include shares underlying restricted stock units and restricted stock units credited as dividends on restricted stock units issued under the Walgreen Co. Long-Term Performance Incentive Plan that do not vest within 60 days of November 12, 2012. The table below presents such unvested restricted stock units separately, and in total with beneficially owned stock, as of November 12, 2012 for each named executive officer of the Company and all current directors and executive officers as a group.

Name	Restricted Stock Units	Shares of Common Stock Beneficially Owned	Total
Kermit R. Crawford.	61,519	145,900	207,419
Joseph C. Magnacca	26,546	3,905	30,451
Wade D. Miquelon	63,234	200,099	263,333
Mark A. Wagner	61,928	365,093	427,021
Gregory D. Wasson	255,084	657,963	913,047
All current directors and executive officers as a group	728,174	75,009,635	75,737,809

All of the unvested restricted stock units included in the foregoing table are subject to time vesting requirements. In addition, the following number of unvested restricted stock units included in the table also remain subject to a Company performance vesting requirement: Mr. Crawford, 17,969 units; Mr. Magnacca, 12,129 units; Mr. Miquelon, 18,637 units; Mr. Wagner, 18,092 units; Mr. Wasson, 74,579 units; and all current directors and executive officers as a group, 227,855 units.

(2)

Does not include deferred stock units issued under the Walgreen Co. Nonemployee Director Stock Plan. The table below shows units held separately, and in total with beneficially owned stock, by each non-employee director of the Company who holds deferred stock units as of November 12, 2012.

Name	Deferred Stock Units	Shares of Common Stock Beneficially Owned	Total
Janice M. Babiak	2,394	—	2,394
David J. Brailer	7,261	5,167	12,428
Steven A. Davis	25,514	—	25,514
William C. Foote	33,789	45,323	79,112
Ginger L. Graham	12,101	—	12,101
Alan G. McNally	24,662	117,533	142,195
Nancy M. Schlichting	41,098	—	41,098
David Y. Schwartz	39,578	14,342	53,920
Alejandro Silva	33,932	400	34,332
James A. Skinner	50,761	590	51,351

(3)

Based on information provided in a Schedule 13D filed with the SEC on August 8, 2012 by Stefano Pessina, Alliance Santé Participations S.A. (“ASP”) and NEWCIP S.A., such shares are held of record by ASP, NEWCIP S.A. is the sole shareholder of ASP and Mr. Pessina holds 100% voting control over NEWCIP S.A. The principal business address of ASP and NEWCIP is 14, avenue du X Septembre, L-2550 Luxembourg, Grand Duchy of Luxembourg.

(4)

Held in grantor retained annuity trust of which Mr. Schwartz is the sole trustee. Does not include 4,917 shares owned by Mr. Schwartz’s wife with respect to which Mr. Schwartz disclaims any beneficial interest.

(5)	Does not include 587 shares owned by Mr. Wagner’s wife. Mr. Wagner disclaims any beneficial interest in these shares.

(6)	Does not include an aggregate of 5,904 shares held by family members of executive officers or directors, the beneficial ownership of which has been disclaimed by such executive officers or directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s common stock, to file initial reports of ownership and changes in ownership with the SEC. The SEC has established specific due dates for these reports, and the Company is required to disclose in this proxy statement any known late filings or failures to file. Based on a review of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during fiscal year 2012 all required reports were filed in a timely manner and disclosed all required transactions, with the exception of one Form 4 of Mr. Skinner and one Form 4 of Mr. Davis. Due to an inadvertent administrative error in connection with transitions in director service responsibilities, these Form 4s did not timely reflect the exempt acquisition of additional deferred stock units as director compensation resulting from new board service responsibilities.

Equity Compensation Plans

The following table summarizes information about Walgreen Co. common stock that may be issued upon the exercise of options, warrants and rights under all of the Walgreen Co. equity compensation plans as of August 31, 2012. The following equity compensation plans were approved by shareholders: the Executive Stock Option Plan, the 1982 Employees Stock Purchase Plan, the Long-Term Performance Incentive Plan (formerly, the Restricted Performance Share Plan) and the Nonemployee Director Stock Plan. The following equity compensation plans were not approved by shareholders: the Walgreen Co. Stock Purchase/Option Plan (Share Walgreens), the plan pursuant to which a grant was made to all non-executive employees in connection with the opening of the Company’s 4,000th store in 2003 (Walgreen Co. Broad Based Employee Stock Option Plan), and certain equity compensation plans and awards assumed by us (and which were not subsequently voted on by our shareholders) in connection with our acquisition of drugstore.com, inc. in June 2011.

Plan category	A. Number of securities to be issued upon exercise of outstanding options, warrants and rights	B. Weighted-average exercise price of outstanding options, warrants and rights	C. Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	34,362,558	$36.33	37,577,202
Equity compensation plans not approved by security holders(2)	15,386,533	$29.68	21,272,036
Total	49,749,091	$34.27	58,849,238

(1)

The Walgreen Co. Executive Stock Option Plan is an incentive compensation plan that permits the grant of incentive stock options and nonqualified stock options to eligible employees. This Plan is described in the “Compensation Discussion and Analysis” above. As of August 31, 2012, options to acquire 34,362,558 shares were outstanding, and 15,984,563 shares remained available for issuance under this Plan.

The Walgreen Co. 1982 Employees Stock Purchase Plan is tax-qualified Internal Revenue Code Section 423 stock purchase plan under which eligible employees are permitted to purchase shares of Walgreen Co. common stock at a 10% discount. As of August 31, 2012, 16,610,192 shares remained available for issuance under this Plan.

The Walgreen Co. Long-Term Performance Incentive Plan is an incentive compensation plan that permits the grant of restricted stock, restricted stock units, performance units and performance shares. The restricted stock unit and performance share programs that are currently in place under this Plan are described in the “Compensation Discussion and Analysis” above. As of August 31, 2012, 4,982,447 shares remained available for issuance under this Plan.

The Walgreen Co. Nonemployee Director Stock Plan does not have a specific number of shares reserved for issuance, and therefore, shares remaining available for grant pursuant to the plan are not included in the table. Under the Plan, in fiscal year 2012 directors received an annual share grant equal to $155,000 divided by the price of a share of common stock on the November 1, 2011 grant date. Each non-employee director may elect to receive this annual share grant in the form of shares or deferred stock units. Furthermore, through fiscal year 2009, each non-employee director received one-half of his or her quarterly Board retainer in shares or deferred stock units. The number of shares is determined by dividing the dollar value of the quarterly retainer by the fair market value of a share on the first trading day of each fiscal quarter. However, if the director elects deferred stock units, then the number of shares is determined by dividing the dollar value of the quarterly retainer by the fair market value of a share on the date of each quarterly Board meeting.

(2)

Share Walgreens is a stock purchase and stock option incentive compensation plan that allows eligible non-executive employees to buy stock (up to a limited percentage of base annual salary) during specific periods. For each share of common stock an employee purchases through the plan, the employee will receive from one to three options to purchase additional shares at a fixed price. The determination of the number of options is a function of the degree to which the Company attains pre-established performance goals. For options granted prior to October 1, 2005, the option price equaled the lesser of: (a) the average of the fair market value of a share of common stock on each of the first five trading days during the applicable period, or (b) the average of the fair market value of a share of common stock on each of the last five trading days during such period, with a floor price of not less than 15% of the fair market value of the stock on the last trading day of the applicable period. For options granted on or after October 1, 2005, the option price is the closing price of a share of common stock on the grant date. There is a two-year holding period on purchased shares, and in most cases, options may be exercised after this two-year period, or three-year period for grants made on or after October 31, 2008. Unexercised options expire 10 years after the date of the grant, subject to earlier termination if the optionee’s employment ends. Options were permitted to be granted until September 30, 2012, for an aggregate of 42 million shares of common stock. As of August 31, 2012, options to acquire 13,394,262 shares were outstanding. This plan expired on September 30, 2012. As a result, no further awards may be granted under that plan.

The Walgreen Co. Broad Based Employee Stock Option Plan is an incentive compensation plan that permits the grant of nonqualified stock options to eligible non-executive employees to celebrate the achievement of store opening milestones (such as the opening of the Company’s 4,000th store), employees’ contributions to such milestones, and to generally reward employees for devoting their continued best efforts to the business and affairs of the Company. For options granted to employees in connection with store opening milestones, the Compensation Committee determines the number of options to be granted, if any, and which non-executive employees who are employed as of the designated date will participate. Under the plan, the Compensation Committee may also grant options from time to time to individual non-executive employees. The option price for each grant equals the closing price of common stock on the designated grant date. Except as may be otherwise determined by the Compensation Committee, each option vests three years after the date of the grant, and unexercised options expire 10 years after the date of the grant, subject to earlier termination if the optionee’s employment ends. The plan covers 15 million shares of common stock. As of August 31, 2012, options to acquire 1,992,271 shares were outstanding.

In addition to Share Walgreens and the Walgreen Co. Broad Based Employee Stock Option Plan, which are included in the table above, on June 3, 2011, in connection with our acquisition of drugstore.com, inc., we assumed outstanding unvested awards issued under various equity incentive plans maintained by drugstore.com. As of August 31, 2012, options to acquire an aggregate of 154,782 shares with a weighted-average exercise price of $33.50 per share were outstanding under these plans.

Certain Relationships and Related Transactions

We engage in transactions, arrangements and relationships with many other entities, including vendors, healthcare industry participants, financial institutions and professional organizations, in the course of ordinary business activities. Some of our directors, executive officers and their respective immediate family members may be directors, officers, partners, employees or shareholders of these entities. It is the Company’s policy that the Nominating and Governance Committee review, approve or ratify any transaction in which Walgreens participates and in which any related person has a direct or indirect material interest if such transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Related person transactions reviewed by the Nominating and Governance Committee pursuant to this policy typically are identified in questionnaires annually distributed to the Company’s directors and officers, certifications submitted periodically by Walgreens officers related to their compliance with the Company’s Code of Business Conduct, or in communications made by the related person to the general counsel or other law department personnel. Transactions that are not required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K are generally not subject to review by the Committee because: the amount involved in the transaction is less than $120,000; the related person’s only relationship to the other party involved in the transaction is as a director; the related person’s interest arises solely from the ownership of our stock and all holders of our stock received the same benefit on a pro rata basis; the transaction involves rates or charges determined by competitive bids; or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority. In addition, compensation to our executive officers approved by our Compensation Committee and compensation to our directors disclosed in our proxy statement are not deemed to involve a related person transaction. This policy applies to transactions involving our directors and executive officers and their immediate family members required to be reported under Item 404(a) of Regulation S-K.

The Nominating and Governance Committee approves a related person transaction only if the Committee deems it to be in the best interests of the Company. No director may participate in the consideration of a related person transaction in which he or she or an immediate family member is involved. In making these determinations, the Committee will review and consider all relevant information available to it, including: the Company’s rationale for entering into a related person transaction and the potential benefits to the Company, the terms of the transaction, whether the transaction is in the ordinary course of the Company’s business, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case were the transaction entered into with a third party, the potential for an actual or apparent conflict of interest and any other information regarding the transaction or the related person that bear on the materiality of the related person transaction under applicable law and listing standards.

Stewart B. Wasson, Vice President, Health Systems Solutions Group of the Company, is the brother of Gregory D. Wasson, the President and Chief Executive Officer and a director of the Company. Stewart B. Wasson received fiscal year 2012 compensation of more than $120,000. His compensation was comparable to other Company employees at a similar level.

Alliance Boots Investment.    On August 2, 2012, the Company completed the initial investment contemplated by the Purchase and Option Agreement dated June 18, 2012 by and among the Company, Alliance Boots, a private limited liability company incorporated under the laws of Switzerland, and AB Acquisitions Holdings Limited (the “Seller”), a private limited liability company incorporated under the laws of Gibraltar jointly controlled by Stefano Pessina and funds advised by KKR and certain of their respective affiliates (the “Purchase and Option Agreement”), which resulted in the acquisition by the Company of 45% of the issued and outstanding share capital of Alliance Boots in exchange for $4.025 billion in cash and approximately 83.4 million shares of Company common stock (such acquisition, the “First Step Transaction”). The Purchase and Option Agreement also provides, among other things and subject to the satisfaction or waiver of specified conditions, that the Company will have the right, but not the obligation, to acquire the remaining 55% interest in Alliance Boots (the “call option”) in exchange for £3.133 billion in cash, payable in British pounds sterling, and 144,333,468 shares of Company common stock, subject to certain specified adjustments (the “Second Step Transaction”). The call option is exercisable by Walgreens, in its sole discretion, at any time during the period beginning February 2, 2015 and ending on August 2, 2015. Walgreens initial investment and the call option excludes the Alliance Boots minority interest in Galenica AG. A summary of the Purchase and Option Agreement was included in, and a copy of the Purchase and Option Agreement was filed as an exhibit to, the Company’s Form 8-K filed with the Securities and Exchange Commission on June 19, 2012.

Following the completion of the First Step Transaction, Alliance Boots is owned 45% by the Company and 55% by the Seller. Messrs. Pessina and Murphy serve on the Board of Directors of Alliance Boots and the Seller, and the Seller was and remains jointly controlled by Mr. Pessina and funds advised by KKR and certain of their respective affiliates. In connection with the closing of the First Step Transaction, (i) the Company, KKR, KKR Sprint (European II) Limited, KKR Sprint (2006) Limited and KKR Sprint (KPE) Limited (the “KKR Investors”), Stefano Pessina and Alliance Santé Participations S.A. (together with Mr. Pessina, the “SP Investors”) and certain other direct or indirect shareholders of Alliance Boots receiving Company common stock in the transaction (together with the KKR Investors and the SP Investors, the “Investors”) entered into the Shareholders Agreement, dated as of August 2, 2012, described below, regarding, among other things, certain rights and obligations of the Investors with respect to the Company (including the right to designate Mr. Murphy and Mr. Pessina as nominees for election to the Company’s Board of Directors as described above) (the “Company Shareholders Agreement”) and (ii) the Company, Alliance Boots and the Seller entered into the Shareholders’ Agreement, dated as of August 2, 2012, described below, regarding, among other things, the ongoing governance of Alliance Boots following the closing of the First Step Transaction (the “AB Shareholders Agreement”). In addition, it is expected that the Company and Alliance Boots and/or their respective affiliates may from time to time engage in commercial transactions and arrangements in connection with initiatives intended to help realize potential synergies across both companies.

Company Shareholders Agreement.    The Company Shareholders Agreement provides, among other things, that for so long as the SP Investors and the KKR Investors continue to meet certain Company common stock beneficial ownership thresholds and subject to certain other conditions, the SP Investors and the KKR Investors, respectively, will each be entitled to designate one nominee (the “SP Investor Designee” and the “KKR Investor Designee”, respectively) to the Board of Directors of the Company for inclusion in the Company’s slate of directors. The SP Investors and the KKR Investors, respectively, each are entitled to designate a replacement director to fill a vacancy resulting from the death, disability, removal or resignation of their prior designee, subject to the terms and conditions of the Company Shareholders Agreement. The SP Investors and the KKR Investors have agreed to, for so long as the SP Investors have the right to designate the SP Investor Designee (or Mr. Pessina continues to serve as Executive Chairperson or Chief Executive Officer of

Alliance Boots) and for so long as the KKR Investors have the right to designate the KKR Investor Designee, respectively, vote all of their shares of common stock in accordance with the Company Board’s recommendation on matters submitted to a vote of the Company’s shareholders (including with respect to the election of directors). In addition, the Company Shareholders Agreement contains a lock-up provision that restricts the Investors’ ability to transfer their shares of common stock for certain periods (subject to certain exceptions for permitted transfers) and certain other transfer restrictions. The Company Shareholders Agreement also provides that, after the expiration of the lock-up restrictions, the Investors are permitted to transfer their shares of common stock, subject to certain volume limitations and certain other restrictions. The Company Shareholders Agreement provides the Investors with demand, “piggyback” and shelf registration rights with respect to the Investors’ shares of common stock, which rights are exercisable after the expiration of the lock-up restrictions. The Company Shareholders Agreement also contains certain standstill provisions that, among other things, and subject to certain exceptions, prohibit Mr. Pessina, KKR and their respective affiliates from acquiring additional shares of common stock above specified limits. The Company Shareholders Agreement contains certain restrictions on the ability of Mr. Pessina and his affiliates from competing with the Company. A summary of the Company Shareholders Agreement was included in, and a copy of the agreement was filed as an exhibit to, the Company’s Form 8-K filed with the Securities and Exchange Commission on August 6, 2012.

AB Shareholders Agreement.    The AB Shareholders Agreement provides that the Company will, among other things, be initially entitled to designate four directors to the Board of Directors of Alliance Boots, with such number of directors to be adjusted based on certain specified factors, including, among others, the Company’s beneficial ownership of Alliance Boots. The AB Shareholders Agreement also provides that the Company and the Seller, as shareholders of Alliance Boots, will have certain approval rights over certain significant actions of Alliance Boots, and will be subject to certain transfer restrictions with respect to the Alliance Boots shares owned by the Company. The AB Shareholders Agreement also contains mutual non-competition arrangements between the Company and Alliance Boots. Upon the closing of the First Step Transaction, Gregory D. Wasson, President and Chief Executive Officer and a director of Walgreens, Wade D. Miquelon, Executive Vice President, Chief Financial Officer and President, International, Thomas J. Sabatino, Jr., Executive Vice-President, General Counsel and Corporate Secretary, and Robert G. Zimmerman, Senior Vice President, International and International Chief Administration Officer, became members of the Alliance Boots Board of Directors. The Walgreens executives do not receive non-employee director compensation for their service on the Alliance Boots Board. A summary of the AB Shareholders Agreement was included in, and a copy of the agreement was filed as an exhibit to, the Company’s Form 8-K filed with the Securities and Exchange Commission on August 6, 2012.

Notes Offering.    As described above, Mr. Murphy, a member of our Board of Directors, is a Partner of KKR. KKR Capital Markets LLC, an affiliate of KKR, served as a co-managing underwriter in the underwriting syndicate for our public offering in September 2012 of $4.0 billion aggregate principal amount of debt securities on the same terms as other co-managing underwriters in the offering. KKR Capital Markets LLC underwrote 1.9% of the notes offered, which resulted in an aggregate underwriting discount to KKR Capital Markets LLC of $408,000.

PROPOSAL 2

Say-on-Pay—An Advisory Vote to Approve the Compensation of our Named Executive Officers

Shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers, as disclosed under Securities and Exchange Commission rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to express your views on our named executive officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement.

As described in more detail above under “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate talented executives, reward Company and individual performance, and link the interest of the Company’s senior executives to the interests of the Company’s shareholders. The Compensation Committee oversees our executive compensation program, including the compensation of our named executive officers. All members of our Compensation Committee are independent directors, within the meaning of applicable stock exchange listing standards, and the Compensation Committee engages and receives advice from an independent compensation consultant.

Our executive compensation program incorporates policies and practices that are designed to ensure that it is strongly aligned with our goals and strategies and promotes responsible pay and governance practices. These policies and practices are discussed in detail under “Compensation Discussion and Analysis” and include:

•	Paying for Performance: most executive compensation is variable and dependent on achievement of business results and/or subject to market fluctuation, and there are no guaranteed bonuses;

•

Aligning Executive and Shareholder Interests:    most of our incentive compensation is equity-based, and we have substantial share ownership guidelines and stock holding requirements for executives that promote alignment of their interests with shareholders’ interests;

•

Encouraging Long-Term Decision-Making:    our long-term incentive program is 100% stock-based; stock options vest after three years and typically may be exercised over ten years, restricted stock units vest after three years, if the pre-established performance threshold is achieved in the first year, and the value of performance shares, if any, is determined based on the Company’s performance over a three-year period;

•

Rewarding Achievement of the Company’s Business Goals:    amounts available for annual incentive awards are based on Company performance compared to pre-set targets established by the Compensation Committee; individual awards take account of business unit and individual executive performance relative to their goals; and

•

Avoiding Incentives to Take Excessive Risk:    we review annually the risk profile of our compensation programs and have tools in place to mitigate risks to the Company, such as limits on incentive awards, use of multiple performance measures in our incentive plans, substantial share ownership guidelines and an executive incentive compensation recoupment (“clawback”) policy.

At the same time, the Company’s executive compensation program excludes practices that would be contrary to the Company’s compensation philosophy and contrary to shareholders’ interests. For example, the Company’s current executive compensation program: does not allow executives to engage in short sales, hedging or trading in put and call options with respect to the Company’s securities; does not provide excessive perquisites; and does not provide for tax gross-up for any perquisites or benefits. Our executive officers are employed “at will” without individual employment contracts other than those that become effective upon a change of control of the Company, and those agreements do not provide for any excise tax payment or tax gross-up for any change-in-control related payments.

We review our compensation plans and programs on an ongoing basis, and periodically make adjustments taking into account evolving best practices, competitive conditions and other factors. In fiscal year 2012, the Compensation Committee made certain changes to our plans and programs to further align our compensation programs with shareholders’ interests as discussed under “Compensation Discussion and Analysis”, including:

•

The Compensation Committee continued its focus on pay for performance by incorporating an over-arching performance hurdle that must be met before any amounts may be earned under our Management Incentive Plan or before any restricted stock units may vest.

•

The Compensation Committee adopted an Executive Severance and Change in Control Plan, effective January 1, 2013, intended to replace the existing Change-of-Control Employment Agreements in order to provide uniform administration of change in control and severance benefits and to enhance the Company’s ability to attract and retain talented executives.

•	In April 2012, the Compensation Committee terminated the Profit Sharing Restoration Plan and distributed participant accounts prior to the end of the fiscal year.

Please read “Compensation Discussion and Analysis” beginning on page 23 and the executive compensation tables and accompanying disclosure beginning on page 40 for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.

We are asking our shareholders to support our named executive officer compensation as described in this proxy statement. Our Compensation Committee and our Board believe our overall process effectively implements our compensation philosophy and achieves our goals. Accordingly, we ask you to vote FOR the following resolution at our Annual Meeting:

“RESOLVED, that Walgreen Co.’s shareholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and related narrative discussion.”

This vote on the named executive officer compensation is advisory, and therefore will not be binding on the Company and will not affect, limit or augment any existing compensation or awards. However, we value our shareholders’ opinions and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of this proposal. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice in their voting instructions.

PROPOSAL 3

Approval of the Walgreen Co. 2013 Omnibus Incentive Plan

The Board of Directors adopted the Walgreen Co. 2013 Omnibus Incentive Plan on July 13, 2012 (the “Plan” or “Omnibus Plan”), subject to the approval of our shareholders. The Board of Directors recommends that you vote FOR approval of the Plan.

A full copy of the Plan is attached as Annex A hereto. The following is a summary of the material terms of the Plan. Since the terms of the Plan are more detailed than the more general information provided below, we urge you to read, and the summary below is qualified by reference to, the full text of the Plan.

Background

Our Board of Directors (the “Board”) has unanimously approved and is submitting for shareholder approval the Walgreen Co. 2013 Omnibus Incentive Plan. As described below, the Plan will consolidate several of our existing equity plans into one plan and increase the total number of shares authorized for issuance. If approved by shareholders, future equity grants will be made under the Plan and not the prior plans being consolidated.

The Board adopted the Plan in order to provide a tool for the Company to attract, retain and motivate and reward executives and other employees, as well as non-employee directors, and to encourage long term service; recognize individual contributions and reward achievement of Company goals; and generally to promote the creation of long-term value for the Company’s shareholders. The Plan consolidates into a new single plan four existing equity compensation plans: the Executive Stock Option Plan, originally effective October 13, 1982 and last approved by shareholders on January 13, 2010; the Long-Term Performance Incentive Plan, originally effective September 1, 1980 and last approved by shareholders on January 10, 2007; the Broad Based Employee Stock Option Plan, originally effective July 10, 2002 and not required to be submitted for shareholder approval; and the Nonemployee Director Stock Plan, originally effective November 1, 1996 and last approved by shareholders on January 14, 2004.

Share Limit

The number of shares of common stock of Walgreen Co. reserved for issuance pursuant to stock-based awards under the Plan will be 40,000,000, plus the number of shares remaining available for issuance under the four existing plans identified above and shares forfeited or otherwise not issued on exercise of awards under the existing plans.

The following table provides the number of shares outstanding and the number of shares available for future grant under all Company plans as September 30, 2012 (except as otherwise indicated):

Number of Stock Options Outstanding	49,087,515
Weighted Average Exercise Price	$34.32
Weighted Average Term (in years)	5.57

Number of Full-Value Stock Awards Outstanding	3,842,909

Number of Shares Remaining for Future Grant:
The Walgreen Co. Stock Purchase/Option Plan(1)	0
The Walgreen Co. Executive Stock Option Plan	16,130,058
The Walgreen Co. Broad Based Employee Stock Option Plan	7,911,120
The Walgreen Co. Long-Term Performance Incentive Plan	4,999,048
The Walgreen Co. Nonemployee Director Stock Plan(2)	0

Common Shares Outstanding (as of November 12, 2012):	945,754,463

(1)	The Walgreen Co. Stock Purchase/Option Plan expired on September 30, 2012 and no further awards may be granted under that plan.

(2)

The Walgreen Co. Nonemployee Director Stock Plan authorizes shares to be issued as director compensation, subject to limits specified in the plan, but does not have a specific number of shares reserved for issuance.

As of September 30, 2012, a total of 29,040,226 shares were available for future grant under the four Company plans identified above. Together with the 40,000,000 newly authorized shares, a total of 69,040,226 shares will be available for issuance under the Plan; this amount is subject to adjustment in accordance with the Plan to reflect shares forfeited or lapsed without delivery of shares between September 30, 2012 and the date of the Annual Meeting. If the Plan is approved, there will be no shares remaining available for grant under any other Company plans or programs, other than shares available for purchase by employees under the Employee Stock Purchase Plan.

Reasons for Seeking Shareholder Approval

Shareholder approval of the Plan is being requested, among other reasons, to (i) comply with applicable stock exchange rules requiring shareholder approval of equity compensation plans, (ii) allow the Company to grant incentive stock options (“ISOs”) described in Section 422 of the Internal Revenue Code (the “Code”) and (iii) allow the Company to grant performance-based awards that meet the requirements of Code Section 162(m) so that the Company may deduct such awards for federal income tax purposes, where such compliance is intended.

If the Plan is approved, no further awards will be made under the existing equity plans. If the Plan is not approved, it will not go into effect, but awards may continue to be made under those existing plans so long as shares remain available under them.

Description of the Plan

This description summarizes the material features of the Plan.

Plan Shares.    Shares granted under options or stock appreciation rights (SARs) will be counted against the share limit on a one-for-one basis. Full value awards are considered to be awards other than options, SARs, and awards where the participant has directly or indirectly paid the intrinsic value of the award. Any full value awards will be counted against the share limit as three shares for every one share subject to that award. Shares that are granted in substitution for awards under a plan of an acquired company will not be charged against the Plan’s share limit.

Because shares are not charged against the limit until delivery (or later vesting), the number of shares under outstanding awards may exceed the limit. However, shares delivered (or later becoming vested) may not exceed the limit. Shares will not be added back to the share limit if (i) they were not issued or delivered under an option or SAR because of a net settlement of the award, (ii) they were delivered to or withheld by the Company to pay the exercise price or withholding taxes on an award, or (iii) they were repurchased by the Company on the open market with proceeds from the payment of the exercise price of an option. The Committee may adopt procedures for appropriate share counting and avoiding double counting.

Specific limits apply to certain types of awards or the per-person value of an award. The total number of shares for which ISOs may be granted may not exceed 15,000,000 shares. For awards intended to qualify as performance-based compensation under Code Section 162(m), share awards up to a limit of 1,000,000 shares, and cash awards up to a limit of $10,000,000, may be made to any one person for any calendar year. Non-employee directors receive $170,000 in value of fully-vested shares annually, or such larger or smaller dollar amount of shares as may be approved by the Nominating and Governance Committee of the Board from time to time as part of its periodic evaluation of non-employee director compensation. The overall share limit, other Plan limits, and the number and type of shares underlying any award and the exercise price of outstanding awards are adjusted, where necessary to reflect a corporate transaction or change in capitalization, to prevent dilution or enlargement of participants’ rights.

Administration.    The Plan is administered by the Board, the Compensation Committee of the Board or their delegates (the “Committee”), except for certain awards to non-employee directors where the Nominating and Governance Committee of the Board acts as the administering Committee under the Plan. The Committee has full discretionary authority, subject to the Plan terms, to select grantees and to set and modify terms and conditions of awards, and may delegate responsibility. The Committee’s decisions are final and binding on all persons. The Board, the Committee and their members and delegates (including any Company employees) are fully indemnified by the Company.

Eligibility.    All employees of the Company or any affiliate, as well as non-employee directors of the Company, are eligible for awards under the Plan. As of August 31, 2012, the Company had approximately 168,000 full-time equivalent employees and 13 non-employee directors.

Terms of Awards in General.    Subject to the terms of the Plan, the selection of persons to receive awards, the size and type of award, the times at which each award will be exercisable or settled, the purchase price, exercise price or base price of an award, whether vesting will be based on performance or continued service, the manner of settlement of any award, the treatment of the award on termination of employment under various circumstances, whether vesting or settlement will be accelerated and under what conditions, and certain other terms and conditions are set by the Committee in its discretion.

Stock Options and Stock Appreciation Rights.    The Committee may grant both incentive stock options and non-qualified stock options. ISOs may only be granted to employees. The Committee may also grant stock appreciation rights (SARs), entitling the grantee to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated base price. The maximum term of each option or SAR is ten years.

The exercise price of an option and the base price of a SAR are determined by the Committee, but the per-share exercise price of an option may not be less than the fair market value of a share on the date of grant. Fair market value is based on the trading price. The Committee may use, in its discretion, (1) the last sale before or the first sale after the date the award is granted, (2) the closing sale price on either such date, (3) the mean of high and low prices on such date, or (4) the average price over a 30-day period. The Committee may use different methods of determining fair market value for different purposes. No option may be repriced without shareholder approval (except in connection with a change in the Company’s capitalization including a stock split). Repricing includes lowering the grant price of outstanding options and SARs, and cancelling outstanding options and SARs in exchange for cash, other awards, or replacement options and SARs with grant prices that are less than the grant prices of the cancelled options or SARs.

Restricted Stock and Restricted Stock Units.    The Committee may grant restricted stock and restricted stock units (RSUs). Generally, the grantee of restricted stock (but not RSUs) will have all the rights of a shareholder, including the right to vote before the restrictions lapse.

Dividends and Dividend Equivalents.    The Committee may grant dividend equivalents either on a stand-alone basis or in conjunction with another award, except that they may not be granted with respect to stock options or SARs. Dividend equivalents on performance-based awards will be forfeited if the underlying awards are forfeited or if the performance criteria are not satisfied.

Performance Shares and Performance Units.    The Committee may grant performance shares (which are denominated in shares) and performance units (which are denominated in dollars and settled in shares), which will be subject to the achievement of performance goals over the performance period, and which will be subject to such other terms and conditions as the Committee may set.

Non-Employee Director Annual Equity Grants.    The Plan provides for the annual grant (on a date determined by the Board) of fully vested shares to non-employee directors. The number of shares is determined by dividing a dollar amount by the fair market value of a share. The dollar amount was $155,000 in fiscal year 2012 and was adjusted to $170,000 for awards commencing with the November 1, 2012 grant. The amount may be increased or decreased by the Nominating and Governance Committee of the Board. Awards are pro-rated for less than a full year’s service on the Board. Directors may elect to defer payment of the award or of cash director fees to an interest-bearing account or a deferred stock account. The Board may set a different equity award policy for non-employee directors.

Bonus Stock and Other Awards.    The Committee may grant cash awards or other forms of award valued in whole or in part based on share price, or other factors in its discretion, and will determine the conditions applicable to those awards, subject to the terms of the Plan. The Committee may grant cash or shares as a bonus free of restrictions, or in lieu of obligations under other plans, under the terms the Committee specifies.

Performance-Based Awards.    Any award may be granted as a performance award, which requires satisfaction of pre-established performance goals, consisting of one or more business criteria and achievement of a targeted performance level for those criteria, as determined by the Committee. Performance may be measured over a period of any length specified by the Committee. The performance award may also have threshold, target and maximum levels of performance. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. After the end of the performance period, the Committee determines the level of achievement of performance goals, and the amount actually payable under the award, and has the discretion to reduce or increase the amount payable to any grantee, except that discretionary increases may not be applied to awards intended to qualify as performance-based compensation under Code Section 162(m).

In the case of awards intended to satisfy the requirements of Code Section 162(m) for deduction of performance-based compensation, in addition to meeting other regulatory requirements, the Committee will select the business criteria used in establishing performance goals from among the following:

(1) sales, on a corporate, divisional or unit basis, including: (i) net sales, (ii) unit sales volume, (iii) aggregate product price, (iv) same store sales and (v) comparable store sales; (2) Share price, including (i) market price per share, and (ii) share price appreciation; (3) earnings, on a corporate, divisional or unit basis, including (i) earnings per share, reflecting dilution of shares, (ii) gross or pre-tax profits, (iii) post-tax profits, (iv) operating profit, (v) earnings net of or including dividends, (vi) earnings net of or including the after-tax cost of capital, (vii) earnings before (or after) interest and taxes, (viii) earnings per share from continuing operations, diluted or basic, (ix) earnings before (or after) interest, taxes, depreciation and amortization, (x) pre-tax operating earnings after interest and before incentives, service fees and extraordinary or special items, (xi) operating earnings, (xii) growth in earnings or growth in earnings per share, and (xiii) total earnings; (4) return on equity, on a corporate, divisional or unit basis; including (i) return on equity, (ii) return on invested capital, (iii) return or net return on assets, (iv) return on net assets, (v) return on equity, (vi) return on gross sales, (vii) return on investment, (viii) return on capital, (ix) return on invested capital, (x) return on committed capital, (xi) financial return ratios, (xii) value of assets, and (xiii) change in assets; (5) cash flow(s), on a corporate, divisional or unit basis, including (i) operating cash flow, (ii) net cash flow, (iii) free cash flow, and (iv) cash flow on investment; (6) revenue, on a corporate, divisional or unit basis, including (i) gross or net revenue, and (ii) changes in annual revenues; (7) margins, on a corporate, divisional or unit basis, including (i) adjusted pre-tax margin, and (ii) operating margins; (8) income, on a corporate, divisional or unit basis, including (i) net income, and (ii) consolidated net income; (9) economic value added; (10) costs, on a corporate, divisional or unit basis, including (i) operating or administrative expenses, (ii) operating expenses as a percentage of revenue, (iii) expense or cost levels, (iv) reduction of losses, loss ratios or expense ratios, (v) reduction in fixed costs, (vi) expense reduction levels, (vii) operating cost management, and (viii) cost of capital; (11) financial ratings, on a corporate, divisional or unit basis, including (i) credit rating, (ii) capital expenditures, (iii) debt, (iv) debt reduction, (v) working capital, (vi) average invested capital, and (vii) attainment of balance sheet or income statement objectives; (12) market or category share, on a corporate, divisional or unit basis, including (i) market share, (ii) volume, (iii) unit sales volume, (iv) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (13) shareholder return, including (i) total shareholder return, shareholder return based on growth measures or the attainment of a specified share price for a specified period of time, and (ii) dividends; or (14) objective non-financial performance criteria on a corporate, divisional or unit basis, including (i) attainment of strategic and business goals, (ii) regulatory compliance, (iii) productivity and productivity improvements, (iv) inventory turnover, average inventory turnover or inventory controls, (v) net asset turnover, (vi) customer satisfaction based on specified objective goals or company-sponsored customer surveys, (vii) employee satisfaction based on specified objective goals or company-sponsored employee surveys, (viii) objective employee diversity goals, (ix) employee turnover, (x) specified objective environmental goals, (xi) specified objective social goals, (xii) specified objective goals in corporate ethics and integrity, (xiii) specified objective safety goals, (xiv) specified objective business integration goals, (xv) specified objective business expansion goals or goals relating to acquisitions or divestitures; and (xvi) succession plan development and implementation.

The Committee may provide that any evaluation of performance shall include or exclude any of the following: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs; (5) acquisitions or divestitures; (6) unusual nonrecurring or extraordinary items identified in the Company’s audited financial statements, including footnotes; (7) annual incentive payments or other bonuses; or (8) capital charges.

Change in Control.    Upon a change in control of the Company as defined in the Plan, the Committee may without the consent of the grantee provide for the assumption or substitution of, or adjustment to, any outstanding award, the acceleration of the vesting of the award and termination of any restrictions or performance conditions on the award, or the cancellation of the award or agreement for payment to the grantee in cash or other property. The Committee may provide for such changes to occur upon the change in control or upon termination of employment within a fixed time after the change in control.

Unless the Committee provides otherwise at the time of grant, awards that are deferred compensation subject to Code Section 409A will become vested, any applicable restrictions will lapse, and the award will be settled as soon as practicable if the grantee has a termination of employment initiated by the Company or an affiliate other than for cause within one year after the change in control.

Repayment Obligation.    Awards are subject to the Company’s policy on recoveries of overpaid compensation and such other terms and conditions as the Committee may impose.

Amendment and Termination.    Subject to the terms of the Plan, the Board acting directly or on the recommendation of the Compensation Committee, may amend or terminate the Plan without shareholder approval, unless such approval is required to enable the Plan to satisfy any applicable federal or state statutory or regulatory requirements. However, except as otherwise provided in the Plan, no such Board action may materially and adversely affect an outstanding award (or existing account) without the consent of the grantee.

Unless earlier terminated, the Plan will terminate at such time that no shares reserved under the Plan remain available and the Company has no further obligation with respect to any outstanding award, except no ISOs may be granted more than 10 years after Board approval of the Plan.

The Committee will adjust the shares underlying awards and the share limits, exercise price, grant price or purchase price of shares where appropriate to reflect any extraordinary dividend or distribution, or a recapitalization, merger or other corporate transaction or event affecting the shares, to prevent dilution or enlargement of the rights of a grantee.

Federal Income Tax Implications of the Plan

The following discussion of federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.

Options and SARs will generally have the following tax consequences. The grant of an option or a SAR will create no federal income tax consequences for the grantee or the Company. A grantee will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the grantee generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the grantee must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon disposition of shares acquired from the exercise of an ISO before the end of the applicable ISO holding period, the grantee must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a grantee’s sale of shares acquired by exercise of an option or SAR generally will result in a short-term or long-term (depending on the holding period since exercise) capital gain or loss measured by the difference between the sale price and the grantee’s tax basis in such shares. The tax basis normally is the exercise price plus any other amount recognized as ordinary income in connection with the option or SAR exercise. The Company will not be entitled to any tax deduction with respect to an ISO if the grantee holds the shares for the applicable ISO holding period before selling the shares.

Some options and SARs, such as those with deferral features and a SAR settleable in cash, may be subject to Section 409A, which regulates deferral arrangements. If the distribution and other award terms meet applicable requirements under Section 409A, the grantee would realize ordinary income at the time of distribution, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. The Company would not be entitled to a tax deduction until the shares are delivered either upon exercise or at the end of the deferral period.

For awards other than options and SARs, at the time no restriction on transferability or substantial risk of forfeiture applies to the amount distributed pursuant to an award, the grantee generally must recognize ordinary income equal to the cash or the fair market value of shares at that time. RSUs, for example, are generally subject to tax when settled. However, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a grantee under an award, the grantee generally must recognize ordinary income equal to the fair market value of the transferred amounts when either the transferability restriction or risk of forfeiture lapses, whichever is earlier. In either case, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the grantee as long as the deductibility limitations of Code Section 162(m) do not apply, as discussed below. A grantee may elect within 30 days of grant of restricted stock or other property and with the consent of the Committee to be taxed at the time of grant rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture.

Code Section 162(m) of the Code generally denies a deduction for compensation in excess of $1 million per taxable year to the Chief Executive Officer or any of the next three most highly compensated executive officers other than the Chief Financial Officer (Covered Employees), unless the compensation meets certain requirements. Awards under the Plan may or may not be designed to satisfy those requirements. Options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying shares at the date of grant, are expected to qualify as performance-based. Certain other awards which are conditioned upon achievement of performance goals may also be intended to qualify as performance-based. Awards that have no vesting conditions or vest only on the basis of service are not expected to qualify as performance-based. Compensation paid to Covered Employees in connection with awards that do not qualify as performance-based under Code Section 162(m), to the extent it and other compensation subject to Code Section 162(m) exceeds $1 million in a given year, would not be deductible by the Company.

Code Section 280G denies a deduction for “excess parachute payments” and Code Section 4999 imposes a 20% excise tax on the recipient of excess parachute payments. Under the Plan, awards to which Code Section 280G might apply are reduced to the amount that maximizes the after-tax present value of the award.

The foregoing is only a summary of the U.S. federal income taxation of grantees and the Company as to the grant and exercise or settlement of certain awards under the Plan. This discussion is not intended to be exhaustive, and does not provide tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including employment taxes or excise taxes, including taxability under Code Section 409A) or taxes imposed under state, local, or foreign tax laws. The summary is not intended or written to be used, and cannot be used, for the purposes of avoiding tax penalties.

New Plan Benefits

The benefits under the Plan that will be received by or allocated to participants other than non-employee directors are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2012 under the existing plans to the Company’s Named Executive Officers can be found in the table under the heading “Grants of Plan-Based Awards” in this Proxy Statement.

The following table sets forth information regarding annual benefits under the Plan that may be received by non-employee directors. Because future benefits for non-employee directors under the Plan are dependent upon election and continued service as a non-employee director, deferral elections by eligible non-employee directors and the fair market value of our common stock at various future dates, it is not possible to determine the benefits and amounts that will be received by any individual non-employee director participant.

Name and Position	Dollar Value ($)		Common Shares (#)
Executive Group	N/A		N/A
Non-Employee Director Group	2,210,000	(1)	62,254	(2)
Non-Executive Officer Employee Group	N/A		N/A

(1)

Reflects the annual equity award that will be received or allocated to each non-employee director under the formula stated in the Plan for a full year of service ($170,000, subject to adjustment from time to time by the Nominating and Governance Committee of the Board) multiplied by the number (13) of non-employee directors serving as of the date of this proxy statement.

(2)

Estimated, using the closing price per share of Company common stock of $35.50 on November 1, 2012 (for illustrative purposes only). Assumes all non-employee directors receive the annual equity award in shares of Company common stock. As described above, non-employee directors may elect to defer the annual equity award, as well as cash compensation paid to directors, into deferred stock units (whose value is determined by the fair market value of shares) or to a deferred cash compensation account (which is credited with interest). Information about director compensation in fiscal year 2012, including under the existing Nonemployee Director Stock Plan, can be found in the “Director Compensation” section of this proxy statement.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Walgreen Co. 2013 Omnibus Incentive Plan. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice in their voting instructions.

The following Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

Audit Committee Report

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•

Discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and the letter from Deloitte & Touche LLP pursuant to applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Committee concerning independence, and discussed with Deloitte & Touche LLP its independence from the Company.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2012.

David Y. Schwartz, Chairman

Janice M. Babiak

David J. Brailer

Nancy M. Schlichting

Alejandro Silva

Independent Registered Public Accounting Firm Fees and Services

Fees Paid to the Independent Registered Public Accounting Firm

All fees billed by Deloitte & Touche LLP for services rendered during fiscal years 2012 and 2011 were as follows:

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees(1)	$2,965,000	$2,085,000
Audit-Related Fees(2)	—	650,000
Tax Fees:(3)
Compliance(4)	654,000	443,000
Planning and Advice(5)	618,000	712,000
All Other Fees	—	—

Total Fees	$4,237,000	$3,890,000

(1)

Audit fees cover: professional services performed by Deloitte in the audit of the Company’s annual financial statements included in the annual report on Form 10-K; audit of the effectiveness of internal control over financial reporting; the review of financial statements included in the Company’s quarterly reports on Form 10-Q; and services normally provided in connection with statutory and regulatory filings or engagements. Additionally, fiscal 2012 audit fees included fees related to evaluating the accounting and financial reporting aspects of the Company’s investment in Alliance Boots.

(2)

Audit-related fees consist of fees billed for services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services may also include audits of employee benefits plans and consultations with respect to financial reporting and accounting standards. In fiscal 2011, audit-related fees related primarily to audit-related services relating to the disposition of the Company’s Walgreens Health Initiatives pharmacy benefit management business. There were no audit-related fees approved during fiscal years 2012 or 2011 pursuant to the de minimis exception under Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

(3)

Tax fees consist of fees billed for professional services performed by Deloitte with respect to tax compliance and tax planning and advice. Total tax fees were 1,272,000 in fiscal year 2012 and $1,155,000 in fiscal year 2011. There were no tax fees approved during fiscal years 2012 and 2011 pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

(4)	Includes assistance with tax return preparation and related compliance matters, including accounting methods and tax credits.

(5)	Includes tax planning advice and assistance with tax audits.

Pre-Approval of Services Provided By the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company’s independent registered public accounting firm and has established a policy concerning the preapproval of services performed by the Company’s independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to entering into a contract with the independent registered public accounting firm for such services. The Audit Committee has approved in advance certain permitted services whose scope is consistent with auditor independence. These services are (i) statutory audits of Company subsidiaries, (ii) services associated with SEC registration statements, other documents filed with the SEC or other documents issued in connection with securities offerings (for example, comfort letters or consents), (iii) consultations related to adoption of new accounting or auditing pronouncements, disclosure requirements or other accounting related regulations, (iv) audits of employee benefit plans, and (v) consultations related to executive compensation, international tax compliance, federal tax compliance, sales tax compliance or tax legislation not to exceed $10,000 in fees individually or $100,000 in fees in the aggregate annually. If the project is in a permitted category, it is considered pre-approved by the Audit Committee. All other services require specific pre-approval by the Audit Committee. Engagements with total fees less than $100,000 require the approval of one member of the Audit Committee. Engagements with total fees greater than $100,000 require the approval of the full Audit Committee. On a quarterly basis, the Audit Committee reviews a summary listing all service fees, along with a description of the nature of the engagement.

All audit, audit-related and tax services performed by Deloitte for the Company and its consolidated subsidiaries in fiscal year 2012 were pre-approved by the Audit Committee in accordance with the regulations of the SEC. The Audit Committee considered and determined that the provision of non-audit services by Deloitte during fiscal year 2012 was compatible with maintaining auditor independence.

PROPOSAL 4

Ratification of the Appointment of the Independent Registered Public Accounting Firm

In accordance with the Audit Committee’s charter, the Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2013. Deloitte has been the Company’s independent registered public accounting firm since May 2002, and is considered by management to be well-qualified.

Shareholder ratification of the Audit Committee’s selection of Deloitte as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. The Board of Directors, however, is submitting the selection of Deloitte to the shareholders for ratification. In the event the shareholders do not ratify the appointment of Deloitte, the selection of an independent registered public accounting firm will be determined by the Audit Committee after careful consideration of any information submitted by the shareholders. In addition, even if the shareholders ratify the selection of Deloitte, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting to respond to shareholders’ questions and to have the opportunity to make any statements they consider appropriate.

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote is required for the approval of this proposal.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice in their voting instructions.

PROPOSAL 5

Shareholder Proposal on a Policy Regarding Accelerated Vesting of Equity Awards of

Senior Executives upon a Change in Control

The Amalgamated Bank’s LongView Large Cap 500 Index Fund, 275 Seventh Avenue, New York, New York 10001, the beneficial owner of more than $2,000 of the Company’s common stock, has notified us that it intends to present a proposal at the Annual Meeting. The proposal is set forth below. Walgreens accepts no responsibility for the accuracy of the proposal or the proponent’s supporting statement. Your Board recommends that you vote AGAINST this proposal.

Shareholder Proposal:

RESOLVED: The shareholders ask the board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses executive compensation. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted.

SUPPORTING STATEMENT

Walgreen allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at Walgreen may permit windfall awards that have nothing to do with a senior executive’s performance.

According to last year’s proxy statement, an involuntary termination or a termination without good reason at the end of the 2011 fiscal year could have accelerated the vesting of $28 million worth of long-term equity to Walgreen’s five senior executives, with Mr. Wasson, the President and CEO, entitled to $13.3 million out of a total personal severance package worth $26.5 million.

In this regard, we note that Walgreen uses a “modified single trigger” mechanism to determine eligibility for accelerated vesting: (1) There must a change of control, which can occur as defined in the plan or agreement, and (2) “Good reason” is defined to allow a senior executive to leave for any reason during a 30-day window one year after the change in control has occurred.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

In December 2011 Hewlett-Packard adopted a similar policy that provides for pro rata awards. Other major corporations, including ExxonMobil, Chevron and Occidental Petroleum, also have limitations on accelerated vesting of unearned equity.

We urge you to vote FOR this proposal.

Board’s Statement in Opposition:

The Board of Directors has carefully considered this shareholder proposal and recommends that shareholders vote AGAINST this proposal for the reasons set forth below.

The Proposal would create potential conflicts of interest by disrupting the alignment of the interests of the Company’s management with the interests of the Company’s shareholders.    The Compensation Committee of the Company’s Board of Directors believes that the most effective executive compensation program is one that is designed to reward the achievement of annual and long-term Company performance goals and aligns executives’ interests with those of shareholders, with the ultimate objective of increasing shareholder value. One of the essential purposes of providing executives with equity-based awards is to align their interests with those of the Company’s shareholders. As described elsewhere in this proxy statement, a significant percentage of each executive’s compensation opportunity is provided in the form of an equity award that will vest over time and that will have value only if vesting occurs. Equity awards include performance shares, which vest upon achieving performance goals over a three-year period, fixed-price stock options, which vest three years after grant, and restricted stock units, which also vest three years after grant. These equity awards work together to incentivize the achievement of the Company’s long-term strategic objectives, align financial rewards with the economic interests of shareholders and promote retention of the leadership talent that is critical to our success.

The proposal, if implemented, would have the effect of depriving executives of the full value of their awards upon a change in control and therefore would conflict with the objectives of the Company’s executive compensation program. At any particular time, the Company’s executives hold significant unvested equity awards representing a significant portion of the compensation they will receive if they remain with the Company through the specified vesting dates and, in the case of performance shares, if the performance goals are met. The proposal would eliminate the Company’s ability to provide reasonable assurance to key executives that they will realize the expected value of their equity awards even if the Company experiences a change in control. Putting key executives’ compensation at risk if the Company were to experience a change in control could create a conflict of interest if the Company were pursuing a merger or similar transaction that the Board of Directors believes is in the best interests of shareholders. Accelerating the vesting of equity awards upon a change in control eliminates this potential misalignment of the interests of executives and the Company’s shareholders by ensuring that executives, who are implementing strategic actions in the best interest of the shareholders, are not at the same time penalized with a loss of their incentive compensation.

The Proposal could put the Company at a competitive disadvantage in attracting and retaining key executives.    The proposal, if implemented, could disadvantage the Company in competing for executive talent. Unless the prohibition on accelerated vesting of equity awards advocated by the proposal is implemented by every company with which the Company competes for executive talent, the proposal could adversely affect the Company’s ability to attract and retain highly qualified executive management personnel, thus jeopardizing the Company’s performance and ability to create and deliver maximum value to shareholders.

The proposal also could make it more difficult for the Company to retain key executives during a potential change in control, which could make it difficult for the potential transaction to advance in a manner that would serve the best interests of the Company’s shareholders. Moreover, the risk of job loss, coupled with a loss of significant equity awards, in connection with a change in control may present an unnecessary distraction for key executives. The prospect of a change in control might, for example, lead key executives whose positions might be eliminated after consummation of the transaction to begin seeking new employment. The search for new employment while the Company’s Board of Directors is negotiating a change in control transaction, or during the critical post-closing integration period, could be distracting to management and the Board and create a potential conflict with the Company’s goal of protecting its shareholders’ interests and maximizing shareholder value. Retaining key executives while a change in control transaction is pending can be particularly important, since the loss of key executives could adversely affect the Company’s business or operations if the transaction is not completed. Accelerated vesting provisions therefore help provide stability, ensure continuity of executive management and keep executive management’s objective input available to the Board of Directors during a potential change in control transaction.

Allowing executives to retain the full value of their awards helps foster the retention value of the Company’s equity compensation awards by incentivizing executives to remain with the Company through consummation of a merger or similar change in control transaction. Acceleration of vesting therefore helps incentivize management to maximize shareholder value, further aligning the interests of management with the Company’s shareholders.

The Proposal would unduly restrict the ability of the Compensation Committee to structure executive compensation.    The Company’s Board of Directors believes that the Compensation Committee, which is comprised of four independent, non-management directors, needs to be in a position to develop executive compensation principles and practices that reflect market conditions and are in the best interests of the Company’s shareholders. To do that, the Compensation Committee must have the flexibility to structure effective and competitive compensation programs. The proposal’s restrictions on the Committee’s ability to permit executives to realize the full value of their equity awards upon a change in control could, as discussed above, hinder the Company’s ability to attract and retain executive talent. The Board of Directors believes that the Compensation Committee must be given latitude to develop an executive compensation program that is competitive and that is designed to foster achievement of the strategic, operational and financial goals of the Company. A rigid policy such as the one advocated by the proposal would limit the Committee’s ability to design effective and competitive compensation programs and therefore would place the Company at a competitive disadvantage in recruiting, retaining and motivating executive officers.

We note that the performance shares and restricted stock units issued to senior management and other employees of the Company are awarded under the Company’s Long-Term Performance Incentive Plan. The Long-Term Performance Incentive Plan expressly provides that outstanding equity awards will vest on an accelerated basis upon a change in control of the Company, and was approved by the Company’s shareholders at the January 2007 annual meeting of shareholders by over 91% of the votes cast.

The Board of Directors unanimously recommends that shareholders vote AGAINST this shareholder proposal. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice in their voting instructions.

Householding

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name receive only one Notice of Internet Availability of Proxy Materials, or if applicable, only one proxy statement and Annual Report, unless one or more of these shareholders notifies the Company that they would like to continue to receive individual copies. This reduces printing costs and postage fees. If, because of multiple accounts, you are still receiving multiple copies of the Company’s Notice of Internet Availability of Proxy Materials, or if applicable, proxy statement and Annual Report at a single address and wish to receive a single copy, or if you participate in householding and wish to receive a separate copy of the Annual Report or proxy statement, or prefer to receive separate copies of future materials, and your shares are registered directly through the Company’s transfer agent, please contact Wells Fargo Bank, N.A., at (888) 368-7346, or inform them in writing at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120-4100. If your shares are held through a brokerage account, please contact your broker directly.

Shareholders who participate in householding will continue to receive separate proxy cards to vote their shares. Shareholders that receive the Notice of Internet Availability of Proxy Materials will receive instructions on how to vote their shares via the Internet. Householding does not in any way affect dividend check mailings.

Shareholder Proposals for the Next Annual Meeting

Shareholders may submit proposals appropriate for shareholder action at the Company’s Annual Meeting consistent with the regulations of the SEC. For proposals to be considered for inclusion in the Company’s proxy statement for its Annual Meeting to be held in January 2014, the proposals must be received by the Company no later than July 22, 2013 and be submitted in accordance with applicable SEC rules and regulations. Such proposals must be delivered to Walgreen Co., Attention: Corporate Secretary, 108 Wilmot Road, Deerfield, Illinois 60015.

Shareholder proposals that are not intended for inclusion in the Company’s proxy statement may be brought before an Annual Meeting in accordance with the advance notice procedures described in the Company’s By-laws. For the Annual Meeting to be held in January 2014, the Corporate Secretary must receive notice of the proposal on or after September 11, 2013 and no later than October 11, 2013. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in the Company’s By-laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in the Company’s securities. The Company’s By-laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information the Company deems appropriate to ascertain the nominee’s qualifications to serve on the Company’s Board of Directors, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

By order of the Board of Directors,

THOMAS J. SABATINO, JR.
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on January 9, 2013:

The Notice and Proxy Statement and fiscal 2012 Annual Report are available at www.proxyvote.com.

The Company also has made available on its website at investor.walgreens.com its fiscal 2012 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules. The Company will furnish, on written request and without charge, a printed copy of the Annual Report on Form 10-K to each person whose proxy is solicited and to each person representing that, as of the record date for the meeting, he or she was a beneficial owner of shares entitled to be voted at the meeting. Such written request should be directed to Walgreen Co., c/o Shareholder Relations, Mail Stop #1833, 108 Wilmot Road, Deerfield, Illinois 60015.

Annex A

WALGREEN CO.

2013 OMNIBUS INCENTIVE PLAN

EFFECTIVE JANUARY 9, 2013

Walgreen Co.

2013 Omnibus Incentive Plan

A-i

A-ii

Walgreen Co.

2013 Omnibus Incentive Plan

I. Background

1.01 Walgreen Co., an Illinois corporation, maintains the Walgreen Co. Executive Option Plan, which was originally effective October 13, 1982 and then known as the Walgreen Co. 1982 Executive Incentive Stock Option Plan (the “Former Stock Option Plan.”) The Former Stock Option Plan was thereafter amended and restated from time to time and most recently was amended and restated effective January 13, 2010 and approved by the shareholders of the Company at the annual shareholder meeting on January 13, 2010.

1.02 The Company maintains the Walgreen Co. Long-Term Performance Incentive Plan, which was originally effective September 1, 1980 and then known as the Walgreen Co. Restricted Performance Share Plan (the “Former Incentive Plan”). The Former Incentive Plan was thereafter amended from time to time and most recently was amended and restated effective January 10, 2007 and was approved by the shareholders of the Company at the annual shareholder meeting on January 10, 2007.

1.03 The Company maintains the Walgreen Co. Nonemployee Director Stock Plan, which was originally effective November 1, 1996 (the “Former Director Plan”). The Former Director Plan was thereafter amended form time to time and most recently amended and restated effective January 14, 2004 and approved by the shareholders of the Company at the annual shareholder meeting on January 14, 2004, and subsequently amended.

1.04 The Company maintained the Walgreen Co. Broad Based Employee Stock Option Plan, which was originally effective July 10, 2002 (the “Former Broad Based Plan”). The Former Broad Based Plan was amended from time to time.

1.05 The Company desires to consolidate the Former Stock Option Plan, the Former Incentive Plan, the Former Director Plan, and the Former Broad Based Plan (the “Former Plans”) into a single amended and restated document and provide in that document a framework for administration of the annual Management Incentive Plan, for ease of administration and transparency to shareholders. Upon shareholder approval of this consolidated Walgreen Co. 2013 Omnibus Incentive Plan, no further awards may be granted under the Former stock Option Plan, Former Incentive Plan, Former Director Plan or Former Broad Based Plan as in effect prior to the adoption of this consolidated Walgreen Co. 2013 Omnibus Incentive Plan.

1.06 The Company therefore hereby establishes the Walgreen Co. 2013 Omnibus Incentive Plan (the “Plan”) as provided herein, as the same may be amended from time to time, effective January 9, 2013 (“Effective Date”), subject to the approval of the shareholders of the Company with respect to shares of Stock that may be deliverable under the Plan and with respect to the requirements of Section 162(m) of the Code.

1.07 Unless the context requires otherwise, the terms and provisions of this Plan shall apply to outstanding awards granted prior to the Effective Date under the Former Stock Plan, the Former Incentive Plan, and the Former Director Plan.

II. Purpose

The purpose of the Plan is to aid the Company in attracting, retaining, motivating and rewarding employees, Non-Employee Directors, and other persons who provide substantial services to the Company or its Affiliates, to provide for equitable and competitive compensation opportunities, including deferral opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. The Plan authorizes stock-based and cash-based incentives for Participants.

III. Definitions

In addition to the terms defined in Article I above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

3.01

“Affiliate” means any person with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, except that in applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Sections 1563(a)(1), (2) and (3) of the Code, and in applying Treas. Reg. §1.414(c)-2 for purposes of determining a controlled group of trades or businesses under Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Treas. Reg. §1.414(c)-2. Notwithstanding the foregoing, where justified by legitimate business criteria as determined by the Committee in its sole discretion, “at least 20 percent” shall be substituted for “at least 50 percent” in the preceding sentence in determining whether a Participant has had a Termination of Service.

3.02

“Award” means any Option, SAR, Restricted Stock Share, Restricted Stock Unit, Performance Share, Performance Share Unit, Stock granted as a bonus or in lieu of another award, together with any related right or interest, granted to an Eligible Person under the Plan.

3.03

“Award Agreement” means the agreement setting forth the terms and conditions to which an Award is subject, to the extent not provided in the Plan, together with any additional documents (such as Beneficiary designations) relating to a specific Award.

3.04

“Beneficiary” means the individual or entity designated by the Participant to receive the benefits specified under the Participant’s Award upon such Participant’s death. See Section 10.03. No Beneficiary shall have any rights under the Plan prior to the death of the Participant.

3.05	“Beneficial Owner” has the meaning specified in Rule 13d-3 under the Exchange Act.

3.06	“Board” means the Board of Directors of the Company.

3.07	“Cause” means any one or more of the following, as determined by the Committee or its delegate in its sole discretion:

(a)	a Participant’s commission of a felony or any crime of moral turpitude;

(b)	a Participant’s dishonesty or material violation of standards of integrity in the course of fulfilling his or her employment duties to the Company or any Affiliate;

(c)	a material violation of a material written policy of the Company or any Affiliate violation of which is grounds for immediate termination;

(d)

willful and deliberate failure on the part of the Participant to perform his or her employment duties to the Company or any Affiliate in any material respect, after reasonable notice of such failure and an opportunity to correct it; or

(e)

failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Truth in Negotiations Act, or any rules or regulations thereunder.

3.08	“Change in Control” means

(a)	for Awards granted on and after the Effective Date, any one or more of the following:

(i)

any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company;

(ii)

any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company that, constitutes thirty percent (30%) or more of the total fair market value or total voting power of the stock of the Company; or

(iii)

any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions; or

(iv)

a majority of members of the Company’s Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election, and

(b)	for Awards granted before the Effective Date, a “change in control” as defined under the applicable Former Plan.

3.09

“Code” means the Internal Revenue Code of 1986, as amended. Reference to any provision of the Code or regulation thereunder shall include any successor provision and any regulations and other applicable guidance or pronouncement of the Internal Revenue Service or the Department of the Treasury and applicable case law relating to such Section of the Code.

3.10

“Committee” means except for purposes of Section 7.07 and Awards thereunder, the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board. Each member of the Committee is intended to qualify as “independent” as determined in accordance with the regulations of the stock exchange on which the Stock is principally registered, and the Company’s categorical standards, and to qualify as a “non-employee director” under SEC Rule 16b-3, and as an “outside director” under Section 162(m) of the Code. However, no action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet the foregoing qualification standards. For purposes of Section 7.07 and Awards thereunder, “Committee” means the Nominating and Governance Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board. The full Board may perform any function of the Committee hereunder except to the extent limited under the applicable stock exchange policies and requirements for listed companies or the Company’s bylaws, in which case the term “Committee” shall refer to the Board. To the extent the Committee has delegated authority to another person or persons the term “Committee” shall refer to such other person or persons.

3.11	“Company” means Walgreen Co. and any successor thereto.

3.12

“Deferred Award” means any Award to the extent that by its terms the Award will not or might not be paid or otherwise settled in full no later than the 15th day of the third month after the later of (a) the last day of the first calendar year in which the Award is no longer subject to a Substantial Risk of Forfeiture or (b) the last day of the Company’s first fiscal year in which the Award is no longer subject to a Substantial Risk of Forfeiture.

3.13	“Director” means a member of the Board.

3.14

“Disability” means that the Participant has become disabled as provided in the long-term disability plan of the Company or an Affiliate applicable to the Participant (or which would be applicable if the Participant elected coverage under such plan).

3.15

“Dividend Equivalent” means a right granted to an Eligible Person to receive cash, Stock, or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock in connection with dividend declarations, reclassifications, spin-offs, and the like.

3.16	“Effective Date” is defined in the Preamble.

3.17	“Eligible Person” means an employee of the Company or any Affiliate, including any executive officer or Non-Employee Director of the Company.

3.18	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations thereunder.

3.19	“Fair Market Value” means as of any applicable date:

(a)

If the Stock is listed on the New York Stock Exchange or other United States national securities exchange registered under the Exchange Act, the value under such of the following as the Committee shall determine based on actual transactions in such Stock as reported by the Composite Tape for New York Stock Exchange-Listed Stocks or comparable report of such other exchange:

(i)	The last sale before or the first sale after the date the Award is granted;

(ii)	the closing sales price on such date or (whether or not sales are reported on such date) the last preceding date on which a sale was reported;

(iii)	the arithmetic mean of the high and low prices on such date or (whether or not sales are reported on such date) the last preceding date on which sales were reported;

(iv)

the average selling price of the Stock over a specified period beginning within 30 days before and ending within 30 days after the applicable date, based on the arithmetic mean of such selling prices during the specified period, or an average of such prices weighted based on the volume of trading of the Stock on each trading date during the specified period; provided, however, that such method may be used only if the relevant Eligible Person, the number and class of shares of Stock subject to such method, and the method for determining such price including the period over which the average are determined, are irrevocably determined and set forth in an Award Agreement before the beginning of the specified period.

The Committee may apply different of the foregoing methods for different purposes; provided, however, that if no other method is determined by the Committee the Fair Market Value shall be determined based on the closing sales price on the last preceding date on which a sale was reported, and the grant price for an Option or Stock Appreciation Right shall be (i) the closing sales price on the date of grant if Stock is traded on such date, or (ii) the closing sales price on the next date on which Stock is traded.

(b)

If Stock publicly traded but is not listed on any such exchange, any of the methods set forth in subsection (a) applied to the bid quotations with respect to a share of Stock on the OTC Bulletin Board or other over-the-counter quotation system then in use as the principle system then available for reporting or ascertaining quotations for the Stock; and

(c)	If Stock is not publicly traded, the fair market value on the applicable date of a share of Stock as determined by the Committee in good faith.

3.20

“Former Plan” means any of the Walgreen Co. Executive Option Plan, the Walgreen Co. Long-Term Performance Incentive Plan, the Walgreen Co. 2001 Incentive Plan, the Walgreen Co. Nonemployee Director Stock Plan, and the Walgreen Co. Cash-Based Incentive Plan.

3.21	“409A Compensation” means a Deferred Award or other compensation that is “nonqualified deferred compensation” subject to Section 409A of the Code, regardless of when granted or awarded.

3.22	“Incentive Stock Option” or “ISO” means any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, and qualifying thereunder.

3.23	“Non-Employee Director” means a Director who is not an employee of the Company or an Affiliate.

3.24	“Nonstatutory Option” means an Option that is not an Incentive Stock Option.

3.25

“Option” means a right granted to an Eligible Person to purchase a number of shares of Stock (which may be Restricted Stock) at a specified price during a specified time period, and subject to such other terms and conditions as the Committee may determine. The term “Option” includes both an Incentive Stock Option and a Nonstatutory Option.

3.26	“Other Awards” means cash or Stock-based Awards granted to an Eligible Person under Section 7.08 or 7.09.

3.27

“Participant” means an Eligible Person (or former Eligible Person) who has been granted an Award under the Plan which remains outstanding or which remains subject to any provision of this Plan, including without limitation Sections 10.01 and 10.08.

3.28

“Performance Award” means an Award that (in addition to any other conditions) is conditional based upon the degree of satisfaction of performance criteria specified by the Committee. Performance Awards include, but are not limited to, Performance Shares and Performance Units.

3.29

“Performance Share” means a conditional right granted to an Eligible Person to receive a variable number of shares of Stock based upon the degree of satisfaction of performance criteria specified by the Committee.

3.30

“Performance Unit” means a conditional right granted to an Eligible Person to receive a payment equal to the value of the performance unit based upon the degree of satisfaction of criteria specified by the Committee.

3.31	“Restricted Stock” means a Restricted Stock Share or a Restricted Stock Unit.

3.32	“Restricted Stock Share” means a share of Stock granted to an Eligible Person under Section 7.03 which is subject to certain restrictions and to a substantial risk of forfeiture.

3.33

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing a hypothetical share of Stock granted to an Eligible Person under Section 7.04 which is subject to certain restrictions and to a substantial risk of forfeiture. A Restricted Stock Unit shall have a nominal value on any date equal to the Fair Market Value of one share of Stock on that date. A Restricted Stock Unit may be settled for cash, property, or shares of Stock, and may be a Performance Award. Restricted Stock Units represent an unfunded an unsecured obligation of the Company.

3.34

“Retire” or “Retirement” means a Termination of Service for any reason other than a Termination of Service for Cause, Disability, or death after attaining age 55 and having at least 10 years of service (whether as an employee or Director) with the Company or any Affiliate.

3.35	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

3.36	“Separation from Service” means

(a)

In the case of an individual who is an employee of the Company or an Affiliate, the employee’s termination of employment with the Company and its Affiliates. Whether a termination of employment has occurred shall be determined based on whether the facts and circumstances indicate the individual and the employer reasonably anticipate that no further services will be performed by the individual for the Company and its Affiliates; provided, however, that an individual shall be deemed to have a Separation from Service if the level of services he or she would perform for the Company and its Affiliates after a certain date permanently decreases to no more than twenty percent (20%) of the average level of bona fide services performed for the Company and its Affiliates (whether as an employee or independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company and its Affiliates if the individual has been providing services for less than 36 months). For this purpose, an individual is not treated as having a Separation from Service while he or she is on a military leave, sick leave, or other bona fide leave of absence, if the period of such leave does not exceed six months (90 days in the case of an Incentive Stock Option), or if longer, so long as the individual has a right to reemployment with the Company or an Affiliate under an applicable statute or by contract; and

(b)

In the case of a Director, the individual ceases to be a Director of the Company and all Affiliates, unless immediately upon such cessation the individual has a relationship with the Company or an Affiliate such that such cessation would not be a separation from service under Section 409A of the Code, in which case a Separation from Service will occur upon the cessation of such relationship as provided in Section 409A of the Code; and

(c)

In the case of a consultant or advisor, the individual ceases to have a contractual obligation to perform consulting services for the Company and all Affiliates, unless immediately upon such cessation the individual has a relationship with the Company or an Affiliate such that such cessation would not be a separation from service under Section 409A of the Code, in which case a Separation from Service will occur upon the cessation of such relationship as provided in Section 409A of the Code.

(d)

Notwithstanding the foregoing, no such event shall be a Separation from Service if immediately upon such event the individual continues to be an Eligible Person by reason of another relationship with the Company or any Affiliate from which no Separation from Service has occurred.

3.37

“Specified Employee” means an individual who, as of the date of his or her Termination of Service, is a key employee of the Company or any Affiliate whose stock is publicly traded, as determined under the policy of the Company as in effect from time to time, for determining “specified employees” consistent with the requirements of Section 409A of the Code.

3.38	“Stock” means a share of the Company’s common stock $0.078125 par value and any other equity securities of the Company that may be substituted or resubstituted for such Stock.

3.39

“Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

3.40	“Substantial Risk of Forfeiture” means such term as described in Treas. Reg. §§ 1.409A-1(d) and 1.409A-1(b)(4).

3.41

“Termination of Service” “termination of employment, and words of similar import, unless the context clearly indicates otherwise, mean termination of employment (or for a Participant who is not an employee, termination of service), as determined by the Committee; provided that in the case of an Award that is 409A Compensation, such term shall mean Separation from Service.

IV. Administration

4.01 Authority of the Committee. The Plan shall be administered by the Compensation Committee of the Board or by a duly appointed delegate of the Committee, which shall have full and final authority, in its discretion, in each case subject to and consistent with the provisions of the Plan,

(a)	to determine which Eligible Persons shall be granted Awards;

(b)

to determine the type and size of Awards, the dates on which Awards may be granted, exercised or settled and on which the risk of forfeiture or any deferral period relating to Awards shall lapse or terminate, and to accelerate any such dates;

(c)	to determine the expiration date of any Award;

(d)	to determine whether an Award will be granted on a standalone or tandem basis;

(e)	to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property;

(f)	to determine other terms and conditions of, and all other matters relating to, Awards;

(g)	to prescribe Award Agreements evidencing or setting terms of Awards (such Award Agreements need not be identical for each Participant);

(h)

to adopt amendments to Award Agreements; provided that, except as set forth herein or in the Award Agreement, the Committee shall not amend an Award Agreement in a manner that materially and adversely affects the Participant without the consent of the Participant (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant);

(i)	to establish rules and regulations for the administration of the Plan and amendments thereto and to create sub-plans;

(j)

to determine whether, to what extent, and under what circumstances any Award shall be terminated or forfeited or the Participant shall be required to disgorge to the Company gains or earnings attributable to an Award;

(k)	to construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein;

(l)	to make all other decisions and determinations (including factual determinations) in its discretion as the Committee may deem necessary or advisable for the administration of the Plan.

Decisions of the Committee with respect to the administration and interpretation of the Plan and any Award Agreement shall be final, conclusive, and binding upon all persons interested in the Plan, including all Eligible Persons, Participants, Beneficiaries, transferees under Section 6.05(c) and other persons claiming rights from or through a Participant, and shareholders. The foregoing notwithstanding, to the extent required by the Company’s bylaws, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to Non-Employee Directors and shall have all the powers of the Committee with respect thereto (authority with respect to other aspects of Non-Employee Director awards is not exclusive to the Board, however).

4.02 Manner of Exercise of Committee Authority.

(a)

The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 (in which case the members of the Committee who qualify as Non-Employee Directors shall act as the Committee), or qualifying Awards under Section 162(m) of the Code as performance-based compensation (in which case the members of the Committee who qualify as outside Directors under Section 162(m) of the Code shall act as the Committee). The express grant of any specific power to the Committee, and the taking of any action by the Committee or a subcommittee, shall not be construed as limiting any power or authority of the Committee.

(b)

Subject to the Company’s by-laws and applicable law, the Committee may delegate to any other Committee of the Board or to one or more members of the Board the authority, subject to such terms as the Committee may determine, to exercise such powers and authority and perform such functions as the Committee in its discretion may determine. Such delegation may be revoked at any time.

(c)

The Committee may delegate to officers of the Company or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions and exercise such powers and authority, as the Committee in its discretion may determine, to the fullest extent permitted under the Illinois Business Corporation Act and the Company’s bylaws. Such delegation may be revoked at any time.

(d)

Except to the extent prohibited by applicable law, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to the Committee under the Plan. Such delegation may be revoked at any time.

4.03 Advisors and Agents of the Committee. The Committee may (i) authorize one or more of its members or an agent to execute or deliver any instrument, and make any payment on its behalf and (ii) utilize and cause the Company to pay for the services of associates and engage accountants, agents, clerks, legal counsel, record keepers and professional consultants (any of whom may also be serving an another Affiliate of the Company) to assist in the administration of this Plan or to render advice with regard to any responsibility under this Plan.

4.04 Records and Reports of the Committee. The Committee shall maintain records and accounts relating to the administration of the Plan.

4.05 Limitation of Liability; Indemnification. The members of the Board, the Compensation Committee, and their delegates, shall have no liability with respect to any action or omission made by them in good faith nor from any action made in reliance on (i) the advice or opinion of any accountant, legal counsel, medical adviser or other professional consultant or (ii) any resolutions of the Board certified by the secretary or assistant secretary of the Company. Each member of the Board, the Compensation Committee, and each employee of the Company or any Affiliate to whom are delegated duties, responsibilities and authority with respect to the Plan shall be indemnified, defended, and held harmless by the Company and its Affiliates and their respective successors against all claims, liabilities, fines and penalties and all expenses (including but not limited to attorneys fees) reasonably incurred by or imposed on such member or employee that arise as a result of his actions or failure to act in connection with the operation and administration of the Plan, to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty or expense is not paid for by liability insurance purchased by or paid for by the Company or an Affiliate. Notwithstanding the foregoing, the Company or an Affiliate shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Company or Affiliate consents in writing to such settlement or compromise.

4.06 Expenses. Expenses relating to the Plan prior to its termination shall be paid from the general assets of the Company or an Affiliate. Any individual who serves as a member of the Committee shall receive no compensation for such service.

4.07 Service in More than One Capacity. Any person or group of persons may serve the Plan in more than one capacity.

V. Shares Subject to Plan

5.01 Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 5.04, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be:

(a)	Shares of Stock available as of the Effective Date under the Former Plans;

(b)	Shares of Stock which become available from the Former Plans or the 2002 Share Walgreen Stock Purchase Plan after the Effective Date in accordance with Section 5.02; and

(c)	Forty million (40,000,000) additional shares of Stock, subject to the approval of this Plan by shareholders of the Company;

provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed 15,000,000. Of the shares described in (a), (b) and (c), 100% may be delivered in connection with “full-value Awards,” meaning Awards other than Options, SARs, or Awards for which the Participant pays the intrinsic value either directly or in exchange for (or by foregoing) a right to receive a cash payment from the Company equal to the intrinsic value of the Award; provided, however, that any shares granted under Options or SARs shall be counted against the share limit on a one-for-one basis and any shares granted as full-value Awards shall be counted against the share limit as three (3) shares for every one (1) share subject to such Award. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock or treasury Stock at least the number of shares of Stock from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

5.02 Share Counting Rules.

(a)

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(b)

Shares of Stock subject to an Award will again be available for Awards if the Award (or an award under a Former Plan or under the 2002 Share Walgreen Stock Purchase Plan) is canceled, expired, forfeited, settled in cash or otherwise terminated or settled without delivery of the full number of shares of Stock subject to such Award. The following shares of Stock will not be added to the total number of shares available or to be made available again for delivery under the Plan: (i) Shares not issued or not delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (ii) Shares delivered to or withheld by the Company to pay the exercise price of or withholding taxes with respect to an Award; and (iii) shares of Stock repurchased by the Company on the open market with the proceeds from the payment of the exercise price of an Option.

(c)

In the case of any Award granted in substitution for an award of a company or business acquired by the Company or an Affiliate, shares delivered or to be delivered in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

(d)	This Section shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

(e)

Because shares will count against the number reserved in Section 5.01 upon delivery (or later vesting) and subject to the share counting rules under this Section 5.02, the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

5.03 Per Person Award Limits. Subject to Section 5.04, the aggregate number of shares of Stock subject to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code granted during any calendar year to any one Eligible Person (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed 1,000,000. This 1,000,000 share maximum also applies to options and SARs. The maximum amount payable as a cash Award for any performance period to an Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be $10 million per calendar year. In the case of an award with a multi-year performance period, the 1,000,000 Share and $10 million limit shall apply to each calendar year (or portion thereof) in the performance period.

5.04 Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the shares of Stock such that an adjustment is appropriate, or, in the case of any outstanding Award, necessary, in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the aggregate number and kind of shares of Stock which may be delivered in connection with Awards granted under the Plan, (ii) the number and kind of shares of Stock by which annual per person Award limitations are measured under Section 5.03, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “performance-based compensation” under Section 162(m) of the Code, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi), under the performance goals relating to Options; SARs or Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

5.05 Former Plans. Upon shareholder approval of this Plan, no further grants of Awards will be made under any Former Plan.

VI. Eligibility and General Conditions for Awards

6.01 Eligibility. Awards may be granted under the Plan only to Eligible Persons. An employee on leave of absence, including for a Disability, who has not had a Termination of Service may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan.

6.02 Awards. Awards may be granted on the terms and conditions set forth in this Plan. In addition, the Committee may impose on any Award, or the exercise thereof, at the date of grant or thereafter (subject to Section 10.06), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion, including performance conditions for the exercise or vesting of an Award, terms requiring forfeiture of Awards in the event of Termination of Service by the Participant or other events or actions by the Participant, terms for deferred payment or other settlement of an Award, and terms permitting a Participant to make elections relating to his or her Award. Such terms and conditions need not be uniform among types of Awards nor among Eligible Persons receiving the same type of Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Illinois Business Corporation Act, and may otherwise require payment of consideration for an Award except as limited by the Plan.

6.03 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

6.04 Vesting; Termination of Service. The Committee may determine and set forth in the Award Agreement the vesting schedule for the Award and the extent to which an Award not vested shall be forfeited or shall terminate upon a Participant’s Termination of Service. Unless otherwise stated in the Award Agreement, an Award that vests based on the continued performance of services shall not be vested until the third anniversary of the date of grant of the Award, at which time the Award shall vest in full, provided the Participant has not had a Termination of Service. Except as otherwise provided in such Award Agreement or subsection (e), (f) or (g) below, Awards held by a Participant upon Termination of Service shall be treated as follows; based on the determination by the Committee in its sole discretion of the reason for Termination of Service:

(a)

Death or Disability. Upon a Participant’s Termination of Service on account of death or Disability, all Awards that are not Performance Awards shall become fully vested and nonforfeitable. Options and SARS outstanding at the time of death (whether or not then exercisable) shall become and remain exercisable for one year following the date of death or Termination of Service on account of Disability (or until the expiration of their stated term, if shorter) and then terminate. Performance Awards shall become vested (or be forfeited) based on actual performance and shall be settled at the same time as such Performance Awards to other Participants are settled.

(b)

Cause. Upon a Participant’s Termination of Service for Cause, all Awards (whether or not then vested or forfeitable under the terms of the Award) shall be forfeited and terminate. In the event that within one year after Termination of Service a Participant commits an act or omission that that would be Cause, or it is discovered that the Participant has committed such act or omission before Termination of Service, then the Committee may in its discretion determine that the Termination of Service shall be deemed to have occurred for Cause.

(c)

Involuntary Termination Other Than for Cause, or Retirement. Upon a Participant’s Termination of Service due to involuntary termination by the Company or Affiliate for a reason other than Cause, or upon the Participant’s Retirement, the Participant shall be deemed to have one year of additional service for purposes of all Awards vesting based on continued performance of services. Any Option or SAR shall remain exercisable for the lesser of one month following the date of Termination of Service (e.g., if Termination of Service occurs on the 14th day of a calendar month, the Award shall remain exercisable until the 13th day of the following calendar month) or until the expiration of its stated term, if shorter, and then terminate. Any Performance Awards (other than an Option or SAR) for which one year or less remains in the Performance Period shall become vested pro rata (subject to achievement of the performance conditions) based on ratio of the full months of service prior to Termination of Service to the total number of months in the Performance Period; and shall be settled at the same time as such Performance Awards to other Participants are settled. To the extent continued or additional vesting is not provided under this subsection, the Awards shall be forfeited.

(d)

Voluntary Termination Other than for Retirement or Disability. Upon a Participant’s voluntary Termination of Service for a reason other than Retirement or Disability, all outstanding Awards, whether or not then vested or forfeitable under the terms of the Award (other than a vested Deferred Award or an Award to a Non-Employee Director under Section 7.07) shall be forfeited and terminate. Vested Deferred Award and Awards to a Non-Employee Director under Section 7.07 shall remain payable in accordance with their terms.

(e)

Automatic Extended Exercisability in Certain Cases. Notwithstanding the foregoing provisions of this Section, if the date an Award would otherwise terminate is a date that the Participant is prohibited from exercising the Award under the Company’s insider trading policy or such other conditions under applicable securities laws as the Committee shall specify, the term of the Award shall be extended to the second business day after the Participant is no longer so prohibited from exercising the Award, but in no event shall the Award be extended beyond the original stated term of the Award.

(f)

Automatic Exercise in Certain Cases. In addition, if determined by the Committee in its discretion, on such terms and conditions and under such circumstances as the Committee shall establish, which may be applied differently among Participants or Awards, Options and SARs will be deemed exercised by the Grantee (or in the event of the death of or authorized transfer by the Grantee by the beneficiary or transferee) on the expiration date of the Option or SAR using a net share settlement (or net settlement) method of exercise to the extent that as of such expiration date the Option or SAR is vested and exercisable and the per share exercise price of the Option or SAR is below the Fair Market Value of a share of Stock on such expiration date.

(g)

Waiver by Committee. Notwithstanding the foregoing provisions of this Section, the Committee may in its sole discretion as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, which treatment need not be uniform among Participants, determine that Awards shall become exercisable or vested upon a Termination of Service, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Service, extend the period for exercise of Options or SARs following Termination of Service (but not beyond the original stated term of the Option or SAR), or provide that any Performance Based Award shall in whole or in part not be forfeited upon such Termination of Service.

6.05 Nontransferability of Awards.

(a)

During the Participant’s lifetime, each Award and each right under any Award shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative, or by a transferee receiving such Award pursuant to a domestic relations order issued by a court with jurisdiction over the Company, requiring the transfer of the award. Nothing herein shall be construed as requiring the Committee to honor a domestic relations order except to the extent required under applicable law.

(b)

No Award (prior to the time, if applicable, unrestricted shares of Stock are delivered in respect of such Award or Restricted Stock becomes unrestricted), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock Shares, by transfer to the Company); and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(c)

Notwithstanding subsections (a) and (b) above, a Participant may transfer a Nonstatutory Option or SAR for no consideration to a Permitted Transferee in accordance with rules and subject to such conditions as may be specified by the Committee in the Award Agreement or in the Committee’s rules or procedures of general application. For this purpose, a “Permitted Transferee” in respect of any Participant means any member of the Immediate Family of such Participant, any trust of which all of the primary beneficiaries are such Participant or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Participant or members of his or her Immediate Family; and the “Immediate Family” of a Participant includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests. Such Award may he exercised by such transferee in accordance with the terms of such Award. Following the transfer of a Nonstatutory Stock Option or SAR to a Permitted Transferee, the Permitted Transferee shall have all of the rights and obligations of the Participant to whom the Award was granted and such Participant shall not retain any rights with respect to the transferred Award, except that (i) the payment of any tax attributable to the exercise of the Nonstatutory Stock Option or SAR shall remain the obligation of the Participant, (ii) the period during which the Nonstatutory Stock Option or SAR shall become exercisable or remain exercisable shall depend on the service of the original Participant and the circumstances of his or her Termination of Service. A Permitted Transferee may not again transfer an Award to another Permitted Transferee.

(d)

If for any reason an Award is exercised or shares of Stock are to be delivered or payment is to be made under any Award to a person other than the original Participant, the person exercising or receiving delivery or payment under such Award shall, as a condition to such exercise, delivery or receipt, supply to the Committee such evidence as the Committee may reasonably require to establish the identity of such person and such person’s right to exercise or receive delivery or payment under such Award. A Permitted Transferee or other transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

6.06 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan.

6.07 Stand-Alone, Tandem and Substitute Awards.

(a)

Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan; provided that if the stand-alone, tandem or substitute Award is intended to qualify as performance-based compensation under Section 162(m) of the Code, it must separately satisfy the requirements for performance-based compensation. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits.

(b)

The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held immediately prior to such merger, consolidation or acquisition by employees or directors of another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity, in order to preserve for such newly Eligible Persons the economic value of all or a portion of such Acquired Entity Award, at such price as the Committee determines necessary to achieve preservation of economic value

6.08 Deferred Awards. The Committee may provide in an Award Agreement that the Award shall be in whole or in part a Deferred Award. In addition, the Committee may provide, in a manner specified by the Committee in the Award Agreement or in the Committee’s rules and procedures of general application, that a Participant may elect to defer settlement of an Award so that the Award becomes a Deferred Award, subject to the following terms and to such additional terms and conditions as the Committee shall designate in its discretion:

(a)

Deferral Elections. An election to defer an Award shall be made on or before December 31 of the calendar year preceding the calendar year in which the Award is granted, on a form (which may be electronic) authorized by the Committee, and except as provided in Section 7.07 shall not carry over from year to year unless the Committee timely provides otherwise. Such election shall become irrevocable for the period to which it applies as of the last date for making such election. The deferral election shall include (i) the designation and portion of the Award to be deferred, (ii) the date on which settlement of the deferred Award shall be made or commence (which may be a fixed date such as the Participant’s attainment of a particular age, the Participant’s Termination of Service for any reason, or such other dates or circumstances as may be required or permitted by the Committee); and (iii) whether settlement shall be made on a single date or in installments over a period and subject to such terms and conditions as may be set by the Committee at the time of the deferral election. If there is no election as to form of settlement, then settlement shall be made no later than 90 days following the date designated in (ii), in a lump sum in cash, shares of Stock, or such other medium as the Committee may designate.

(b)

New Participants. Notwithstanding subsection (a) above, the Committee may permit a deferral election to be made by a Participant who never previously received an Award and never previously had deferred compensation under any other plan required by Section 409A of the Code to be aggregated with his or her Awards under that Plan. Such an individual’s deferral election shall be made within 30 days of the grant of the Award and shall be effective only with respect to a fractional portion of the Award determined by multiplying (separately with respect to each applicable vesting date), the grant date value of the number of applicable portion of shares of Stock (or other portion of an Award not denominated in shares of Stock) vesting on such vesting date by a fraction, the numerator of which is the number of calendar days between the date the deferral election is received by the Committee and the date such Award (or portion thereof) vests, and the denominator of which is the total number of calendar days between the grant date and the vesting date.

(c)

Performance-Based Compensation. Notwithstanding subsection (a) above, the Committee may permit a deferral election to be made by a Participant with respect to a Performance Award on or before a date that is at least six months before the end of the applicable performance period of at least 12 months, provided the Participant has continuously performed services from the later of the beginning of the performance period or the date the performance criteria are established (provided they are established within 90 days of the beginning of the performance period) through the date such election is made, and provided that the compensation to be paid under the Performance Award is not at the time of the election readily ascertainable within the meaning of Treas. Reg. § 1.409A-2(a)(8).

(d)

Awards Vesting in More than Twelve Months. Notwithstanding subsection (a) above, the Committee may permit a deferral election to be made by a Participant with respect to an Award that is subject to a condition requiring the Participant to continue to remain employed for a period of at least 12 months from the date of the grant. Such a deferral election, if permitted, must be made on or before the 30th day after the grant date, provided that the election is made at least 12 months in advance of the earliest vesting date (other than vesting on account of death or a Change in Control).

(e)

Dividend Equivalents on Deferred Awards. To the extent specified in the Award Agreement, Dividend Equivalents may be credited to deferred Awards (other than Options and SARs) during the deferral period, subject to such terms and conditions as the Committee shall specify.

VII. Specific Provisions for Awards

7.01 Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(a)

Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and Nonstatutory Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(b)

Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, which in no event shall exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including Stock deliverable upon exercise), Restricted Stock or other property that does not have a deferral feature, other Awards or awards granted under other plans of the Company or any Affiliate, or other property (including through “net exercise” or “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options. If no other time for exercise of an Option is specified in the Award Agreement, the Option shall become exercisable on the third anniversary of the date of grant of such Option or, if earlier, upon the death or Termination of Service for Disability of the Participant.

(c)	Incentive Stock Options.

(i)

Only employees (as determined in accordance with Section 3401(c) of the Code) of the Company or any of its subsidiaries may be granted Incentive Stock Options. For this purpose, “subsidiary” means any company (other than the Company) in an unbroken chain beginning with the Company; provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one or the other companies in such chain.

(ii)

If and to the extent that the aggregate Fair Market Value of the Stock (determined as of the date of grant) with respect to which a Participant’s Incentive Stock Options are exercisable for the first time during any calendar year exceeds $100,000, such Options shall be treated as Nonstatutory Options. For purposes of applying this limitation, Incentive Stock Options shall be taken into account in the order in which they were granted.

(iii)

No Incentive Stock Option shall be granted more than 10 years after the earlier of the adoption of the Plan or shareholder approval of the Plan; provided that after the initial adoption of the Plan, such 10-year period shall be measured from the earlier of a subsequent amendment of the Plan requiring shareholder approval or shareholder approval of the Plan as so subsequently amended.

(iv)	Award Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

7.02 Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement (whether cash, Stock, or other property), and the method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be free-standing or in tandem or combination with any other Award. If no other time for exercise of a SAR is specified in the Award Agreement, the SAR shall become exercisable on the third anniversary of the date of grant of such SAR.

7.03 Restricted Stock Shares. The Committee is authorized to grant Restricted Stock Shares to Eligible Persons on the following terms and conditions:

(a)

Grant and Restrictions. Restricted Stock Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant shall pay such consideration for the Restricted Stock Shares as the Committee may require, which shall not be less than the par value of the Restricted Stock Shares on the date of grant unless the Restricted Stock Shares are to be settled in Treasury shares. Section 10.04(b) (restricting elections under Section 83(b)of the Code) shall apply to Restricted Stock Shares except to the extent provided in the Award Agreement. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock Shares, a Participant granted Restricted Stock Shares shall have all of the rights of a shareholder, including the right to vote the Restricted Stock Shares and the right to receive dividends thereon (subject to subsection (c) below).

(b)

Evidence of Stock Ownership. Restricted Stock Shares granted under the Plan may be evidenced in such manner as the Committee shall determine, including appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. If certificates representing Restricted Stock Shares are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Shares, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock Shares.

(c)

Dividends and Splits. Any cash dividends paid on a Restricted Stock Share shall be automatically reinvested in additional Restricted Stock Shares or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, cash, shares of Stock or other property distributed in connection with a stock split or stock dividend, and other property distributed as a non-cash dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Shares with respect to which such Stock or other property has been distributed.

7.04 Restricted Stock Units. The Committee is authorized to grant RSUs to Eligible Persons, subject to the following terms and conditions:

(a)

Award and Restrictions. RSUs shall be subject to restrictions constituting a Substantial Risk of Forfeiture, which conditions may be time-based or performance-based. Unless deferred pursuant to Section 6.08, settlement of RSUs by delivery of cash, shares of Stock, or other property, as specified in the Award Agreement, shall occur upon the lapse of the Substantial Risk of Forfeiture, but no later than within two and one-half months after the last day of the calendar year in which the Substantial Risk of Forfeiture lapses. In addition, RSUs shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the same time as the Substantial Risk of Forfeiture or at earlier or later specified times, separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. If no other time for lapse of restrictions on RSU is specified in the Award Agreement, the RSUs shall become vested and nonforfeitable and the Substantial Risk of Forfeiture shall lapse on the third anniversary of the date of grant of such RSUs. Except as restricted under the terms of the Plan, and any Award Agreement relating to the RSUs, prior to settlement a Participant granted RSUs shall have the right to receive dividend equivalents thereon pursuant to subsection (b) but shall have no right to vote respecting the RSUs or any other rights of a shareholder.

(b)

Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on RSUs shall be automatically deemed reinvested in RSUs and shall be paid when the RSUs to which they relate are settled. Notwithstanding the foregoing, Dividend Equivalents shall be forfeited if the RSUs to which they relate are forfeited or otherwise not earned. Unless otherwise determined by the Committee, cash, shares of Stock or other property distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the RSUs with respect to which such Stock or other property has been distributed.

7.05 Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Persons, entitling the Participant to receive cash, shares of Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a freestanding basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify with due regard to the applicability of Section 409A of the Code. Notwithstanding the foregoing, (a) Dividend Equivalents shall not be provided with respect to Options or Stock Appreciation Rights, and (b) any Dividend Equivalents associated with a Performance Award shall be forfeited to the extent the Performance Award is forfeited or otherwise not earned.

7.06 Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares and Performance Units to Eligible Persons, subject to the following terms and conditions:

(a)

Performance Shares shall be denominated in shares of Stock. Performance Units shall be denominated in dollars and have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units or Performance Shares that will be paid out to the Participant, and shall set a Performance Period in accordance with Section 8.01.

(b)

After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

(c)

Unless the Performance Shares or Performance Units are deferred as provided in Section 6.08, payment of earned Performance Units and Performance Shares shall be made in a single lump sum, as soon as practicable after the Committee has certified the number of Performance Units or Performance Shares earned for the Performance Period, but in no event later than within two and one-half months after the last day of the calendar year in which the Participant’s rights to such Units/Shares have become vested and nonforfeitable and the Substantial Risk of Forfeiture has lapsed. Except as otherwise provided in an Award Agreement, the Committee shall pay earned Performance Shares in Stock but may in its sole discretion pay earned Performance Units in the form of cash or in Stock (or in a combination thereof) which have an aggregate Fair Market Value equal to the value as of the date of distribution of the number of earned Performance Units at the close of the applicable Performance Period. Such Stock may be made subject to any further restrictions deemed appropriate by the Committee.

(d)

Unless otherwise provided in the Award Agreement, Participants shall be entitled to receive Dividend Equivalents paid with respect to Stock which has been earned and become vested as of the close of the performance period in connection with grants of Performance Units or Performance Shares but not yet distributed to Participants, such dividends to be subject to the same terms and conditions as apply to dividends earned with respect to RSUs as set forth in Section  7.04(b).

7.07 Annual Equity Grants, Deferred Stock Units and Deferrals for Non-Employee Directors.

(a)

Unless the Board sets a different equity award policy for Non-Employee Directors, on the date specified by the Board of each year, each Non-Employee Director shall receive a fully vested annual grant of shares of Stock (an “Annual Equity Grant”), with the number determined by dividing a dollar amount by the Fair Market Value of a share of Stock on the date of the Annual Equity Grant. If the Non-Employee Director has then not served for the full period since the date of the prior Annual Equity Grant, his or her Annual Equity Grant shall be a pro-rata grant based on the full months of service as a Non-Employee Director since the date of the prior Annual Equity Grant. The dollar amount shall be $155,000 or such lesser or greater amount as may be approved by the Nominating and Governance Committee of the Board from time to time as part of its periodic evaluation of Non-Employee Director compensation. Unless deferred under subsection (b) below, the Annual Equity Grant shall be immediately distributed in Stock.

(b)

A Non-Employee Director may elect to defer all or any part (in 10% increments) of his or her Annual Equity Grant into either deferred stock units (“DSUs”) or into the account (the “Deferred Cash Compensation Account”) established under subsection (c) below.

(i)

An election to defer the Annual Equity Grant shall be made on or before December 31 of the calendar year preceding the calendar year in which the 12-month period over which the Annual Equity Grant is earned begins (except for a new non-Employee Director, in which event Section 6.08(b) shall apply), on a form (which may be electronic) authorized by the Committee. Such election shall become irrevocable for the period to which it applies as of the last date for making such election. Notwithstanding Section 6.08(a) a deferral election under this subsection (b) shall carry over from year to year, unless changed or revoked at the same time and in the same manner as the a deferral election could be made under this subsection (b). The deferral election shall include (i) the designation and portion of the Annual Equity Grant to be deferred, and (ii) whether it shall be deferred into DSUs or into the Deferred Cash Compensation Account.

(ii)

The value of any DSU at any time shall be the Fair Market Value of one share of Stock. Prior to the Non-Employee Director’s Termination of Service, Dividend Equivalents shall be earned on DSUs, converted into additional DSUs based on the Fair Market Value of the Stock on the date the dividends are converted.

(iii)

DSUs will be paid out in cash in two installments. The first installment shall be paid within 30 days after the date of the Non-Employee Director’s Termination of Service in an amount equal to one-half of his or her then-outstanding DSUs. The second installment shall be paid on the first annual anniversary of the first installment payment in an amount equal to the Non-Employee Director’s remaining DSUs. Pending payment off the second installment, DSUs will be credited with interest on a monthly basis at a monthly compounding rate (the “Prime Borrowing Rate”) equal to the prime lending rate of interest in effect as of the first business day of that month as quoted by the Company’s then-current lending bank financing source for commercial borrowings.

(c)

A Non-Employee Director may elect to defer all or any part (in 10% increments) of his or her annual retainer, committee fees, meeting fees, or any similar fees for service as a Non-Employee Director (“Directors Fees”), plus all or any portion (in 10% increments) of his or her Annual Equity Grant, into a Deferred Cash Compensation Account.

(i)

An election to defer Directors Fees into the Deferred Cash Compensation Account shall be made on or before December 31 of the calendar year preceding the calendar year in which the Directors Fees are earned (except for a new Non-Employee Director, in which event Section 6.08(b) shall apply), on a form (which may be electronic) authorized by the Committee. Such election shall become irrevocable for the period to which it applies as of the last date for making such election. Notwithstanding Section 6.08(a), a deferral election under this subsection (c) shall carry over from year to year, unless changed or revoked at the same time and in the same manner as a deferral election could be made under this subsection (c). The deferral election shall include the designation and portion of the Directors Fees to be deferred.

(ii)

The Deferred Cash Compensation Account shall accrue interest on a monthly basis at a monthly compounding rate equal to 120% of the applicable federal midterm rate (as determined under Section 1274(d) of the Code) until the Non-Employee Director’s Termination of Service.

(iii)

The Deferred Cash Compensation Account will be paid out in cash in two installments. The first installment shall be paid within 30 days after the date of the Non-Employee Director’s Termination of Service in an amount equal to one-half of the balance of his or her Deferred Cash Compensation Account. The second installment shall be paid on the first annual anniversary of the first installment payment in an amount equal to the remaining balance of the Non-Employee Director’s Deferred Cash Compensation Account. Pending payment off the second installment, the Deferred Cash Compensation Account will be credited with interest on a monthly basis at a monthly compounding rate (the “Prime Borrowing Rate”) equal to the prime lending rate of interest in effect as of the first business day of that month as quoted by the Company’s then-current lending bank financing source for commercial borrowings.

(d)	Annual Equity Grants, Deferred Stock Units, and the Deferred Cash Compensation Account, shall be fully vested at all times.

(e)	The Board may from time to time establish other compensation and deferral arrangements for Nonemployee Directors in addition to or in lieu of the program outlined above in this Section 7.07.

7.08 Bonus Stock and Other Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Stock or factors that may influence the value of shares of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights for shares of Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Stock or the value of securities of or the performance of specified subsidiaries or Affiliates or other business units. The Committee is authorized to grant shares of Stock as a bonus, or to grant shares of stock or other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such Awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Stock, other Awards, or other property, as the Committee shall determine, subject to any applicable restrictions of this Plan.

7.09 Cash Awards. The Committee is authorized to grant cash Awards to Eligible Persons as a bonus on such terms and condition as the Committee shall determine, subject to any applicable restrictions of this Plan.

VIII. Performance Awards

8.01 Performance Awards Generally. The Committee is authorized to grant any Award in the form of a Performance Award. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards or property (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee over a performance period established by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. After the end of each performance period, the Committee shall determine the amount, if any, of the Performance Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a Performance Award shall be reduced from the amount of his or her potential Performance Award, including a determination to make no final Award whatsoever, and may exercise its discretion to increase the amounts payable under any Performance Award, except as limited under Section 8.02 (relating to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m)) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service by the Participant or other event (including a Change in Control) prior to the end of a performance period or otherwise prior to settlement of such Performance Awards. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, as provided in the Award Agreement in the discretion of the Committee.

8.02 Performance Awards Under Section 162(m) of the Code. If the Committee determines that a Performance Award should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of one or more preestablished performance goals and shall be subject to other terms set forth in this Section 8.02.

(a)

Performance Goal Generally. The performance goal for Performance Awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code shall consist of one or more of the business criteria listed in Section 8.03, including or excluding the adjustments described in Section 8.03, and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Article VIII. The Performance Award may also have threshold levels of performance (below which no Performance Award shall be paid) and maximum levels of Performance Award, regardless of the degree to which the actual performance exceeds the target level. The performance goal shall be objective. Any performance goal may be established for one performance period or averaged over time, as the Committee may deem appropriate. Performance may, but need not be, based on a change or an increase or positive result. Performance goals may differ for Performance Awards granted to any one Eligible Person or to different Eligible Persons. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(b)

Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of a Performance Award intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code shall be measured over a performance period specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. The level of attainment of performance goals be substantially uncertain at the time such goals are established, as required under Treas. Reg. s 1.162-27. In all cases, the maximum Performance Award of any Participant intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code shall be subject to the per-person limitation set forth in Section 5.03.

(c)

Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of one or more performance goals based on one or more of the business criteria set forth in Section 8.02(b) during the performance period, as specified by the Committee. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. The maximum amount payable to any Participant shall be a stated percentage of the bonus pool; provided the sum of such percentages shall not exceed 100%.

8.03 Performance Criteria. If the Committee determines that a Performance Award should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the performance criteria shall be selected from among the following:

(a)	Sales, on a corporate, divisional or unit basis, including (i) net sales, (ii) unit sales volume, (iii) aggregate product price, (iv) same store sales or (v) comparable store sales

(b)	Share price, including (i) market price per share; and (ii) share price appreciation;

(c)

Earnings, on a corporate, divisional or unit basis, including (i) earnings per share, reflecting dilution of shares; (ii) gross or pre-tax profits, (iii) post-tax profits, (iv) operating profit; (v) earnings net of or including dividends; (vi) earnings net of or including the after-tax cost of capital, (vii) earnings before (or after) interest and taxes (“EBIT”); (viii) earnings per share from continuing operations, diluted or basic; (ix) earnings before (or after) interest, taxes, depreciation and amortization (“EBITDA”); (x) pre-tax operating earnings after interest and before incentives, service fees and extraordinary or special items; (xi) operating earnings; (xii) growth in earnings or growth in earnings per share; (xiii) total earnings;

(d)

Return on equity, on a corporate, divisional or unit basis; including (i) return on equity, (ii) return on invested capital, (iii) return or net return on assets; (iv) return on net assets; (v) return on equity, (vi) return on gross sales; (vii) return on investment; (viii) return on capital; (ix) return on invested capital; (x) return on committed capital; (xi) financial return ratios; (xii) value of assets; and (xiii) change in assets;

(e)	Cash flow(s), on a corporate, divisional or unit basis, including (i) operating cash flow; (ii) net cash flow, (iii) free cash flow, (iv) cash flow on investment;

(f)	Revenue, on a corporate, divisional or unit basis, including (i) gross or net revenue, and (ii) changes in annual revenues

(g)	Margins, on a corporate, divisional or unit basis, including (i) adjusted pre-tax margin; and (ii) operating margins;

(h)	Income, on a corporate, divisional or unit basis, including (i) net income; and (ii) consolidated net income,

(i)	Economic value added;

(j)

Costs, on a corporate, divisional or unit basis, including (i) operating or administrative expenses, (ii) operating expenses as a percentage of revenue, (iii) expense or cost levels; (iv) reduction of losses, loss ratios or expense ratios; (v) reduction in fixed costs; (vi) expense reduction levels; (vii) operating cost management; and (viii) cost of capital;

(k)

Financial ratings, on a corporate, divisional or unit basis, including (i) credit rating, (ii) capital expenditures, (iii) debt; (iv) debt reduction, (v) working capital; (vi) average invested capital; and (vii) attainment of balance sheet or income statement objectives;

(l)

Market or category share, on a corporate, divisional or unit basis, including (i) market share, (ii) volume; (iii) unit sales volume; (iv) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;

(m)

Shareholder return, including (i) total shareholder return, stockholder return based on growth measures or the attainment of a specified share price for a specified period of time; and (iii) dividends’

(n)

Objective nonfinancial performance criteria on a corporate, divisional or unit basis, including (i) attainment of strategic and business goals, (ii) regulatory compliance; (iii) productivity and productivity improvements; (iv) inventory turnover, average inventory turnover or inventory controls; (v) net asset turnover; (vi) customer satisfaction based on specified objective goals or company-sponsored customer surveys; (vii) employee satisfaction based on specified objective goals or company-sponsored employee surveys; (viii) objective employee diversity goals; (ix) employee turnover; (x) specified objective environmental goals; (xi) specified objective social goals, (xii) specified objective goals in corporate ethics and integrity; (xiii) specified objective safety goals; (xiv) specified objective business integration goals; (xv) specified objective business expansion goals or goals relating to acquisitions or divestitures; (xvi) succession plan development and implementation.

The Committee may provide in any Performance Award that any evaluation of performance shall include or exclude any of the following items: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs; (5) acquisitions or divestitures; (6) unusual nonrecurring or extraordinary items identified in the Company’s audited financial statements, including footnotes; (7) annual incentive payments or other bonuses; or (8) capital charges.

8.04 Settlement of Performance Awards. Prior to settlement of a Performance Award intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Committee shall certify the level of attainment of performance goals and the satisfaction of other material terms of the Award upon which settlement of the Award was conditioned. The Committee may not exercise discretion to increase the amount payable to a covered employee (as defined in Section 162(m)(3)) of the Code in respect of a Performance Award intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section  162(m) of the Code.

8.05 Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals, and the amount of any actual Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

8.06 Additional and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either in addition to, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate. An Award may specify that the Participant is to receive payment from the Company or any Affiliate. Awards granted in addition to other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

8.07 Interest. Unless interest is specifically provided for in this Plan or the Award Agreement, no interest will be paid on Awards. The Award Agreement may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the granting or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

8.08 Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall grant Awards under the Plan and otherwise administer the Plan in a manner so that the grant and exercise of each Award with respect to such a Participant may qualify for an available exemption from liability under Rule 16b-3, Rule 16b-6, or otherwise not be subject to liability under Section 16(b), provided that this provision shall not be construed to limit sales or other dispositions by such a Participant (in connection with an exercise or otherwise), and shall not limit a Participant’s ability to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

IX. Change in Control

9.01 Committee Discretion for Awards that are not 409A Compensation. Unless otherwise provided in the Award Agreement, in the event there is any Change in Control, the Committee may, in its discretion, with respect to any Award or agreement that is not 409A Compensation, without the consent of the Participant, provide for any or all of the following to occur:

(a)	the assumption or substitution of, or adjustment to, such outstanding Award or agreement;

(b)	acceleration of the vesting of such Award and termination of any restrictions or performance conditions on such Award; or

(c)	the cancellation of such Award or agreement for a payment to the Participant in cash or other property I an amount determined by the Committee.

The Committee may provide for the preceding to occur immediately upon the Change in Control or upon the Termination of Service of the Participant initiated by the Company or an Affiliate other than for Cause within a fixed time following the Change in Control. In addition, with respect to any unexercised Option or SAR, the Committee may extend the period for exercising the vested portion thereof for a stated period following such a Termination of Service within such fixed time (but only during the stated term of the Option or SAR).

9.02 Effect of Change in Control on 409A Compensation. Unless otherwise provided at the time of grant of an Award providing for 409A Compensation, in the event there is a Change in Control, and within the one-year period thereafter, an affected Participant has a Termination of Service initiated by the Company or an Affiliate other than for Cause, then such Participant’s outstanding Awards shall thereupon become fully vested, any restrictions or performance conditions on such Award shall thereupon lapse; and the Award shall be settled as promptly as practicable but no more than 30 days following such termination, subject to Section 10.12(b).

X. General Provisions

10.01 Additional Award Forfeiture Provisions. The Committee may condition an Eligible Person’s right to receive a grant of an Award, or a Participant’s right to exercise an Award, to retain Stock, cash or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other property received upon sale of Stock acquired in connection with an Award, upon the Participant’s compliance with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, Directors and Affiliates, or other requirements applicable to the Participant, as determined by the Committee, at the time of grant or otherwise, including during specified periods following Termination of Service.

10.02 Compliance with Legal and Other Requirements.

(a)

The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation (including, without limitation, obtaining any approval, order or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency that the Committee or the Company shall determine to be necessary or advisable), listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Company may consider appropriate, and may require any Participant, as a condition of receiving payment under an Award or delivery of Stock under an Award, to make such representations and covenants, furnish such information and comply with or be subject to such other conditions as the Company deems necessary or advisable in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)

Without limiting the generality of the foregoing, no Stock or other form of payment shall be delivered with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal, state and other securities laws. All certificates, or book-entry accounts, for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Stock is then listed and any applicable federal, state or other securities laws, and the Company may cause a legend or legends to be placed on any such certificates, or notations on such book-entry accounts, to make appropriate reference to such restrictions. The foregoing provisions of this paragraph 10.02(b) shall not be effective with respect to Awards held by United States residents (a) if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, and the Stock is a “covered security” within the meaning of Section 18 of the Securities Act of 1933 , as amended, or (b) if and so long as the Company determines that application of such provisions are no longer required or desirable. Without limiting the foregoing, the Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any shares of Stock delivered under the Plan, including, without limitation, restrictions under the Company’s insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers.

10.03 Designation of Beneficiary. By written instrument filed with the Company during the Participant’s lifetime in a manner specified by the Committee in the Award Agreement or in the Committee’s rules and procedures of general application, each Participant may file with the Committee a written designation of one or more persons or revocable trusts as the Beneficiary who shall be entitled to receive the amount, if any, payable hereunder after the Participant’s death or to exercise an Award or to receive settlement of an Award after the Participant’s death. No such designation of Beneficiary shall be effective until filed with the Committee. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee prior to the Participant’s death shall be controlling. If no such Beneficiary designation is in effect at the time of the Participant’s death, or if no designated Beneficiary survives the Participant, the Participant’s estate shall be deemed to have been designated his or her Beneficiary and the executor or administrator thereof shall receive the amount, if any, payable hereunder and shall be entitled to exercise or receive settlement of an Award after the Participant’s death. If the Committee is in doubt as to the right of any person as Beneficiary, the Company may retain any amount in question until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

10.04 Tax Provisions.

(a)

Withholding. The Company and any Affiliate is authorized to withhold, at the time of grant or settlement or other time as appropriate, from any Award or Account, any payment relating to an Award or Account, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld by the Company or Affiliate. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of the Company’s (or an Affiliate’s) withholding obligations in the discretion of the Committee. Unless the Committee otherwise specifies, Participants shall satisfy withholding tax amounts by having the Company (or an Affiliate) withhold from the Stock to be delivered upon exercise of an Option or vesting or settlement of a Stock Award that number of shares of Stock having a Fair Market Value equal (but not in excess of) to the minimum amount required by law to be withheld, and any additional required withholding shall be satisfied in cash.

(b)

Required Consent to and Notification of Section 83(b) Election of the Code. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(c)

Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Committee of such disposition within ten days thereof.

(d)

Payment of Tax Amount. Notwithstanding anything herein to the contrary, in the event the Internal Revenue Service should finally determine that an Award that has not been settled is nevertheless required to be included in the Participant’s or a Beneficiary’s gross income for federal income tax purposes, then an amount necessary to pay the minimum applicable federal, state or local income taxes on such includible value shall be distributed with respect to the Award in a lump sum cash payment within sixty (60) days after such determination, without the requirement of separate approval by the Committee. A “final determination” of the Internal Revenue Service is a determination in writing ordering the payment of additional tax, reporting of additional gross income or otherwise requiring an Account or portion thereof to be included in gross income, which is not appealable or which the Participant or Beneficiary does not appeal within the time prescribed for appeals. For avoidance of doubt, this Section 10.04(d) applies to all Awards and Accounts both 409A Compensation and non-409A Compensation.

(e)

Participant Responsibility. Each Participant is solely responsible for all taxes of any nature imposed on the Participant in connection with any Award, including without limitation any taxes under Section 409A or Section 4999 of the Code. Nothing in this Plan or any Award Agreement shall be construed to guarantee the tax consequences to the Participant of any Award.

10.05 Limitation on Benefits.

(a)

In the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) (a “Payment”) would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Participant to this Plan (such payments or distributions pursuant to this Plan are hereinafter referred to as “Plan Payments”) shall be reduced to the Reduced Amount. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Plan Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. Such reduction shall be applied after any reduction to zero if necessary under the Walgreen Co. Executive Severance and Change Of Control Plan but before any reduction of any other payments that are not Plan Payments unless the plan or agreement calling for such payments expressly provides to the contrary making specific reference to this Plan. Anything to the contrary notwithstanding, if the

Reduced Amount is zero and it is determined further that any Payment which is not a Plan Payment would nevertheless be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of Payments which are not Plan Payments shall also be reduced (but not below zero) to an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

(b)

The Committee shall select a firm of certified public accountants of national standing, (the “Accounting Firm”), which may be the firm regularly auditing the financial statements of the Company. The Accounting Firm shall make all determinations required to be made under this Section and shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the Termination of Service or such earlier time as is requested by the Company and an opinion to the Participant that he has substantial authority not to report any Excise Tax on his Federal income tax return with respect to any Payments. Any such determination by the Accounting Firm shall be binding upon the Company and the Participant. The Accounting Firm shall determine which and how much of the Plan Payments or Payments, as the case may be, shall be eliminated or reduced consistent with the requirements of this Section 10.05, provided that, if the Accounting Firm does not make such determination within 15 business days of the Termination of Service the Company shall elect which and how much of the Plan Payments or Payments, as the case may be, shall be eliminated or reduced consistent with the requirements of this Section 10.05 and shall notify the Participant promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Participant such amounts as are then due to the Participant under this Plan.

(c)

As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Plan Payments or Payments, as the case may be, will have been made by the Company which should not have been made (“Overpayment”) or that additional Plan Payments or Payments, as the case may be, which will not have been made by the Company could not have been made (“Underpayment”), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Participant which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, promptly on notice and demand the Participant shall repay to the Company any such Overpayment paid or distributed by the Company to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such amount shall be payable by the Participant to the Company if and to the extent such payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

10.06 Amendment and Termination of the Plan. The Company, acting through its Board directly or on the recommendation of the Committee, may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable federal or state statutory or regulatory requirements or applicable exchange listing requirements; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless the Committee determines that such action would result in an income tax penalty on the Participant).

10.07 No Repricing. Without the approval of shareholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange. In addition, and for avoidance of doubt, none of the following is permitted to occur without approval of shareholders: (a) lowering the grant price of outstanding Options and SARs, and (b) cancelling outstanding Options and SARs in exchange for cash, other Awards, or replacement Options and SARs with grant prices that are less than the grant prices of the cancelled Options or SARs.

10.08 Clawback; Right of Setoff. Awards are subject to the Company’s policy on recoveries and such other terms and conditions as the Committee may impose. The Company or any Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or an Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section. Notwithstanding the foregoing, no setoff form 409A Compensation may be made if it results in acceleration or deferral of the permitted payment date under Section  409A of the Code.

10.09 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code, and such other arrangements may be either applicable generally or only in specific cases.

10.10 Treatment of Awards by Other Plans. No Award shall be treated as compensation for the purpose of determining benefits based on compensation under any other plan or arrangement of the Company or any Affiliate unless such plan or arrangement provides to the contrary making specific reference to this Plan or to such form of compensation under a Former Plan.

10.11 Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration, or if less, the Fair Market Value on the date of forfeiture of the Stock for which the Participant paid. Distributions in Stock shall be made in whole shares only, with the value of any fractional share distributed in cash.

10.12 Considerations Under Section 409A of the Code.

(a)

Construction in Compliance with Code Section 409A. The Company intends that none of the grant, exercise, settlement or amendment or termination of any Award under the Plan will cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A. The provisions of the Plan and any Award Agreement shall be construed consistent with that intent.

(b)	Six-Month Delay. Any distribution or settlement of 409A Compensation triggered by the Termination of Service of a Specified Employee that would otherwise be made prior to the

Deferred Distribution Date (as defined below) shall not occur earlier than the Deferred Distribution Date. The “Deferred Distribution Date” is the day that is six (6) month and one (1) day after a Participant’s Termination of Service (or the Specified Employee’s date of death, if earlier).

(c)

Certain Grandfathered Awards. Awards under a Pre-Existing Plan that are “grandfathered” under Section 409A of the Code and that, but for such grandfathered status, would be deemed to be subject to Section 409A of the Code shall be subject to the terms and conditions of the applicable Pre-Existing Plan, provided that if any provision adopted by amendment to a Pre-Existing Plan or an Award Agreement after October 3, 2004, would constitute a material modification of such grandfathered Award, such provision will not be effective as to such Award unless so stated by the Committee in writing with specific reference to revoking such grandfathered status.

10.13 Governing Law. The Plan and all agreements and forms hereunder shall be construed in accordance with and governed by the laws of the State of Illinois without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

10.14 Awards to Participants Outside the United States. The Committee may adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for a Participant or group of participants who are then resident or primarily employed outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized (a) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of evidence of Stock ownership which vary with local requirements and (b) to adopt sub-plans, and Plan addenda as the Committee deems desirable, to accommodate foreign laws, regulations and practice; and (C) to modify the terms of any Award under the Plan in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.

10.15 Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or an Affiliate, (ii) interfering in any way with the right of the Company or an Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award. Neither the Plan nor any action taken hereunder shall be construed to alter the status of any Eligible Person or Participant as an employee at will. Except as expressly provided in the Plan or an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

10.16 Severability; Entire Agreement. If any of the provisions of this Plan or any Award Agreement are finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of provision of a restrictive covenant applicable to an Award pursuant to Section 10.01 (a “Restrictive Covenant”) is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder; and further provided that if any portion of a Restrictive Covenant is finally held to be invalid, illegal or unenforceable notwithstanding such modification or because such modification of the acceptable scope does not cure such invalidity, illegality or unenforceability, such provision shall not be severable, the entire Award shall be deemed invalid, illegal and unenforceable; the Company and its Affiliates shall have no liability or obligation respecting such Award, and the Participant shall forthwith restore to the Company any payment or settlement previously made pursuant to that Award. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

10.17 Plan Term. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan, and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; subject to Section 7.01(C)(iii) regarding Incentive Stock Options.

10.18 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

10.19 General Creditor Status. With respect to any award other than Restricted Stock Shares, each Participant and Beneficiary shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Participant or Beneficiary hereunder. All payments to persons entitled to benefits hereunder shall be made out of the general assets of the Company and shall be solely the obligation of the Company. To the extent the Plan is a promise by the Company to pay benefits in the future and it is the intention of the Company and Participants that the Plan be “unfunded” for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended).

Dated:

WALGREEN CO.

By:
Title:

108 WILMOT ROAD DEERFIELD, IL 60015	INSTRUCTIONS FOR VOTING BY THE INTERNET, TELEPHONE OR MAIL
Walgreen Co. encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on January 8, 2013.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 8, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 8, 2013. Have your proxy card in hand when you access the web site and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Walgreen Co., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, for delivery prior to the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M27664-P01607-Z54092	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WALGREEN CO.
If you wish to vote in accordance with the Board of Directors recommendations, just sign below.
The Board of Directors recommends that you vote FOR all nominees for director. (Your proxy holders will vote FOR the election of the following nominees unless you indicate otherwise.)
1.	Election of 13 Directors:

	Nominees:		For	Against	Abstain

	1a.	Janice M. Babiak	☐	☐	☐

	1b.	David J. Brailer	☐	☐	☐

	1c.	Steven A. Davis	☐	☐	☐

	1d.	William C. Foote	☐	☐	☐

	1e.	Mark P. Frissora	☐	☐	☐

	1f.	Ginger L. Graham	☐	☐	☐

	1g.	Alan G. McNally	☐	☐	☐

	1h.	Dominic P. Murphy	☐	☐	☐

	1i.	Stefano Pessina	☐	☐	☐

	1j.	Nancy M. Schlichting	☐	☐	☐

	1k.	Alejandro Silva	☐	☐	☐

	1l.	James A. Skinner	☐	☐	☐

	1m.	Gregory D. Wasson	☐	☐	☐

Vote on Proposals
The Board of Directors recommends that you vote FOR proposals 2, 3 and 4. (Your proxy holders will vote FOR each of the following proposals unless you indicate otherwise.)		For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐
3.	Approval of the Walgreen Co. 2013 Omnibus Incentive Plan.	☐	☐	☐
4.	Ratify the appointment of Deloitte & Touche LLP as Walgreen Co.’s independent registered public accounting firm.	☐	☐	☐
The Board of Directors recommends that you vote AGAINST proposal 5. (Your proxy holders will vote AGAINST proposal 5 unless you indicate otherwise.)
		For	Against	Abstain
5.	Shareholder proposal on a policy regarding accelerated vesting of equity awards of senior executives upon a change in control.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign your name(s) as it appear(s) on this proxy. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ANNUAL MEETING

The Walgreen Co. Annual Meeting of Shareholders will be held January 9, 2013, at 2:00 p.m., Central Standard Time, in the Grand Ballroom of Navy Pier. A map detailing directions to the meeting is shown at right. An admission ticket is included in this mailing. You will not be admitted without a ticket.

Shareholders should use Entrance 2, Lobby 3 for access to the Grand Ballroom. Please follow posted signs. If you park in a Navy Pier parking garage, please pick up a pre-paid voucher at our registration desk. A trolley service will run from the Navy Pier parking garages to Entrance 2, Lobby 3.

If you require assistance, wheelchairs will be available at the base of the elevators as you enter Lobby 3.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on January 9, 2013:

The Notice and Proxy Statement and fiscal 2012 Annual Report are available at www.proxyvote.com.

M27665-P01607-Z54092

WALGREEN CO.
Annual Meeting Proxy Card Proxy solicited on behalf of the Board of Directors

The undersigned hereby appoints JAMES A. SKINNER, STEVEN A. DAVIS and GREGORY D. WASSON, or any of them, with full power of substitution, as attorneys and proxies to vote all shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of WALGREEN CO. to be held in the Grand Ballroom of Navy Pier, 600 East Grand Avenue, Chicago, Illinois, on Wednesday, January 9, 2013 (and any adjournment thereof), upon the matters referred to on the reverse side and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting or any adjournment thereof.

This proxy, when properly executed, will be voted as directed. If no direction is specified, this proxy will be voted FOR proposals 1, 2, 3 and 4, AGAINST proposal 5, and in the discretion of the proxyholders on such other matters as may properly come before the meeting or any adjournment thereof. The proxyholders reserve the right in their discretion to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)